                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                            ----------------------

                                AMENDMENT NO. 1
                                   TO FORM S-1
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                             ----------------------

                                  CASMYN CORP.
             (EXACT NAME OF THE COMPANY AS SPECIFIED IN ITS CHARTER)

                                     0-14136
                                     -------

                             SEC FILE NO. 333-08341


         COLORADO                                1081                        84-0987840
(STATE OR OTHER JURISDICTION         (PRIMARY STANDARD INDUSTRIAL  (IRS EMPLOYER IDENTIFICATION
 OF INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NO.)     NUMBER)

                           1335 GREG STREET, UNIT #104
                              SPARKS, NEVADA 89431
                                 (702) 331-5524
    ________________________________________________________________________
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF THE COMPANY'S PRINCIPAL EXECUTIVE OFFICES)

                               JENKENS & GILCHRIST
                           A PROFESSIONAL CORPORATION
                                1445 ROSS AVENUE
                                   SUITE 3200
                              DALLAS, TEXAS  75202
                                 (214) 855-4500

 ______________________________________________________________________________
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)

Approximate date of commencement of proposed sale to the public:

If any of the securities registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [ X ]

==========================================================================================
        TITLE OF EACH             AMOUNT       PROPOSED       PROPOSED
     CLASS OF SECURITIES          TO BE        MAXIMUM        MAXIMUM
      TO BE REGISTERED          REGISTERED  OFFERING PRICE    AGGREGATE     REGISTRATION
                                              PER SHARE       OFFERING         FEE (1)
                                                               PRICE
- ------------------------------------------------------------------------------------------
Common Stock, $.04 par value    4,371,267      $13.00       $31,491,245       $10,859
==========================================================================================

 (1) ESTIMATED SOLELY FOR PURPOSES OF CALCULATING THE REGISTRATION FEE IN ACCORDANCE WITH RULE 457 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a) MAY DETERMINE.

                                  CASMYN CORP.

                              CROSS REFERENCE SHEET



         ITEM NUMBER AND CAPTION OF FORM S-1           CAPTION IN PROSPECTUS
         -----------------------------------           ---------------------
1.      Forepart of Registration Statement and       Facing Page; Cross Reference Sheet; Outside
        Outside Front Cover Page of Prospectus       Front Cover Page of Prospectus

2.      Inside Front and Outside Back Cover Pages    Inside Front and Outside Back Cover Pages
        of Prospectus                                of Prospectus

3.      Summary Information, Risk Factors, Ratio     Prospectus Summary; Risk Factors
        of Earnings to Fixed Charges

4.      Use of Proceeds                              Use of Proceeds

5.      Determination of Offering Price              Not Applicable

6.      Dilution                                     Not Applicable

7.      Selling Security Holders                     Plan of Distribution

8.      Plan of Distribution                         Plan of Distribution

9.      Description of Securities to be Registered   Description of the Company's Securities

10.     Interests of Named Experts and Counsel       Experts; Legal Matters

11.     Information with Respect to Registrant       Front Cover Page; Prospectus Summary; Risk
                                                     Factors; Capitalization; Selected Consolidated
                                                     Financial Data; Analysis of Financial Condition
                                                     and Results of Operations; Casmyn Corp.; Management;
                                                     Principal Shareholders; Description of the
                                                     Company's Securities

12.     Disclosure of Commission Position on         Not Applicable
        Indemnification for Securities
        Act Liabilities


                                4,371,267 SHARES



                                  CASMYN CORP.



                                  COMMON STOCK





    This Prospectus relates to 4,371,267 shares of common stock, par value $.04 per share (the "common stock"), of Casmyn Corp. (the "Company") that may be offered and sold from time to time by certain shareholders of the Company
(the "Selling Shareholders.").   Such shares consist of (i) 2,805,791 shares
of common stock that were issued in private placements, (ii) 833,333 shares of common stock issuable in connection with the conversion of a $5,000,000 convertible debenture, and (iii) 732,143 shares of common stock issuable upon the exercise of warrants. The Company will not receive any of the proceeds from the sale of shares by the Selling Shareholders. See "Plan of Distribution."


    The common stock of the Company is traded in the over-the-counter market and is listed in the "Pink Sheets" maintained by members of the National Association of Securities Dealers, Inc. under the symbol CMYN. On September 5, 1996, the last reported sale price for the Company's common stock was $14.50 per share. See "Price Range of Common Stock."



               PROSPECTIVE PURCHASERS SHOULD CONSIDER THE FACTORS
                  SPECIFIED UNDER THE CAPTION "RISK FACTORS."



                            ________________________




     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                            ________________________





September 6, 1996

                               AVAILABLE INFORMATION



    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street N.W., Washington, D.C. 20549, and at the following Regional Offices or public reference facilities of the Commission: 230 South Dearborn Street, Chicago, Illinois 60604, and 75 Park Place, 14th Floor, New York, New York 10007. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 FIFTH STREET N.W., WASHINGTON, D.C. 20549 AT PRESCRIBED RATES.

    Additional information regarding the Company and the shares offered hereby is contained in the Registration Statement on Form S-1, of which this Prospectus forms a part and the exhibits and schedules relating thereto filed with the Commission under the Securities Act of 1933, as amended (the "1933 Act"). For further information pertaining to the Company and such shares, reference is made to the Registration Statement and the exhibits and schedules thereto, which may be inspected without charge at, and copies thereof may be obtained at prescribed rates from, the offices of the Commission at 450 Fifth Street N.W., Washington, D.C. 20549.

                                TABLE OF CONTENTS


PROSPECTUS SUMMARY                                                            4

  THE COMPANY                                                                 4

  THE OFFERING                                                                4

  AVAILABLE INFORMATION                                                       2

  SUMMARY CONSOLIDATED FINANCIAL INFORMATION                                  5


RISK FACTORS                                                                  6

USE OF PROCEEDS                                                               8

PRICE RANGE OF COMMON STOCK AND DIVIDENDS                                     8

CAPITALIZATION                                                                9

SELECTED CONSOLIDATED FINANCIAL DATA                                         10

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS                                                    11

PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS                                  15

CASMYN CORP.                                                                 20

MANAGEMENT                                                                   34

SUMMARY COMPENSATION TABLE                                                   37

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR                                       39

AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR END OPTION/SAR VALUES                                        41

LONG TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR                       41

PRINCIPAL SHAREHOLDERS                                                       44

LEGAL PROCEEDINGS                                                            45

DESCRIPTION OF THE COMPANY'S SECURITIES                                      46

PLAN OF DISTRIBUTION                                                         47

EXPERTS                                                                      48

LEGAL MATTERS                                                                49

FINANCIAL STATEMENTS                                                          F

PART II -- INFORMATION NOT REQUIRED IN PROSPECTUS                            II

                                PROSPECTUS SUMMARY


THE FOLLOWING INFORMATION IS QUALIFIED IN ITS ENTIRETY BY THE DETAILED INFORMATION AND CONSOLIDATED FINANCIAL STATEMENTS APPEARING ELSEWHERE IN THIS PROSPECTUS, ALL OF WHICH SHOULD BE READ CAREFULLY AND THOROUGHLY.


                                   THE COMPANY


The Company's focus is global natural resource development based on a strategy of applying the effective use of advanced technologies to products and services oriented toward providing efficient, cost effective and profitable solutions to global environmental and resource development challenges. Primary challenges currently being addressed include mineral resources development and water treatment in developing countries.

The business activities of the Company have centered around mineral resource development. The primary focus to date has been the acquisition and exploration of precious mineral resource properties in South Africa and Zimbabwe and research and development related to minerals testing, process engineering and environmental technologies. In addition, the Company has positioned itself in the environmental industry through an investment in the preferred stock of Vector Environmental Technologies, Inc., ("VETI") a Delaware corporation, a company controlled by the Company. VETI is currently focused primarily on the development, manufacture, sale and management of water treatment equipment and facilities. Therefore, the Company and its wholly-owned and majority-owned, through voting control, subsidiaries, are considered to operate in two business segments, mining and environmental technologies, principally water treatment systems.

On January 31, 1996, Casmyn Corp. (Company) acquired 100% of the shares of a group of five (5) private mining companies (the "Acquired Companies") controlled by the Muir Family in Zimbabwe through E.W.B. Properties (Private) Limited:
Matabeleland Minerals (Private) Limited, Greenhorn Mines (Private) Limited, Morven Mining (Private) Limited, Motapa Minerals (Private) Limited and Turk Mines (Private) Limited. The Acquired Companies own mining claims controlling gold and silver mineral rights on properties that lie within the Bubi Greenstone Belt, which is one of the largest greenstone formations in Zimbabwe and include numerous shafts, mining equipment and mineral processing mills with a total capacity of 1,000 tonnes per day. The Company estimates that total gold resources at the Turk Mines are 5,000,000 ounces. Independent engineering studies are currently underway which may cause this estimate to change. The Company has commenced gold mining operations and is in the process of upgrading and retro-fitting various mine facilities.

                                  THE OFFERING

This Prospectus relates to 2,805,791 shares of common stock that have been previously issued, 732,143 shares of common stock issuable upon the exercise of warrants and 833,333 shares of common stock issuable under a convertible debenture. The Company will not receive any of the proceeds from the sale of shares by the Selling Shareholders.

                    SUMMARY CONSOLIDATED FINANCIAL DATA
                  (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                                      PRO FORMA (1)
                                                              HISTORICAL                        --------------------------
                                         -----------------------------------------------------                    NINE
                                                                                                    YEAR         MONTHS
                                                                           NINE MONTHS ENDED        ENDED         ENDED
                                            YEAR ENDED SEPTEMBER 30,                              SEPTEMBER       JUNE
                                                                                JUNE 30,              30,          30,
                                         -------------------------------  --------------------  -------------  -----------
                                           1993       1994       1995       1995       1996         1995          1996
                                         ---------  ---------  ---------  ---------  ---------  -------------  -----------
STATEMENT OF OPERATIONS DATA:
Total revenues                           $      75  $     601  $     382  $     375  $   1,066    $   2,723     $   1,939
Loss from operations                        (1,566)    (4,189)    (6,400)    (4,278)    (5,139)      (6,015)       (4,985)
Other income, net                            1,272      4,879      3,325      2,067        706        3,035           895
Income (loss) from continuing
 operations                                   (294)      (690)    (3,075)    (2,211)    (4,433)   $  (2,980)    $  (4,090)
                                                                                                -------------  -----------
                                                                                                -------------  -----------
Gain (loss) from discontinued
 operations                                   (292)      (643)        33         32        - -
                                         ---------  ---------  ---------  ---------  ---------
Net income (loss)                        $    (586) $      47  $  (3,042) $  (2,179) $  (4,433)
                                         ---------  ---------  ---------  ---------  ---------
                                         ---------  ---------  ---------  ---------  ---------
Income (loss) per common share:
  Income (loss) from continuing
   operations                            $   (0.09) $    0.14  $   (0.40) $   (0.29) $   (0.71)   $   (0.23)    $   (0.38)
                                                                                                -------------  -----------
                                                                                                -------------  -----------
  Income (loss) from discontinued
   operations                                (0.09)     (0.13)         -                     -
                                         ---------  ---------  ---------  ---------  ---------
Net income (loss)                        $   (0.18) $    0.01  $   (0.40) $   (0.29) $   (0.71)
                                         ---------  ---------  ---------  ---------  ---------
Weighted average common shares
 outstanding                                 3,244      4,946      7,651      7,575      6,271       12,735        10,775
                                         ---------  ---------  ---------  ---------  ---------  -------------  -----------
                                         ---------  ---------  ---------  ---------  ---------  -------------  -----------



                                                                                                JUNE 30, 1996
                                                                                        --------------------------
                                                                                                           PRO
                                                                                         HISTORICAL     FORMA (2)
                                                                                        -------------  -----------
BALANCE SHEET DATA:
Working capital.......................................................................   $     4,652    $  12,317
Total assets..........................................................................        27,502       35,048
Convertible debt......................................................................         5,000            -
Stockholders' equity..................................................................        19,572       31,995


- ------------------------

(1) Gives effect to the acquisitions of the Zimbabwe properties, 100% of the common shares of Auromar Development Corporation and a 65% interest in WestAmerica Corporation, and the issuance of common stock upon conversion of the convertible debt and the exercise of the warrants. It is assumed that these transactions took place on October 1, 1994. See "Pro Forma Consolidated Financial Statements."


(2) Includes the effect of the acquisition of the Zimbabwe properties which occurred on January 31, 1996 and the acquisition of the interest in WestAmerica Corporation which occurred on May 24, 1996 and assumes the acquisitions of Auromar Development Corporation and the interest in WestAmerica Corporation and the issuance of the common stock upon conversion of the convertible debt and the exercise of the warrants occurred on June 30, 1996. Also includes reclassification of investment in Auromar shares of $204 to treasury stock. See "Pro Forma Consolidated Financial Statements."

                                   RISK FACTORS

PROSPECTIVE PURCHASERS SHOULD CONSIDER CAREFULLY THE FOLLOWING FACTORS RELATING TO THE BUSINESS OF THE COMPANY AND THIS OFFERING, TOGETHER WITH THE INFORMATION AND FINANCIAL DATA SET FORTH ELSEWHERE IN THIS PROSPECTUS, PRIOR TO PURCHASING ANY SHARES OF COMMON STOCK OFFERED HEREBY.

LIMITED OPERATING HISTORY UNDER CURRENT MANAGEMENT

The Company has only been operating under its current management since March 1994. Since that time, it has engaged in limited business operations and is still in the process of acquiring and developing mineral properties and technologies for its business plans, and it has been operating with losses. There is no assurance that the Company will be able to generate the revenues necessary to be profitable or that it will be successful if forced to seek additional funds for further development of its current mining properties and technologies. (See "Casmyn Corp. - Business Of the Company", "Casmyn Corp. - Management Of the Company", "Certain Transactions" and "Financial Statements.")

RELIANCE ON OUTSIDE FINANCING

The Company's management believes that in the long term it will be able to generate revenues sufficient to fund its operations and continue with its proposed business plans. However, to complete current projects under development and should the Company expand its operations and/or make acquisitions that would require substantial sums of money, it will have to seek additional debt or equity financing. There can be no assurance that such financing would be available on terms acceptable to the Company, as and when needed. Since inception, the Company's operations have been financed, in part, through private sales of the Company's securities and private loans. (See "Certain Transactions" and "Financial Statements.")

RELIANCE UPON OFFICERS AND DIRECTORS

The Company is wholly dependent, at present, upon the personal efforts and abilities of its officers and directors. The loss of one or more of its officers or directors could have a material adverse effect on the Company's operating results. While the Company will solicit business through its officers and directors, there can be no assurance as to the volume of business, if any, which the Company may obtain, or that its operations will prove to be as profitable as presently anticipated. (See "Casmyn Corp. - Management Of the Company" and "Certain Transactions.")

CONFLICTS OF INTEREST

The Company anticipates obtaining certain of its products and services from companies of which its officers, directors and principal shareholders are officers, directors and/or principal shareholders. All such products and services will be obtained by the Company at terms competitive in the marketplace and at least as favorable to the Company as would be obtained by a third party. The Company has previously engaged, and will continue to engage in certain transactions with its officers, directors, and principal shareholders and will endeavor to insure that such transactions will be as favorable to the Company as comparable arms-length transactions would be. (See "Casmyn Corp. - Business Of the Company" and "Certain Transactions.")

RECENT UNPROFITABILITY

Despite the business experience of the officers, directors and principal shareholders of the Company, the Company has been operating at a loss and has not been profitable since 1994, when Mr. Dahya acquired majority ownership. There can be no assurance the Company will be productive and/or profitable in the future, or that such productivity and/or profitability, if attained, will be sufficient to permit the Company to be successful in the future or to expand or continue to operate. (See "Casmyn Corp. - Business Of the Company.")

COMPETITION

There is intense competition in the mineral exploration and development and environmental products industries in which the Company operates. Many of the Company's competitors have greater financial and other resources, better distribution networks and/or greater name recognition than the Company.
There can be no assurance that the Company will be able to successfully compete in these industries. (See "Casmyn Corp. - Business Of the Company.")

GOVERNMENTAL REGULATIONS

The environmental products and mineral exploration and development activities of the Company are significantly impacted by environmental, health and import/export related government regulations and programs which the Company must comply with. If additional regulations were to be implemented, there can be no assurance that the Company would be able to comply with them without incurring substantial additional costs for compliance therewith.
(See "Casmyn Corp. - Business Of the Company.")

The mining operations of the Company, through its wholly-owned subsidiaries, Casmyn Mining Corporation and Casmyn Zimbabwe (Private) Ltd, are conducted primarily through its offices in South Africa and Zimbabwe. Casmyn Mining Corporation is qualified to do business in South Africa and, as such, is subject to the laws of that country, which includes permits to allow the Company to conduct exploration activities on optioned properties.

COMPLIANCE WITH ENVIRONMENTAL LAWS


The mining operations of the Company are directed at determining the presence of economically viable mineral resource deposits on properties under option in South Africa. It is the Company's intention, once such mineral resource deposits are discovered, to identify a joint venture partner to develop and operate the mining properties. Under the South Africa Minerals Act, 1991, the Company and/or its joint venture partner are responsible for development of an environmental impact assessment and an environmental management program for the proposed mining venture which must be approved prior to the start of exploration and/or mining operations. The cost of environmental compliance relating to mineral development is estimated by management to be immaterial as of September 30, 1995 due to the nature of the Company's exploration activities. Through January 31, 1996, the Company did not have any producing mining properties. On Janaury 31, 1996, the Company acquired various gold mining properties and processing facilities in Zimbabwe and has begun mining and processing gold at those facilities. The Company is in compliance with environmental laws of Zimbabwe.


RISK OF DEVELOPMENT, CONSTRUCTION AND MINING OPERATIONS

Should the Company, alone or with a joint venture partner, decide to proceed with development of a mineral resource property, the ability to meet cost estimates and construction and production time estimates cannot be assured. Technical considerations, delay in obtaining governmental approvals, inability to obtain financing or other factors could cause delays in developing mineral resource properties.

The businesses of gold and/or diamond mining are subject to a variety of risks and hazards, including environmental hazards, industrial accidents, flooding and the discharge of toxic chemicals. The Company (and its joint venture partners, when identified) intend to obtain insurance in amounts the Company considers to be adequate to protect itself against certain of these risks of mining and processing. However, the Company may become subject to liability for certain hazards for which it cannot obtain insurance or which it may elect not to obtain insurance against because of premium costs or other reasons.

EXPLORATION PROGRAMS

A major part of the Company's business is the exploration of its existing properties and the evaluation and pursuit of potential new prospects in the exploration stage or of interests in companies which own such properties. Substantial expenditures may be incurred in an attempt to establish the economic feasibility of mining operations by identifying mineral deposits and establishing reserves through drilling and other techniques, designing facilities and planning mining operations. The economic feasibility of a project depends on numerous factors, including the cost of mining and production facilities required to extract the desired minerals, the total mineral deposits that can be mined using a given facility, the proximity of the mineral deposits to a user of the minerals, and the market price of the minerals at the time of sale. There is no assurance that existing or future exploration programs or acquisitions will result in the identification of deposits that can be mined profitably.

NO CASH DIVIDENDS

The Company has never paid and has no present plans to pay any cash dividends on its common stock. The Company currently intends to retain its earnings to finance the growth and development of its business. See "Price Range of Common Stock and Dividends."

                              USE OF PROCEEDS

This Prospectus relates to shares of Common Stock that may be offered and sold from time to time by the Selling Shareholders. See "Plan of Distribution." There will be no proceeds to the Company from the conversion of the convertible debenture into common stock or from previously completed private placements of common stock. The Company would receive $7,785,716 in proceeds (net of approximately $125,000 which is the estimated cost of this offering) from the exercise of warrants. Such proceeds are expected to be used for mineral property development and general corporate purposes.

                 PRICE RANGE OF COMMON STOCK AND DIVIDENDS

The shares of Common Stock of the Company are traded in the over-the-counter market in the "pink sheets" by members of the National Association of Securities Dealers, Inc. The following table identifies the high/low or bid/asked sales prices per share based upon information obtained from the National Daily Quotation Service, for each quarterly period, and the last six
(6) months, since acquisition of the Company by present Management:


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
QUARTER
ENDING DATE                                      HIGH              LOW
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
July 1, 1996 through September 5, 1996         $ 16.50           $ 14.50
- --------------------------------------------------------------------------------
June 30,1996                                   $ 18.00           $ 15.00
- --------------------------------------------------------------------------------
March 31, 1996                                 $ 20.00           $ 16.00
- --------------------------------------------------------------------------------
December 31, 1995                              $ 21.50           $  8.00
- --------------------------------------------------------------------------------
September 30, 1995                             $  9.00           $  6.00
- --------------------------------------------------------------------------------
June 30, 1995                                  $  8.50           $  6.00
- --------------------------------------------------------------------------------
March 31, 1995                                 $  8.00           $  7.00
- --------------------------------------------------------------------------------
December 31, 1994                              $  9.687          $  7.75
- --------------------------------------------------------------------------------
September 30, 1994                             $ 13.50           $  8.125
- --------------------------------------------------------------------------------
June 30, 1994                                  $ 13.00           $   .95
- --------------------------------------------------------------------------------
March 31, 1994 *                                 nil                nil
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


The Company has never paid and has no present plans to pay any cash dividends on its common stock. The Company currently intends to retain its earnings to finance the growth and development of its business.

As of June 30, 1996, there were 7,286,992 shares of the Company's Common Stock issued and outstanding.

The Company believes that as of June 30, 1996 there were approximately 100 holders of common stock of record or through nominee or street name accounts with brokers.


On September 5, 1996 the last day of trading for shares of the Company's Common Stock prior to the date of this Prospectus, the closing price in the over the-counter market for the Company's Common Stock was $14.50.


* Trading activity prior to March 31, 1994 was nil.

                                 CAPITALIZATION

The following table sets forth as of June 30, 1996 the actual consolidated capitalization of the Company, the consolidated pro forma acquisitions capitalization to give effect to the acquisitions of the common stock of Auromar Development Corporation and WestAmerica Corporation and the consolidated pro forma as adjusted capitalization of the Company to give effect to the Offering for those shares that are being registered that are issuable upon exercise of warrants and upon conversion of a convertible debenture. This table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Pro Forma Consolidated Financial Statements," and the Consolidated Financial Statements and Notes thereto.



                         June 30, 1996 (in thousands)
- --------------------------------------------------------------------------------
                                       Actual      Pro Forma       Pro-Forma As
                                                 Acquisitions(1)    Adjusted(2)
                                     ---------   ---------------   ------------
Convertible debt                     $   5,000      $   5,000        $      -
                                     ---------   ---------------   ------------
Stockholders' Equity:
Preferred stock, $.10 par value;
 20,000 shares authorized; 2,707
 shares issued and outstanding             271            271             271
Common stock, $.04 par value;
 300,000 shares authorized; issued
 and outstanding: 7,285 shares
 actual; 10,199 shares pro forma
 acquisitions; 11,764 shares pro
 forma as adjusted (3)                     292            409             472
Additional paid-in capital              27,854         27,823          40,301
Accumulated deficit                     (8,501)        (8,501)         (8,501)
Less:  treasury stock                      (25)          (229)           (229)
Foreign currency translation
 adjustment                               (319)          (319)           (319)
                                     ---------   ---------------   ------------
Total stockholders' equity              19,572         19,454          31,995
                                     ---------   ---------------   ------------
Total capitalization                 $  24,572      $  24,454        $ 31,995
                                     ---------   ---------------   ------------
                                     ---------   ---------------   ------------

- -----------

(1) Gives effect to the issuance of 2,702 shares of common stock in the acquisition of 100% of the common shares of Auromar Development Corporation, the issuance of 237 additional common shares to the holder of the convertible debentures pursuant to the Auromar acquisition. See "Pro Forma Consolidated Financial Statements" and "Business of the Company."



(2)  Gives effect to the common stock issued in the acquisitions discussed in
(1) above, the issuance of 833 shares of common stock upon conversion of the convertible debenture, and a total of 732 shares of common stock upon the exercise of warrants. Also includes an increase in additional paid-in capital of $245 to reflect the adjustment of unamortized debt issuance costs related to convertible debt and the reclass of investment in Auromar shares of $204 to treasury stock.


(3) The number of common shares issued and outstanding do not include shares of common stock issuable upon the exercise of outstanding stock options. See "Employee Stock Option Plan."

                      SELECTED CONSOLIDATED FINANCIAL DATA
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

The selected consolidated historical financial data presented below as of and for the years ended September 30, 1993, 1994 and 1995 are derived from the Company's audited consolidated financial statements. The selected consolidated historical financial data as of June 30, 1996 and for the nine months ended June 30, 1995 and 1996 are derived from the Company's unaudited consolidated financial statements. In the opinion of management, all adjustments, consisting only of normal recurring adjustments necessary for a fair presentation of the results for such interim periods, have been reflected therein. The results of operations for the nine months ended June 30, 1996 are not necessarily indicative of the results of operations that may be expected for the full fiscal year 1996. The data set forth below should be read in conjunction with the consolidated financial statements of the Company and the notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Pro Forma Consolidated Financial Statements" appearing elsewhere herein.


                                                                          HISTORICAL                             PRO FORMA (1)
                                                 ---------------------------------------------------------   --------------------
                                                     YEAR        YEAR      YEAR    NINE MONTHS NINE MONTHS     YEAR   NINE MONTHS
                                                    ENDED       ENDED      ENDED       ENDED       ENDED       ENDED     ENDED
                                                  SEPTEMBER   SEPTEMBER  SEPTEMBER    JUNE 30,   JUNE 30,    SEPTEMBER   JUNE 30,
                                                   30, 1993    30, 1994  30, 1995      1995        1996      30, 1995     1996
                                                 -----------  ---------  ---------  ----------  ----------   --------- ----------
STATEMENT OF OPERATIONS DATA:
Sales                                                $ 75      $ 601      $ 382      $ 375      $1,066        $ 2,723    $ 1,939
Cost of goods sold                                      1        603        490        270         757          1,886      1,270
                                                 --------------------------------------------------------    --------------------
     Gross profit (loss)                               74         (2)      (108)       105         309            837        669
                                                 --------------------------------------------------------    --------------------
Costs and expenses:
     Selling, general and administrative
       expense                                      1,077      3,225      4,998      3,296       4,695          5,364      4,830
     Depreciation, depletion and
       amortization                                    80         39         99        167         101            293        172
     Mineral exploration expense                       -           -      1,010        769         448          1,010        448
     Research and development                          85         15        185        151         204            185        204
     Write down and abandonment of assets             399        908          -          -           -             -          -
                                                 --------------------------------------------------------    --------------------
          Total costs and expenses                  1,641      4,187      6,292      4,383       5,448          6,852      5,654
                                                 --------------------------------------------------------    --------------------
Loss from operations                               (1,566)    (4,189)    (6,400)    (4,278)     (5,139)        (6,015)    (4,985)
                                                 --------------------------------------------------------    --------------------
Other income (expense):
     Minority interest in net loss of
       subsidiary                                   1,302      4,581      3,502      1,991         499          3,502        499
     Other income (expense)                           (30)       298       (177)        76         207           (467)       396
                                                 --------------------------------------------------------    --------------------
          Other income, net                         1,272      4,879      3,325      2,067         706          3,035        895
                                                 --------------------------------------------------------    --------------------
Income (loss) from continuing operations             (294)       690     (3,075)    (2,211)     (4,433)       $(2,980)   $(4,090)
                                                                                                             --------------------
                                                                                                             --------------------
Gain (loss) from discontinued operations             (292)      (643)        33         32          -
                                                 --------------------------------------------------------
Net income (loss)                                  $ (586)    $   47    $(3,042)   $(2,179)    $(4,433)
                                                 --------------------------------------------------------
                                                 --------------------------------------------------------
Income (loss) per common share:
  Income (loss) from continuing operations
                                                   $(0.09)    $ 0.14    $ (0.40)    $(0.29)    $ (0.71)       $ (0.23)   $ (0.38)
                                                                                                             --------------------
                                                                                                             --------------------
  Income (loss) from discontinued operations
                                                    (0.09)     (0.13)       -            -           -
                                                 --------------------------------------------------------
Net income (loss)                                  $(0.18)    $ 0.01    $ (0.40)    $(0.29)    $ (0.71)
                                                 --------------------------------------------------------
                                                 --------------------------------------------------------
Weighted average number of common
shares outstanding                                  3,244      4,946      7,651      7,575       6,271         12,734     10,775
                                                 --------------------------------------------------------    --------------------
                                                 --------------------------------------------------------    --------------------

                                                                                     PRO FORMA
                                                                                      JUNE 30,
                                   SEPTEMBER   SEPTEMBER   SEPTEMBER    JUNE 30,     1996, AS
                                   30, 1993    30, 1994    30, 1995      1996      ADJUSTED (2)
                                   ---------   ---------   ---------   ---------   ------------
BALANCE SHEET DATA:
Total assets                         $ 2,309    $3,369      $14,316     $27,504       $35,048
Long term debt                           207       110        5,071       5,000            --
Stockholders' equity (deficit)          (507)    2,214        8,144      19,572        31,995


(1) Gives effect to the acquisitions of the Zimbabwe properties, 100% of the common shares of Auromar Development Corporation and a 65% interest in WestAmerica Corporation, and the issuance of common stock upon conversion of the convertible debt and the exercise of the warrants. It is assumed that these transactions took place on October 1, 1994. See "Pro Forma
Consolidated Financial Statements."

(2) Includes the effect of the acquisition of the Zimbabwe properties which occurred on January 31, 1996 and the acquisition of the interest in WestAmerica Corporation which occurred on May 24, 1996, and assumes the acquisitions of Auromar Development Corporation and the issuance of the common stock upon conversion of the convertible debt and the exercise of the warrants occurred on March 31, 1996. Also includes reclassification of investment in Auromar shares of $204 to treasury stock. See "Pro Forma Consolidated Financial Statements."

Note: The Company was inactive during the years ended September 30, 1991 and 1992, therefore consolidated financial data for those periods has been omitted.

                  MANAGEMENT'S DISCUSSION AND ANALYSIS OF
               FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

The Company's focus is global resource development based on a strategy of applying the effective use of advanced technologies to products and services oriented toward providing efficient, cost effective and profitable solutions to global environmental and resource development challenges. Primary challenges currently being addressed include mineral resources development and water treatment in developing countries.

The business activities of the Company have centered around mineral resource development. The primary focus to date has been the acquisition and exploration of precious mineral resource properties in South Africa and Zimbabwe and research and development related to minerals testing, process engineering and environmental technologies through the Casmyn Mining Group.
In addition, the Company has positioned itself in the environmental industry through an investment in the preferred stock of VETI. VETI is currently focused primarily on the development, manufacture, sales and management of water treatment equipment and facilities. Therefore, the Company and its wholly-owned and majority-owned, through voting control, subsidiaries, are considered to operate in two business segments, mining and environmental technologies, principally water treatment systems. See Note 2 of the Notes to the Consolidated Financial Statements for information on business segments.

RESULTS OF OPERATIONS

NINE MONTHS ENDED JUNE 30, 1996 COMPARED TO THE NINE MONTHS ENDED JUNE 30,
1995


Revenues for the nine months ended June 30, 1996, were $1,065,538 compared to $375,270 for the nine months ended June 30, 1995. The $690,268 increase was due to an increase of $317,512 in sales of water purification systems and $372,756 from the sale of gold produced in Zimbabwe. Overall gross profit for the nine months ended June 30, 1996 was 29% compared to 28% for the nine months ended June 30, 1995. Gross profit on water purification equipment sales was 32% for the nine month period ended June 30, 1996 compared to 28% for the nine month period ended June 30, 1995 due to lower freight charges.

and lower component costs. Gross profit on gold sales was 23.4% for the nine months ended June 30, 1996, there were no gold sales in the nine month period ended June 30, 1995.



Costs and expenses were $5,448,216 for the nine months ended June 30, 1996, compared to $4,383,570 for the nine months ended June 30, 1995, an increase of $1,064,646. Compensation and benefits increased $394,757 for the nine month period ended June 30, 1996 compared to the nine month period ended June 30, 1995 due primarily to the Company recording $364,560 in compensation expense related to the granting of 246,000 non-qualified stock options and increased staff levels in the nine month period ended June 30, 1996 compared to the period ended June 30, 1995. Expenses related to professional services, primarily audit and legal increased by $341,556 in the nine month period ended June 30, 1996 compared to the nine month period ended June 30, 1995. Travel related expenses increased $261,781 in the nine month period ended June 30, 1996 compared to the nine month period ended June 30, 1995 due to increased trips to Africa, India and Vietnam related to the Company's operations in those countries. Mineral exploration expense and depreciation decreased a total of $321,826 in the nine month period ended June 30, 1996 compared to the nine months ended June 30, 1995 due to start up of limited gold production at the Zimbabwe mines. This decrease was offset by a increase in research and development related expenses of $53,345. Other general and administrative costs increased $335,033 for the nine months ended June 30, 1996 compared to 1995 due primarily to higher costs related to business activities in Vietnam, increased costs related to the U.S. rollout of water purification products and expenses incurred at the Zimbabwe mining properties.



Other income, exclusive of minority interest, was $207,436 for the nine month period ended June 30, 1996, compared to $76,091 for the nine months ended June 30, 1995, an increase of $131,345. This increase was due primarily to interest income earned on short term investments made by the Company offset by interest expense. Minority interest in the net loss of VETI decreased by $1,492,526 for the nine months ended June 30, 1996 due to a limitation on the amount of loss which could be absorbed by the minority shareholders.



The Company anticipates that expenditures related to upgrading the newly acquired mining properties in Zimbabwe will exceed revenues derived from the sale of gold from the mines. The Company is in the process of preparing a capital improvement budget for the Zimbabwe properties. Additionally, the Company anticipates that expense levels experienced in the nine months ended June 30, 1996 relating to active exploration programs in various countries will continue for the foreseeable future. The Company charges to expense all mineral resource exploration and development costs until the mineral property to which they relate is determined to have proven reserves for which recovery is economically feasible. Costs are then capitalized until the mineral property to which they relate is placed into production, sold, abandoned or written down where there is an impairment in value. Capitalized costs are to be charged to future operations on a unit-of-production basis. The Company estimates that total gold resources at the Turk Mines are 5,000,000 ounces. Independent engineering studies are currently underway which may cause this estimate to change. The gold occurs in sulfides, oxides and old mill tailings.


YEAR ENDED SEPTEMBER 30, 1995 COMPARED TO THE YEAR ENDED SEPTEMBER 30, 1994

Sales for the year ended September 30, 1995, were $382,158 compared to $600,714 for the year ended September 30, 1994. The $218,556 decrease was due primarily to a decrease of $34,383 from assaying and minerals testing services and a decrease of $184,173 from sales of water purification products. The decrease in assaying and minerals testing was due to discontinuance of those services. The decrease in sales of water purification products was the result of sales efforts being directed to market analysis and new product design and testing thereby reducing sales volume. The gross loss for the year ended September 30, 1995 was $107,431 compared to $1,964 for the year ended September 30, 1994. The increased loss was due mainly to writing off obsolete water purification inventory items.

Costs and expenses were $6,292,140 for the year ended September 30, 1995, compared to $4,186,541 for the year ended September 30, 1994, an increase of $2,105,599. $1,010,334 of this increase was due to land fees and exploration costs relating to active exploration programs presently underway on various mineral properties that are under option to the Company. Selling, general and administrative expenses increased $1,773,323 to $4,997,948. Compensation and benefits increased $685,850 for the year ended September 30, 1995 compared to the year ended September 30, 1994 due primarily to the Company recording $955,100 in compensation expense related to the granting of non-qualified stock options. Advertising and marketing costs increased $260,071 for the year ended September 30, 1995 compared to the year ended September 30, 1994 due to various programs relating to the introduction of the Company's water purification systems in the U.S. and foreign markets. Other general and administrative expenses increased $204,668 for the year ended September 30, 1995 compared to the year ended September 30, 1994 due primarily to increased professional and consulting expenses. Research and development expenses for the year ended September 30, 1995 were $185,053 compared to $15,294 for the year ended September 30, 1994 due to increased projects related to the development of water purification technologies. The increase in costs and expenses in 1995 was offset by decreases in abandonment of mineral properties of $150,000 and write down of assets of $758,059 because no such transactions occurred in 1995.

Other income, exclusive of minority interest, decreased by $476,325 in the fiscal year ended September 30, 1995, compared to the fiscal year ended September 30, 1994, due mainly to gains on the sale of investments in related parties of $253,218 that were realized in 1994, with a loss on sale in investments in related parties of $150,000 in 1995. Minority interest in the net loss of consolidated subsidiary decreased $1,078,293 to $3,502,401 for the fiscal year ended September 30, 1995.

The Company discontinued its metal fabrication business segment in fiscal 1995 recognizing a loss from discontinued operations in the year ended September 30, 1995 of $77,354 compared to a loss of $643,767 for the year ended September 30, 1994. A gain of $109,783 was recognized on the disposal of certain metal fabrication equipment during 1995.

Due to net operating loss carry forwards there was no tax provision for the fiscal year ended September 30, 1995.

YEAR ENDED SEPTEMBER 30, 1994 COMPARED TO THE YEAR ENDED SEPTEMBER 30, 1993

Revenues for the year ended September 30, 1994, were $600,714 compared to $75,421 for the year ended September 30, 1993, the $525,293 increase was due primarily to sales of water purification products of $566,331, there were no sales of these products in the year ended September 30, 1993. This increase is offset by a decline in revenues recognized from ore assaying activities ($41,038), between 1994 and 1993. The Company curtailed its bulk ore assaying activities due to increasing stringent government regulations relating to the use and disposal of various substances used in the assaying process, and the increasing demands on its technical personnel for engineering and process development services for VETI.

Cost and expenses were $4,186,541 in the fiscal year ended September 30, 1994, compared to $1,640,946 in the fiscal year ended September 30, 1993, an increase of $2,545,595. This increase primarily relates to an increase of $831,672 in salaries and benefits due to higher staff levels in fiscal 1994 to support domestic water purification activities and the start-up of operations in South Africa and Vietnam. General and administrative expenses increased by $1,204,864 primarily due to increased accounting, legal, consulting and mineral exploration expenses. During fiscal 1994 the Company wrote off $150,000 related to an investment in mineral properties and wrote off $758,059 in assets, while, in fiscal 1993, the Company wrote off certain assets in the amount of $209,000 and abandoned certain mineral properties totalling $190,470.

Other income, exclusive of minority interest, was $298,638 in the fiscal year ended September 30, 1994 due mainly to gains realized on the sale of marketable securities of related parties to unrelated third parties. Minority interest in the net loss of consolidated subsidiary increased $3,278,890 to $4,580,694 for the fiscal year ended September 30, 1994.

The Company realized a loss from its discontinued metal fabrication operations of $643,767 in the fiscal year ended September 30, 1994 compared to a loss of $291,812 in the fiscal year ended September 30, 1993.

Due to net operating loss carry forwards there was no tax provision for the fiscal year.

CAPITAL RESOURCES AND LIQUIDITY


At June 30, 1996, the Company's working capital was $4,651,953, including $5,473,211 in cash and cash equivalents. The Company's mineral resource development business segment has acquired certain mineral properties in South Africa and on January 31, 1996 concluded the acquisition of certain mining properties and assets in Zimbabwe for $4,526,415 cash plus applicable taxes of $1,017,854 to be paid upon assessment subject to certain adjustments. In addition, the water purification business segment has begun sales and marketing programs in North America and in various third world countries.



Management anticipates that the net use of cash by operations will increase during the foreseeable future due to expenditures on mineral resource development projects in South Africa, mineral exploration and facility upgrades at the Zimbabwe mining properties and development of various markets for VETI's water purification technologies. The Company will use current cash and cash equivalents to fund the on-going projects in the short term and anticipates that it will be able to secure additional debt and/or equity financing, to fund longer term projects. As evidence of the Company's ability to secure debt and/or equity financing in the nine month period ended June 30, 1996 the Company has received $8,809,862, net of commissions and other expenses related to the transaction, through issuance of 750,000 shares of restricted common stock in an exempt private transaction. During the fiscal year ended September 30, 1995, the Company completed private placements of 405,000 Common Shares and 714,286 units for total net proceeds of $7,002,859, and completed placement of a $5,000,000, 2.5%, unsecured, convertible debenture (see Note 7 to the consolidated financial statements) for net proceeds of $4,700,000. Additionally, during the year ended September 30, 1995 VETI completed private placements of 500,000 Common Shares and 1,000,000 units for total net proceeds of $3,375,000. During the fiscal year ended September 30, 1994, the Company completed a private placement of 378,055 shares of common stock for net proceeds of $1,908,000.


The following is a discussion of factors that have affected the Company's financial position.


NET CASH USED IN OPERATING ACTIVITIES. Net cash used in operating activities was $4,161,707 for the nine months ended June 30, 1996 compared to $4,547,789 for the nine months ended June 30, 1995. The decrease in net cash used in operations was due principally to a decrease in minority interest in the net loss of VETI of $1,492,526 offset by increases in the net loss because of active exploration programs conducted on mineral properties in fiscal 1996 and expenses related to sales of water purification systems. Net cash used in operating activities was $5,996,061, $4,476,585 and $2,196,566 for the years ended September 30, 1995, 1994 and 1993 respectively. The increase in the net cash used in operations in 1995 was due principally to the increase in the net loss because of active exploration programs conducted on mineral properties and increased costs and expenses relating to sales of water purification systems. Also contributing to the increase in the net cash used in operations was an increase in accounts receivable of $456,952 in 1995. The increase in net cash used in operations in 1994 was due primarily to losses attributed to the water purification business segment (the minority interest in net loss of VETI increased by $3,278,890 in the year ended September 30, 1994 compared to 1993).



NET CASH USED IN INVESTING ACTIVITIES. Net cash used in investing activities was $10,645,707 for the nine months ended June 30, 1996 compared to net cash provided by investing activities of $605,018 for the nine months ended June 30, 1995. The increase in net cash used in investing activities was due to the purchase of certain mineral properties and assets in Zimbabwe, and purchases of equipment and improvements, primarily related to a water bottling plant under construction in Vietnam. During the year ended September 30,1995, the Company received $1,487,538 from the sale of investments and $209,324 from the sale of assets, this was offset by $650,000 which was used to purchase investments in related parties, and $239,749 that was used to purchase equipment and improvements. These transactions resulted in net cash provided by investing activities of $807,113. In the year ended September 30, 1994, proceeds from the sale of investments of $1,366,220 was the major source of cash from investing activities, offset by purchases of investments of $212,897, investments in and advances to related parties of $413,223 and purchase of equipment and improvements of $142,530. These transactions resulted in net cash provided by investing activities of $599,570. In the year ended September 30, 1993, proceeds from the sales of investments was $346,904 offset by investments in and advances to related parties of $251,302 and purchases of equipment and improvements of $147,262 resulting in net cash used in investing activities of $51,660.



NET CASH PROVIDED BY FINANCING ACTIVITIES. Net cash provided by financing activities was $15,668,020 for the nine months ended June 30, 1996 compared to $2,864,398 for the nine months ended June 30, 1995. The increase is due to the Company receiving $15,791,780 from the collection of funds, net of costs, from private placements of common stock of the Company and VETI, offset by the repayment of long-term debt of $98,760 and the purchase of treasury stock of $25,000. As discussed above, during the year ended September 30, 1995, the Company received $4,700,000 (net of debt issuance costs) from the placement of a debenture and $3,060,712 from the issuance of common stock of the Company and $1,326,564 from the issuance of VETI and VVC common stock in private placements, offset by repayment of long-term debt of $42,609, resulting in net cash provided by financing activities of $9,044,667. During the year ended September 30, 1994, the Company received $1,100,000 from the issuance of common stock of the Company and $3,080,820 from the issuance of common stock of VETI and VVC, offset by repayment of long-term debt of $107,003, resulting in net cash provided by financing activities of $4,073,817. During the year ended September 30, 1993, the Company received $3,269,577 from the issuance of common stock of VVC offset by payment of long-term debt of $178,661, resulting in net cash provided by financing activities of $3,090,916.

The Company is organized with a relatively small, highly trained staff and anticipates that the overall staff level will remain low in the foreseeable future because the majority of mineral resource development activities are performed by independent contractors on a project by project basis. The Company believes that these arrangements will not require a significant investment by the Company in either personnel or facilities.


             CAUTIONARY STATEMENT FOR PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995



The discussions contained in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Casmyn Corp." sections of this Registration Statement contain various "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Sections 21E of the Securities Exchange Act of 1934, as amended, which represents the Company's expectations or beliefs concerning future events, inlcuding the following: statements regarding the estimated mineral resource levels located at the Company's mining properties in Zimbabwe; the ability of the Company to secure additional debt and/or equity financing to fund future expansion and operations; statements regarding new or increased markets for the Company's water purification and water bottling business segment. In addition, statements containing expressions such as "believes," "anticipated," "plans" or "expects" used in the Company's periodic reports on Forms 10-KSB and 10-QSB filed with the SEC are intended to indentify, forward-looking statements. The Company cautions that these and similar statements included in this and in previously filed periodic reports including reports filed on Forms 10-KSB and 10-QSB are further qualified by important factors that could cause actual results to differ materially from those in the forward-looking statement, including, without limitation, the following: political and economic instability in international markets; the effect of economic conditions; the effect of regulatory and governmental actions; fluctuations in world gold prices, exchange rates, tariffs and other barriers.


                   PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


The pro forma consolidated financial statements are presented in two steps: first, presenting the acquisitions adjustments for the acquisition of the Zimbabwe properties and 100% of the common shares of Auromar Development Corporation ("Auromar"); and a 65% interest in WestAmerica Corporation ("WestAmerica") and second, the adjustments for the issuance of shares of common stock upon conversion of the convertible debt and the exercise of the warrants.


These pro forma financial statements have been prepared to show the effect of the January 31, 1996 acquisition of 100% of the shares of a group of five (5) private mining companies controlled by the Muir Family in Zimbabwe through E.W.B. Properties (Private) Limited ("EWB"), in accordance with the terms and conditions of a formal Purchase Agreement concluded in August 1995. The total consideration for this acquisition was $4,071,415 plus applicable taxes which are currently estimated at $1,017,854. The acquisition includes includes mining claims controlling gold and silver mineral rights on several producing gold mining properties covering approximately 1,200 hectares (approximately 2,965 acres) in the Bubi Greenstone Gold Belt of Zimbabwe. These properties include infrastructure, mining and milling equipment. Also on January 31, 1996, the Company purchased the assets of the Dawn Mine property in Zimbabwe from Olympus Gold Mines Limited for $455,000. The Dawn Mine is located in close proximity to the Turk mine and mill and will be operated under a mine plan which includes the Turk mine and mining properties owned by the Company. These transactions have been accounted for as purchases.


These pro forma financial statements have also been adjusted to show the effect of the acquisition on May 24, 1996 of a 65% interest in WestAmerica in exchange for 606,061 common shares of the Company. This investment has been accounted for using the equity method.

In addition, these pro forma financial statements have been adjusted to reflect the exchange of approximately 2,701,000 shares of the Company's common stock for approximately 7,025,000 shares (100%) of the common stock of Auromar which acquisition is anticipated to be completed in the near future.


The pro forma consolidated statements of operations show what the results of the Company's operations would have been for the fiscal year ended September 30, 1995 and the nine months ended June 30, 1996 had the acquisitions been completed on October 1, 1994. The pro forma balance sheet as of June 30, 1996 includes the effect of the Zimbabwe acquisition which occured on January 31, 1996 and the WestAmerica acquisition which occurred on May 24, 1996 and assumes the other acquisitions described above occurred on June 30, 1996.



The issuance of the common shares from the issuance of common stock upon conversion of the convertible debt and the exercise of warrants being registered by this offering were assumed to be on October 1, 1994 for the pro forma consolidated statements of operations and on June 30, 1996 for the pro forma consolidated balance sheet.

                                  CASMYN CORP.
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1996
                                 (IN THOUSANDS)





                  ASSETS                                 ACQUISITIONS      PRO FORMA       REGISTRATION     PRO FORMA AS
                                           ACTUAL           ENTRIES       ACQUISITIONS     ADJUSTMENTS       ADJUSTED
                                      ----------------------------------------------------------------------------------
CURRENT ASSETS:
  CASH AND CASH EQUIVALENTS              $   5,473      $      -           $   5,473      $   7,786  (d)    $  13,259
  ACCOUNTS RECEIVABLE, NET                     226             -                 226              -               226
  INVENTORIES                                1,750             -               1,750              -             1,750
  PREPAID EXPENSES AND OTHER ASSETS            135             -                 135              -               135
                                      ----------------------------------------------------------------------------------
    TOTAL CURRENT ASSETS                     7,584             -               7,584          7,786            15,370
                                      ----------------------------------------------------------------------------------

INVESTMENT IN RELATED PARTY                    204          (204) (b)            -                -                -
EQUIPMENT AND IMPROVEMENTS, NET              2,945             -               2,945              -             2,945
MINERAL PROPERTIES                           6,712           207  (a)          6,919              -             6,919
INVESTMENT IN AFFILIATES                     8,368             -               8,368              -             8,368
DUE FROM RELATED PARTIES, NET                   67             -                  67              -                67
OTHER ASSETS                                 1,624             -               1,624           (245) (e)        1,379
                                      ----------------------------------------------------------------------------------
    TOTAL ASSETS                         $  27,504      $      3           $  27,507      $   7,541         $  35,048
                                      ----------------------------------------------------------------------------------
                                      ----------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITES:
  ACCOUNTS PAYABLE AND ACCRUED
   LIABILITIES                           $   2,932      $    121  (a)      $   3,053      $       -         $   3,053
                                      ----------------------------------------------------------------------------------
CONVERTIBLE DEBT                             5,000             -               5,000         (5,000) (e)            -
                                      ----------------------------------------------------------------------------------

STOCKHOLDERS' EQUITY:
  PREFERRED STOCK, $.10 PAR VALUE              271             -                 271              -               271
  COMMON STOCK, $.04 PAR VALUE                 292           108  (a)            409             33  (e)          472
                                                               9  (c)                            30  (d)
  ADDITIONAL PAID-IN CAPITAL                27,854           (22) (a)         27,823          4,722  (e)       40,301
                                                              (9) (c)                         7,756  (d)
  ACCUMULATED DEFICIT                       (8,501)            -              (8,501)             -            (8,501)
  LESS:  TREASURY STOCK                        (25)         (204) (b)           (229)             -              (229)
  FOREIGN CURRENCY TRANSLATION
   ADJUSTMENT                                 (319)            -                (319)             -              (319)
                                      ----------------------------------------------------------------------------------
    TOTAL STOCKHOLDERS' EQUITY              19,572          (118)             19,454         12,541            31,995
                                      ----------------------------------------------------------------------------------
      TOTAL LIABILITIES AND
       STOCKHOLDERS' EQUITY              $  27,504      $      3           $  27,507      $   7,541         $  35,048
                                      ----------------------------------------------------------------------------------
                                      ----------------------------------------------------------------------------------

                SEE NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                                  CASMYN CORP.
               PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE YEAR ENDED SEPTEMBER 30, 1995
                  (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                         ACQUISITIONS      PRO FORMA       REGISTRATION     PRO FORMA AS
                                           ACTUAL        ADJUSTMENTS      ACQUISITIONS     ADJUSTMENTS       ADJUSTED
                                      ----------------------------------------------------------------------------------
SALES                                   $     382       $  2,341  (f)       $  2,723         $     -          $  2,723
COST OF GOODS SOLD                            490          1,396  (f)          1,886               -             1,886
                                      ----------------------------------------------------------------------------------
GROSS PROFIT (LOSS)                          (108)           945                 837               -               837
                                      ----------------------------------------------------------------------------------

COSTS AND EXPENSES:
  General and administrative expense        4,998            366  (f)          5,364               -             5,364
  Depreciation, depletion and
   amortization                                99            194  (f)            293               -               293
  Mineral exploration expense               1,010              -               1,010               -             1,010
  Research and development                    185              -                 185               -               185
                                      ----------------------------------------------------------------------------------
                                            6,292            560               6,852               -             6,852
                                      ----------------------------------------------------------------------------------
INCOME (LOSS) FROM OPERATIONS              (6,400)           385              (6,015)              -            (6,015)
                                      ----------------------------------------------------------------------------------

OTHER INCOME (EXPENSE):
  Minority interest in net loss of
   subsidiary                               3,502              -               3,502               -             3,502
  Equity in net loss of
   unconsolidated affiliate                     -           (321) (h)           (321)                             (321)
  Other                                      (177)             -                (177)             31  (g)         (146)
                                      ----------------------------------------------------------------------------------
      Other income (expense), net           3,325           (321)              3,004              31             3,035
                                      ----------------------------------------------------------------------------------

INCOME (LOSS) FROM CONTINUING
OPERATIONS                              $  (3,075)      $     64            $ (3,011)      $      31          $ (2,980)
                                      ----------------------------------------------------------------------------------
                                      ----------------------------------------------------------------------------------

INCOME (LOSS) FROM CONTINUING
 OPERATIONS PER COMMON SHARE            $    (.40)      $    .13  (i)        $  (.27)      $     .04  (i)     $   (.23)
                                      ----------------------------------------------------------------------------------
                                      ----------------------------------------------------------------------------------

WEIGHTED AVERAGE NUMBER OF COMMON
 SHARES OUTSTANDING                         7,651          3,518              11,169           1,565            12,734
                                      ----------------------------------------------------------------------------------
                                      ----------------------------------------------------------------------------------


              SEE NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                                   CASMYN CORP.
                   PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE NINE MONTHS ENDED JUNE 30, 1996
                      (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                         ACQUISITIONS      PRO FORMA       REGISTRATION     PRO FORMA AS
                                           ACTUAL        ADJUSTMENTS      ACQUISITIONS     ADJUSTMENTS       ADJUSTED
                                      ----------------------------------------------------------------------------------

SALES                                    $   1,066       $     873  (f)     $  1,939         $      -        $  1,939
COST OF GOODS SOLD                             757             513  (f)        1,270                -           1,270
                                      ----------------------------------------------------------------------------------
GROSS PROFIT                                   309             360               669                -             669
                                      ----------------------------------------------------------------------------------

COSTS AND EXPENSES:
  General and administrative
   expense                                   4,695             135  (f)        4,830                -           4,830
  Depreciation, depletion and
   amortization                                101              71  (f)          172                -             172
  Mineral exploration expense                  448               -               448                -             448
  Research and development                     204               -               204                -             204
                                      ----------------------------------------------------------------------------------
                                             5,448             206             5,654                -           5,654
                                      ----------------------------------------------------------------------------------
INCOME (LOSS) FROM OPERATIONS               (5,139)            154            (4,985)               -          (4,985)
                                      ----------------------------------------------------------------------------------

OTHER INCOME (EXPENSE):
  Minority interest in net loss of
   subsidiary                                  499               -               499                -             499
  Equity in net income of
   unconsolidated affiliate                      -              81  (h)           81                -              81
  Other                                        207               -               207              108  (g)        315
                                      ----------------------------------------------------------------------------------
      Other income, net                        706              81               787              108             895
                                      ----------------------------------------------------------------------------------

NET INCOME (LOSS)                        $  (4,433)      $     235          $ (4,198)        $    108        $ (4,090)
                                      ----------------------------------------------------------------------------------
                                      ----------------------------------------------------------------------------------

INCOME (LOSS) PER COMMON SHARE           $    (.71)      $     .25  (i)     $   (.46)        $    .08  (i)   $   (.38)
                                      ----------------------------------------------------------------------------------
                                      ----------------------------------------------------------------------------------

WEIGHTED AVERAGE NUMBER OF COMMON
 SHARES OUTSTANDING                          6,271           2,939             9,210            1,565          10,775
                                      ----------------------------------------------------------------------------------
                                      ----------------------------------------------------------------------------------


              SEE NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                                CASMYN CORP.
             NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The pro forma adjustments and eliminations are as follows:

(a) To record the issuance of 2,701,103 shares of the Company's common stock for 7,024,103 shares of the common stock of Auromar at the exchange rate of one share of the Company's common stock for each two and six tenths (2.6) shares of Auromar. The transaction has been recorded as a purchase (principally mineral properties) with the purchase price of the net assets being recorded at predecessor cost prior to their acquisition by Auromar.

(b) Reclassification of the carrying value of Casmyn's 425,750 shares of Auromar common stock which are assumed exchanged for 163,750 Casmyn shares and then recorded as treasury stock.




(c) Under the terms of the $5,000,000 unsecured convertible debenture with Societe Generale ("Sogen"), the Company is required to issue additional shares of its common stock upon the merger with Auromar such that Sogen would maintain its relative ownership interest in the Company. Under this provision, the Company would be required to issue 237,218 additional shares.



(d) Exercise of 714,286 warrants in exchange for 357,143 common shares at $8.50 per share and exercise of 750,000 warrants in exchange for 375,000 common shares at $13.00 per share, total proceeds of $7,785,716 which is net of estimated costs of $125,000.



(e) Conversion of the $5,000,000 convertible debenture to 833,333 common shares at $6.00 per share. Decrease of additional paid-in capital of $245,000 representing the reclassification of unamortized debt issuance costs relating to the convertible debenture.



(f) The acquisitions adjustment and eliminations include the estimated results of operations of the Zimbabwe properties for the period October 1, 1994 through and including January 31, 1996 (date of acquisition). Revenues were computed based upon the actual gold production for the Zimbabwe properties for the period, cost of sales was computed using average cost of production per ounce obtained from local mine engineering firms. Costs and expenses were determined based upon the per ounce costs actually realized by the prior owners on a per ounce of production basis. The financial statements have been adjusted to reflect depletion expense that would have been recorded in the periods presented had the transaction occurred on October 1, 1994. The depletion expense per ounce of production was determined by dividing the total cost the Company has incurred in acquiring the gold reserves by the estimated gold reserves acquired.



(g) Reduction of interest expense of $63 and $21 and amortization of debt issuance costs of $45 and $10, for the nine months ended June 30, 1996 and the year ended September 30, 1995 respectively, to reflect the assumed conversion of the convertible debenture on October 1, 1994.



(h) To record the Company's equity in the income (loss) of WestAmerica for the period October 1, 1994 through and including May 24, 1996 (date of acquisition of interest). The financial statements have been adjusted to reflect depletion expense that would have been recorded in the periods presented had the transaction occurred on October 1, 1994. The depletion expense pertaining to oil and gas production was determined by dividing the excess of the purchase price of WestAmerica over the Company's portion of the net assets of WestAmerica by the estimated reserves.



(i) To decrease the net loss per share to give effect to changes in net loss as described above and the issuance of additional shares.

                                  CASMYN CORP.

BUSINESS OF THE COMPANY

The Company was originally incorporated under the laws of the State of Colorado on December 4, 1984, as Fintech, Inc. (the "Company"). In November, 1985, the Company completed its initial public offering of securities. A total of 10,276,500 units were sold at a public offering price of $.02 per unit. The units were comprised of one Common Share and one Class A Warrant to purchase an additional Common Share of the Company at an exercise price of $.06 per share and one Class B Warrant to purchase an additional Common Share of the Company at an exercise price of $.12 per share expiring November 16, 1986 and January 16, 1987, respectively. No warrants were exercised. The Company received net proceeds of approximately $148,844 after deducting costs of $56,686 related to the offering. In 1986, the Company loaned funds obtained in the initial public offering to companies in the medical diagnostic field. The loans were subsequently written off. On November 29,1991, the Company changed its name from Fintech, Inc. to Summa Metals Corporation. In addition, on November 29, 1991, the Company's Board of Directors authorized a 1 for 400 reverse stock split, thereby decreasing the number of outstanding shares to 69,874 on that date. The Company was in the development stage from its inception until August 1994 when it purchased for approximately $150,000 all of the common stock of Casmyn USA, Inc. ("Casmyn USA"), a Nevada corporation, from Dahya Holdings, Inc., a related party. Prior to 1994, the Company's principal business was performing contract research and development services.

On March 31, 1994, Amyn Dahya, an individual, acquired 2,400,000 shares (74% of the voting securities of the Company at that time) from certain officers, directors and shareholders in consideration of an agreement to loan the sellers the sum of $100,000.

On September 14, 1994 the Company changed its name from Summa Metals Corporation to Casmyn Corp.


On July 19, 1995 the Company placed a $5,000,000, 2.5%, unsecured Convertible Debenture, due July 31, 2000, ("Debenture") with Societe Generale, Paris, France ("Holder"). Interest is payable semi-annually commencing January 31, 1996, which, at the election of the Company, may be paid through the issuance of shares of common stock of the Company. The Debenture provides for conversion to Common Stock of the Company at $6.00 per share for the first two years after issuance, increasing to $6.50 during the third year, $7.00 during the fourth year and $7.50 during the fifth year. If the Company merges with Auromar Development Corporation. ("Auromar") on terms described below, or such other terms pursuant to which the Company issues shares of its Common Stock in exchange for a controlling interest in Auromar, then the Company is obligated to issue to the Holder, within 30 days after the effective date of such merger, a number of shares of its Common Stock, at no cost, such that upon conversion, the Holder shall be entitled to receive the number and kind of shares which, together with the shares issued to the Holder following the merger, would be equal to the same percentage of the issued and outstanding shares of Common Stock the Holder would have held if the then-outstanding Debenture had been converted immediately prior to the effective date of the merger. At June 30, 1996, the number of additional shares that the Company would be required to issue in relation to the proposed merger with Auromar would have been approximately 237,000. The net proceeds from this debenture were $4,700,000 after deducting $300,000 in costs relating to the placement.


ACQUISITION OF CONTROLLING INTEREST IN VECTOR ENVIRONMENTAL TECHNOLOGIES, INC.

On June 29, 1995, the Company acquired a voting controlling interest in Vector Environmental Technologies, Inc. ("VETI") through the acquisition of 3,000,000, 5%, cumulative, convertible, voting preferred shares of VETI ("preferred shares"), in exchange for approximately $2,300,000 in debts owing to the Company. On September 29, 1995, the Company purchased an additional 1,000,000 preferred shares of VETI at $2.00 per share. Each preferred share is convertible, at the Company's option, into one share of VETI common stock. Preferred shares are entitled to vote with Common Shares, with the further provision that each preferred share will be entitled to the equivalent of four
(4) common share votes, with the result that the Company has effective voting control of VETI with a 56.25% voting majority. VETI is also related to the Company through certain common officers, directors and significant stockholders. As a result of the relationships between the Company and VETI, the investment in VETI has been accounted for as a combination of entities under common control, which is a method similar to a pooling of interests. Therefore, the accompanying consolidated financial statements include assets and liabilities of VETI at their historical cost and operations of VETI for all periods presented.

INVESTMENT IN WESTAMERICA CORPORATION


On May 24, 1996 the Company entered into a Stock Purchase Agreement to exchange shares with WestAmerica Corporation ("WACC" NASDAQ symbol - WACC), an Oklahoma corporation, whereby the Registrant received 5,680,514 common shares of WACC in exchange for 606,061 shares of the Company's common stock (approximately a 65% interest). WACC is engaged in the oil and gas exploration and production business primarily in the states of Oklahoma and Texas. WACC also engages in the securities and investment banking businesses through it's ownership of WestAmerica Investment Group, Inc. and it's subsidiary WestAmerica Investment Company, Inc. ("WIC"), a registered broker dealer. The exchange expands the Registrant's strategic interests in resource development and will be accounted for by the Registrant on the equity method.


Also on May 24, 1996, the Company entered into an Agreement with WACC and Edward
R. Foraker ("Foraker"), an individual and Director of WACC whereby the Company is granted the authority to nominate two of the five members of the Board of Directors of WACC. The Agreement also grants an irrevocable proxy to Foraker to vote the WACC shares held by the Company, restricts any changes in the capital structure of the companies and grants WACC a one year option to revoke the transaction whereby the Company and WestAmerica would return the shares issued under the Stock Purchase Agreement.

The Company's investment in WACC, representing approximately 65% of WACC's outstanding common stock, is valued at approximately $6,970,000, representing $11.50 per share of the Company's common stock. This value reflects a discount from recent similar sized transactions to compensate for the restricted nature of the shares issued in the transaction.

WACC was incorporated May 4, 1988 to consolidate oil and gas businesses, assets and operations of its predecessor corporation with those of 11 limited partnerships. Effective April 18, 1994 WACC changed its name from ECC Energy Corporation. (See "Consolidated Financial Statements of WestAmerica Corporation").

In 1994, WACC acquired the entire oil and gas leasehold interest in 7,448 contiguous acres in Washington, Nowata and Rogers counties of Northeastern Oklahoma. WACC currently holds in excess of 17,000 acres of oil and gas leases in the area, which include 119 wellbores with the potential for successful completion in coalbed formations. Production from those wellbores will qualify for tax credits under Section 29 of the IRC. During 1995, WACC completed drilling the 14 well first phase of 28 well drilling program under contract with Oklahoma Resources General Partnership, a 50% owned general partnership formed by a wholly owned subsidiary of WACC to conduct the drilling program with outside investors. All 14 of the wells found potentially productive natural gas and will be completed in one or more coalbed formations.

In 1993, WACC purchased 100% of the common shares of WestAmerica Investment Group, Inc.. WestAmerica Investment Group, Inc., operates through a wholly owned subsidiary, WIC a registered broker-dealer and investment advisor business which is headquartered in Scottsdale, Arizona.

PROPOSED ACQUISITION OF AUROMAR DEVELOPMENT CORPORATION

Pursuant to an agreement dated March 29, 1995, amended June 30, 1996, between the Board of Directors of the Registrant and the Board of Directors of Auromar Development Corporation, a British Columbia corporation, the Registrant has offered to exchange one share of common stock of the Registrant for two and six-tenths (2.6) shares of common stock of Auromar. The Offer to Exchange (the "Offer") is applicable to all of the 7,024,103 shares of common stock of Auromar outstanding on the date of consummation of the Offer. The exchange was approved by the shareholders of Auromar at the Extraordinary General Meeting held on March 12, 1996 pursuant to Sections 276-279 of the British Columbia Company Act and has been approved by the Supreme Court of British Columbia. The Company expects to complete the proposed acquisition in the near future.

The purpose of the Offer is for Registrant to acquire 100% of all the issued and outstanding shares of common stock of Auromar. Upon completion of the Offer Auromar will become a wholly-owned subsidiary of the Registrant. Auromar is related to the Registrant through common ownership of options to acquire certain mineral properties in South Africa.

Auromar was incorporated under the laws of the Province of British Columbia, Canada on August 20, 1987, as Kelan Resources Inc. The name was subsequently changed to Auromar Development Corporation, pursuant to a Certificate of Amendment to the Certificate of Incorporation filed with the Registrar of Companies in the Province of British Columbia on June 22, 1992. Auromar's principal business offices are located at 800 West Pender Street, Suite 440, Vancouver, British Columbia V6C 2V6. Auromar is a mineral exploration company. However, Auromar maintains no ongoing business operations. Auromar's primary assets are options to purchase a 50% working interest in certain properties in the Schweizer-Reneke area of South Africa on which the Registrant holds options on the remaining 50% interest (See - "Casmyn Mining Corporation, South Africa."). The acquisition of Auromar will provide the Registrant with full
control of the Schweizer-Reneke properties.   The Company believes that such
control will facilitate negotiations with major mining companies in the development of this property.

OTHER TRANSACTIONS

On September 14, 1994, the Company completed a private placement of 378,055 shares of common stock for net proceeds of $1,908,000. On September 29, 1995, the Company completed a private placement of 714,286 units for net proceeds of $4,750,009. Each unit consists of one share of Common Stock of the Company, plus one warrant; two warrants, plus $8.50, will entitle the holder to purchase one share of the Company's Common Stock. All warrants expire on October 1, 1997. VETI completed a private placement of 1,000,000 shares of its common stock in September, 1995 for net proceeds of $2,375,000. At September 30, 1995, $7,125,002 of these amounts was included in Common Stock subscriptions receivable. The subscriptions receivable were collected subsequent to September 30, 1995.

The Company operates through the following subsidiaries:

ENTITY:                                   LOCATION  BUSINESS PURPOSE
- -------                                   --------  ----------------
MINING
Casmyn Mining Corporation ("CMC")         Nevada    Mining operations - holding
company
Casmyn Mining Corporation, South Africa   Nevada    Mining operations - South
Africa
Casmyn Mining Zimbabwe [Private] Ltd.     Zimbabwe  Mining operations - Zimbabwe
Casmyn Gold Corporation                   Bahamas   Gold acquisition and export

ENVIRONMENTAL TECHNOLOGIES
Casmyn USA, Inc. *                        Nevada    Research and development
Casmyn Technologies Ltd. *                Nevada    Research and development of water
                                                     purification technology
Casmyn Desalco, Ltd. *                    Nevada    Research and development on
                                                     desalination projects
Vector South Africa Ltd. *                Nevada    Licensed in South Africa to sell water
                                                     purification systems
Vector Environmental Technologies, Inc.   Delaware  Environmental technologies with a
                                                     focus on water treatment - world wide

* Inactive or no significant activity, assets or liabilities.

Other than Vector Environmental Technologies, Inc. (VETI), all of the above named companies are wholly-owned directly or indirectly, by the Company. The Company owns 100% of the outstanding Series A Preferred shares of VETI which results in a 56.25% voting majority.

BUSINESS PURPOSE

The Company's focus is global resource development based on a strategy of applying the effective use of advanced technologies to products and services oriented toward providing efficient, cost effective and profitable solutions to global environmental and resource development challenges. Primary challenges currently being addressed include mineral resources development and water treatment in developing countries.

Subsequent to the acquisition of the majority ownership of the Company by Mr. Dahya, the business activities of the Company have centered around mineral resource development. The primary focus to date has been the acquisition and exploration of precious mineral resource properties in South Africa and Zimbabwe and research and development related to minerals testing, process engineering and environmental technologies through the Casmyn Mining Group. In addition, the Company has positioned itself in the environmental industry through an investment in the preferred stock of VETI. VETI is currently focused primarily on the development, manufacture, sales and management of water treatment equipment and facilities. Therefore, the Company and its wholly-owned and majority-owned, through voting control, subsidiaries, are considered to operate in two business segments, mining and environmental technologies, principally water treatment systems. See Note 2 of the Notes to the Consolidated Financial Statements for information on business segments.

CASMYN MINING GROUP

The Casmyn Mining Group ("CMG") operates principally through Casmyn Mining Company, the holding company, and its wholly owned subsidiaries Casmyn Mining Corporation, South Africa, and Casmyn Mining Zimbabwe [Private] Ltd. The primary business activities of these subsidiaries is described below.

ACQUISITION OR DISPOSITION OF ASSETS

On January 31, 1996, the Company acquired 100% of the shares of a group of five
(5) private mining companies (the "Acquired Companies") controlled by the Muir Family in Zimbabwe through E.W.B. Properties (Private) Limited (Matabeleland Minerals (Private) Limited, Greenhorn Mines (Private) Limited, Morven Mining (Private) Limited, Motapa Minerals (Private) Limited and Turk Mines (Private) Limited. The Acquired Companies own mining claims controlling gold and silver mineral rights covering approximately 1,200 hectares (approximately 2,965 acres) on properties that lie within the Bubi Greenstone Belt, which is one of the largest greenstone formations in Zimbabwe and include numerous shafts, mining equipment and mineral processing mills with a total capacity of 1,000 tonnes per day. The Company estimates that the overall gold resources at the Turk Mines are 5,000,000 ounces. Independent engineering studies are currently underway which may cause this estimate to change. The company believes that sustainable production from the mines can be significantly increased through the application of improved mining and processing management and technologies. The Company believes that reserves will support a mine life in excess of 10 years.

The total consideration for this acquisition was approximately U.S. $4,071,415 (Zim $37,986,300) cash plus applicable taxes of U.S. $1,017,854 (Zim $9,496,575)
to be paid upon assessment subject to certain adjustments. The funds used to conclude this acquisition were obtained from Company bank accounts, those funds originated from a combination of private placements of Company Common Stock and from proceeds of a convertible debenture.

Also on January 31, 1996, Casmyn Corp. purchased the assets of the Dawn Mine property in Zimbabwe from Olympus Gold Mines Limited for approximately U.S. $455,000 (Zim $4,250,000). The Dawn Mine is located in close proximity to the Turk mine and mill and will be operated under a mine plan which includes the Turk mine and mining properties in the area owned by the Company.

The combined Muir and Dawn properties have been producing gold since the early 1900's.

The Company, as part of its diamond and gold exploration activities in South Africa, regularly acquires and divests options on mineral properties. While certain of these properties may be thought to have strategic importance, none of the properties acquired during the year ended September 30, 1995, or since then to the date hereof, is considered to be financially material.

In October 1994, Vector Manufacturing Corp., a second tier subsidiary of VETI, discontinued its custom metal fabrication business.

MINERAL RESOURCE DEVELOPMENT

INDUSTRY OVERVIEW AND CERTAIN FACTORS RELATING TO THE COMPANY'S PROPERTIES

COMPETITION

Competition comes from large established mining companies having substantial capabilities and greater financial and technical resources than the Company. Therefore, the Company may be unable to acquire future potential mining properties on terms it considers acceptable. The Company also competes with other mining companies in the recruitment and retention of qualified employees. The Company's smaller size and broad strategic objectives, however, may provide the Company with increased flexibility and certain strategic advantages over its competitors in developing countries.

GOVERNMENT APPROVAL/REGULATIONS

The mining operations of the Company, through its wholly-owned subsidiaries Casmyn Mining Corporation and Casmyn Zimbabwe [Private] Ltd., are conducted primarily through its offices located in South Africa and Zimbabwe. Casmyn Mining Corporation is qualified to do business in South Africa and, as such, is subject to the laws of that country, which includes permits to allow the Company to conduct exploration activities on optioned properties.

COMPLIANCE WITH ENVIRONMENTAL LAWS

The mining operations of the Company are directed at determining the presence of economically viable mineral resource deposits on properties under option in South Africa. It is the Company's intention, once such mineral resource deposits are discovered, to identify a joint venture partner to develop and operate the mining properties. Under the South Africa Minerals Act, 1991, the Company and/or its joint venture partner are responsible for development of an environmental impact assessment and an environmental management program for the proposed mining venture which must be approved prior to the start of exploration and/or mining operations. The cost of environmental compliance relating to mineral development is estimated by management to be immaterial as of September 30, 1995 due to the nature of the Company's exploration activities. At September 30, 1995, the Company was not actively involved in mining. On February 1, 1996, the Company acquired various gold mining properties and processing facilities in Zimbabwe and has begun mining and processing gold at those facilities. The Company is in compliance with environmental laws of Zimbabwe.


The operations of VETI are not subject to specific governmental approval or regulation. The products of VETI are, however, significantly impacted by environmental, health and import/export related government regulations and programs. In many instances these regulations and programs provide strength to VETI's marketing efforts. VETI's water purification systems help rural communities in developing countries, as well as others, meet World Health Organization and governmental standards for drinking water quality. Anticipated costs relating to government approval and regulation, other than those encountered in the normal course of business, are considered minimal.

RISK OF DEVELOPMENT, CONSTRUCTION AND MINING OPERATIONS

Should the Company, alone or with a joint venture partner, decide to proceed with development of a mineral resource property, the ability to meet cost estimates and construction and production time estimates cannot be assured. Technical considerations, delay in obtaining governmental approvals, inability to obtain financing or other factors could cause delays in developing mineral resource properties.

The businesses of gold and/or diamond mining are subject to a variety of risks and hazards, including environmental hazards, industrial accidents, flooding and the discharge of toxic chemicals. The Company (and its joint venture partners, when identified) intend to obtain insurance in amounts the Company considers to be adequate to protect itself against certain of these risks of mining and processing. However, the Company may become subject to liability for certain hazards for which it cannot obtain insurance or which it may elect not to obtain insurance against because of premium costs or other reasons.

EXPLORATION PROGRAMS

A major part of the Company's business is the exploration of its existing properties and the evaluation and pursuit of potential new prospects in the exploration stage or of interests in companies which own such properties. Substantial expenditures may be incurred in an attempt to establish the economic feasibility of mining operations by identifying mineral deposits and establishing reserves through drilling and other techniques, designing facilities and planning mining operations. The economic feasibility of a project depends on numerous factors, including the cost of mining and production facilities required to extract the desired minerals, the total mineral deposits that can be mined using a given facility, the proximity of the mineral deposits to a user of the minerals, and the market price of the minerals at the time of sale. There is no assurance that existing or future exploration programs or acquisitions will result in the identification of deposits that can be mined profitably.

The Company generally acquires the rights to explore for mineral resources on various parcels of land through option payments and nomination agreements negotiated with the property owner. The agreements have a term of 1 year with the right to extend on a year to year basis. The Company is in the process of determining the potential for economically viable mineral resources on properties under option and will either renew or cancel options based upon this determination.

CASMYN MINING CORPORATION, SOUTH AFRICA

Casmyn Mining Corporation, South Africa is conducting mineral exploration programs in various areas of South Africa, primarily the Schweizer Property, described in more detail below.


Schweizer Property

The Company has acquired a 50% interest in options on certain mineral properties located in the Schweizer-Reneke area of South Africa. These options cover an area in excess of 300 square kilimeters approximately
90 miles from the Kimberly diamond mining area. Auromar owns the option to acquire the remaining 50% interest in any of the properties located in the Schweizer-Reneke region.


Diamond Exploration Activities

There has been significant mining of diamonds in the alluvial gravels in the area currently under option by the Company. The Company has conducted extensive research on indicator minerals that are normally found in such diamond operations. These indicator minerals suggest the potential presence of a diamondiferous kimberlite pipe or a cluster of pipes within close proximity.
The Company has commenced an exploration program in this area directed at identifying potential locations of kimberlite pipes. The exploration program consists of geophysical studies which include gravity and magnetic surveys and soil sampling. To date no kimberlite pipe(s) have been discovered and there is no assurance that such pipe(s) will be discovered.

Gold Mining Activities

In addition to the diamond exploration activities discussed above, a core drilling gold exploration program began on a portion of the Schweizer property in which the Company holds a 50% interest in options, during March 1995. The purpose of the drilling is to test a geologic model which suggests the presence of gold bearing reefs representing an extension of the Witwatersrand Basin, an area that has produced almost 40% of the world's gold. The model, which was developed by independent experts specializing in Witwatersrand gold deposits, utilizes the interpretation of geological sequences mapped in the Schweizer area based upon local outcropping of Witwatersrand structures. Gravity surveys performed by independent consultants identified a structure consistent with the model where potential gold bearing reefs could occur at relatively shallow depths. The ultimate goal of the core drilling is to determine whether the Ventersdorp Contact Reef, which is historically a major source of gold in the Witwatersrand, is present on the Company's properties.














CASMYN MINING ZIMBABWE [PRIVATE] LTD.

Casmyn Mining Zimbabwe [Private] Ltd. was organized and incorporated in Zimbabwe to acquire mineral properties and mining operations as described below.

ZIMBABWE GOLD PROPERTIES

On January 31, 1996, the Company acquired 100% of the shares of a group of five
(5) private mining companies (the "Acquired Companies") controlled by the Muir Family in Zimbabwe through E.W.B. Properties (Private) Limited (Matabeleland Minerals (Private) Limited, Greenhorn Mines (Private) Limited, Morven Mining (Private) Limited, Motapa Minerals (Private) Limited and Turk Mines (Private) Limited. The Acquired Companies own mining claims controlling gold and silver mineral rights on properties that lie within the Bubi Greenstone Belt, which is one of the largest greenstone formations in Zimbabwe and include numerous shafts, mining equipment and mineral processing mills with a total capacity of 1,000 tonnes per day. The Company estimates that the overall gold resources at the Turk Mines are 5,000,000 ounces. Independent engineering studies are currently underway which may cause this estimate to change. The company believes that sustainable production from the mines can be significantly increased through the application of improved mining and processing management and technologies.

The total consideration for this acquisition was approximately U.S. $4,071,415 (Zim $37,986,300) cash plus applicable taxes of U.S. $1,017,854 (Zim $9,496,575)
to be paid upon assessment of said taxes as defined in the terms of the Memorandum of Agreement. The amount of consideration is subject to certain adjustments. The funds used to conclude this acquisition were obtained from Company bank accounts, those funds originated from a combination of private placements of Company Common Stock and from proceeds of a convertible debenture.

The aforementioned consideration was determined as a result of arm's length negotiations between E.W.B. Properties (Private) Limited and the Company. The principal factors considered in the determination of the consideration given for the Acquired Companies include (a) the tangible and intangible asset values of the businesses acquired including primarily gold reserves, (b) the potential for increasing gold production of the Acquired Companies and (c) the expected future operations and related contributions that the companies are expected to make to the total value of the Company. The shafts, mining equipment and mineral processing mills acquired in this transaction were used by the Acquired Companies for the purpose of mining and processing gold, it is the intention of the Company to continue such use.

Also on January 31, 1996, Casmyn Corp. purchased the assets of the Dawn Mine property in Zimbabwe from Olympus Gold Mines Limited for approximately U.S. $455,000 (Zim $4,250,000). The Dawn Mine is located in close proximity to the Turk mine and mill and will be operated under a mine plan which includes the Turk mine and mining properties in the area owned by the Company.

The combined Muir and Dawn properties have been producing gold since the early 1900's.





On August 1, 1996 an option agreement on gold mining properties in Zimbabwe was concluded, on the "Elumba and Up To Date" properties which are within 5 kilometers of the Turk Mine and Mill and were past producers of gold and silver.


CASMYN GOLD CORPORATION

Casmyn Gold Corporation was organized (subsequent to September 30, 1995) and incorporated in the Bahamas to act as an agent for the purpose of converting raw gold ore to refined ore.

RELIEF CANYON MINE


On May 7, 1996, the Company entered into a 50:50 joint venture with Newgold Incorporated ("Newgold"), a private company based in Reno, Nevada, for the development of the Relief Canyon Mine located in Pershing County, Nevada. The Relief Canyon Mine was operated during the period 1984 to 1990 producing in excess of 130,000 ounces of gold. Newgold acquired the mine in 1995 and completed additional geological studies establishing a preliminary resource estimate of 8.6 million tons at an average grade of .022 ounces of gold per ton. Newgold has substantially completed a program to upgrade the mine and processing facilities to a capacity of 12,700 tons per day. The Company contributed or accrued approximately $1,400,000 for its 50% interest in the venture.


MARKET FACTORS AND VOLATILITY

Active international markets exist for both gold and diamonds, minerals which are of a commodity nature, as such the Company anticipates no barriers to the sale of these minerals. However, the marketability of natural resources which may be acquired or discovered by the Company will be affected by numerous factors beyond the control of the Company. These factors include market fluctuations and the proximity and capacity of natural resource markets and processing equipment. Prices of certain minerals have fluctuated widely, particularly in recent years, and are affected by numerous factors beyond the control of the Company. Future mineral prices cannot be accurately predicted.
A decline in the price of a mineral being produced or expected to be produced by the Company could have a material adverse effect on the Company.

NEED FOR ADDITIONAL FINANCING

Continued exploration, development and production on the Company's mineral properties, including the purchase of additional properties, the exercise/extension of options on properties and construction of mining facilities is likely to require substantial additional financing, and there is no assurance that the Company will be able to secure such financing on acceptable terms.

PATENTS, COPYRIGHTS AND LICENSES

The Company holds patents on a continuous grind-leach process for gold ore grade evaluation.

EMPLOYEES

The Company and its subsidiaries currently have three-hundred-fifty (350) employees. These employees are primarily management and professional staff and are not subject to any collective bargaining agreements or union affiliations. Relations between management and employees are considered good.

GLOSSARY OF MINING TERMS AND DEFINITIONS

Presented below are the definitions of various mining terms that were gathered from Securities and Exchange Commission rules and regulations and/or mining industry literature.

KIMBERLITE PIPES - geologic structures containing diamond bearing material.

INDICATOR MINERALS - minerals such as garnets, ilmenites, chromites and chrome diopside that are found in soil sampling that are indicative of the presence of kimberlitic materials.

MINERALIZED DEPOSIT - a mineralized body which has been physically delineated by drilling, underground work, surface trenching and other workings or drill holes to contain a sufficient amount of mineralized material with an average grade sufficient to warrant further evaluation. Such deposit does not qualify as a commercially mineable (or viable) ore body until technical, economic and legal factors have been sufficiently satisfied to classify the mineralized material as a reserve.








RESOURCE - the estimated quantity and grade of mineralization that is of potential economic merit. A resource does not require specific mining, metallurgical, environmental, price, and cost data, but the nature and continuity of mineralization must be understood.

WATER TREATMENT AND PURIFICATION

VECTOR ENVIRONMENTAL TECHNOLOGIES, INC.

The Company holds 100% of the issued and outstanding Series A Preferred shares of Vector Environmental Technologies, Inc. (VETI), which represents 56.25% of the total votes and gives the Company effective voting control. Preferred shares are entitled to vote with Common Shares with the further provision that each preferred share is entitled to the equivalent of four (4) common share votes. Preferred Shares are convertible into Common Shares at the Company's option and share equally with Common Shares with respect to dividends, results of operation and assets of VETI. Through its ownership of Preferred shares the Company holds a 24.3% equity interest in VETI.

Effective June 19, 1995, VETI acquired 94% of the outstanding shares of Vector Venture Corporation (VVC), a Canadian company, through a tender offer providing for an exchange of one share of VETI for each share of VVG. The acquisition of VVG has been accounted for as a combination of entities under common control, which is a method similar to a pooling of interests.

VETI's principal business is to develop or acquire leading edge environmental technologies for rapidly expanding global markets in water treatment, purification and depollution. The corporate goal is to build VETI into a major multinational corporation with a strong technical foundation, capable of providing lasting solutions which address short, medium and long-term water related environmental issues.

VETI's current focus is primarily in the area of water treatment and purification. The company's Diamond Rain-TM- water purification systems are designed to purify water from rivers, lakes and other water sources using a combination of filtration, adsorption and microbial destruction processes to produce safe and healthy drinking water, with technical and economic efficiency that is required for conditions which exist in developing nations. The MCV process, used in many Diamond Rain-TM- systems, was the recipient of the NASA Invention of the Year and Commercial Invention of the Year Awards in April, 1994.

During 1995, VETI's primary market focus was in Vietnam, however, the company is in the process of developing programs in India, Ghana, South Africa, Mexico and the United States.

In Vietnam, VETI, through its wholly-owned subsidiary Vector Vietnam Ltd.
(VVL) (as described below), is actively marketing the full range of VETI water related products and services.

In India, VETI is currently in negotiations with one of the largest manufacturers of home appliances in India, which has several thousand distribution outlets across India. VETI's products have passed the testing and certification requirements for distribution in India. VETI expects to begin marketing its complete line of products in India in the fourth calendar quarter of 1996.

In Ghana, VETI is currently negotiating with the Ghanaian Government on the supply of 85 Community Scale water supply plants, valued at approximately $11,000,000. Diamond Rain-TM- products have passed the testing and certification requirements of Ghana.

In South Africa, at the invitation of the South African government, VETI has submitted a proposal regarding a nationwide water purification program for the supply of safe water to the rural and semi-urban townships covering the government's Reconstruction and Development Program. If negotiations are successful, the first phase of the program contemplates the sale of approximately $50,000,000 over a two year period with a subsequent five-year rollout of $250,000,000. A Community Scale Diamond Rain-TM- system installed at the Umgeni River has successfully passed on-site testing by a leading South African Water Board.

In Mexico, VETI has shipped an initial order of consumer products for the Mexican market valued at approximately $40,000.

In North America, prompted by growing water quality concerns, VETI plans to introduce a line of consumer-based products to combat Cryptosporidium and Giardia, as well as reduce chlorine, lead and turbidity. The Company has taken steps to penetrate this market by recently employing additional sales and marketing personnel, engaging a national sales representative organization currently covering most national mass merchandisers, retaining the services of a major national advertising agency and opening a North American sales office in Dallas, Texas. Plans for 1996 call for the expansion of the Dallas office to include a distribution and assembly center to cover NAFTA related sales.

OPERATING SUBSIDIARIES OF VETI

VETI currently operates through 7 (seven) subsidiaries:

   ENTITY                            LOCATION     BUSINESS PURPOSE
   Vector Vietnam, Ltd.              Vietnam     Holds and manages Vietnamese operations
   Vector Venture Corp. *            Canadian    Holds certain technologies and licenses
   Vector India *                    Nevada      Business development in India
   Vector Manufacturing, Corp.       Nevada      Provides purchasing and manufacturing services
   STOX Systems, Inc.                Canadian    Markets hazardous materials storage systems
   CGL Technologies, Inc. *          Nevada      Research and development water purification
   Alpine Water Purification, Inc.   Colorado    Markets consumer water treatment equipment

*  Inactive or no significant activity, assets or liabilities

Other than Vector Venture Corp. (VVC), all of the above named corporations are wholly-owned by the Company. The Company owns approximately 94% of the outstanding shares of VVC.

VECTOR VIETNAM LTD. ("VVL")

VVL markets the full range of VETI's water treatment and purification equipment, products and services throughout the country of Vietnam. The primary markets currently addressed by VVL include: the sale of personal and household water purification systems to both the retail and wholesale markets; the sale and lease of water purification systems to schools and hospitals; the sale of purified water and water products through company and operator owned retail water stores, the development and operation of water bottling plants and sale of bottled water; and the installation and management of water supply plants for rural and semi-urban communities. To date, VVL has experienced strong market demand in Vietnam for its products and services and has devoted substantial resources to the development of in-country support systems and staff. During 1995, sales growth was primarily in the sale of personal and household systems and the sale or lease of systems to schools and hospitals. VVL has installed and commissioned its first bottling plant and its first community water supply plant in April and May 1996.

The installation and management of community water treatment facilities is anticipated to represent a major contributor to future results. Rural water agreements have been signed with over 50 provinces under a Build Operate and Transfer (BOT) framework. The first semi-urban water supply plant was commissioned in April 1996 with an additional 6 plants of similar size expected to be completed by September 30, 1996, with a total of 50 plants targeted for installation during calendar 1996. The scope of the BOT program requires the supply of approximately 10,000 community sized systems over a five year period. The program has the current support of the Vietnamese Government and is contingent on the substantial financial commitment and guarantee of the Government. The proposal provides that daily operations and maintenance of water plants will be performed under contract by a government owned company or companies coordinated through the Ministry of Construction, which has country wide responsibility for ground water resources. This program anticipates VETI's ability to finance between 20% to 40% of the capital cost of this program through international financial sources, however, there is no assurance that such funds will be available in the amounts necessary or under acceptable terms.

Water purification systems have been installed in schools in Southern, Central, and Northern Vietnam providing safe drinking water to students on a daily basis. To date VVL has installed a total of 60 school systems. For 1996, an estimated 1,000 school installations are targeted. According to the Nationwide BOT Program, VVL has undertaken with the Vietnamese Government to install 15,000 school water purification systems over the next five years.

Water purification systems have been installed in several hospitals in Southern, Central, and Northern Vietnam. For 1996, an estimated 500 hospital installations are targeted. VVL has further undertaken with the Vietnamese government to provide safe drinking and utility water to 11,000 hospitals over a five (5) year period.

On October 5, 1995, VVL commissioned a Diamond Rain-TM- water purification system under a contract with Vietnam Airlines at the Hanoi Noi Bai International Airport. The system currently supplies purified water to all Vietnam Airlines local and international flights from Hanoi. Similar contracts are under negotiation for the Ho Chi Minh and Da Nang Airports.

As of April 30, 1996, VVL had opened 5 Diamond Rain-TM- Water Stores in the North, Central, and Southern regions of Vietnam. These stores provide bulk purified water to customers in the urban areas, on a cash sale basis. VVL is currently working with owner-operators throughout Vietnam under a specially prepared program.

Construction of the VVL's first Diamond Rain-TM- water bottling plant was completed and commissioned in May 1996 and will have an initial annual capacity of 8 million liters, with provision to increase the throughput to 16 million liters per year. VVL expects this plant to generate revenues of approximately $4 million per annum with ramp up commencing in the second calendar quarter 1996. Nationwide distribution agreements for Diamond Rain-TM- bottled water have been negotiated with a major beverage distributor in Vietnam.

To date, in excess of 5,000 Diamond Rain-TM- household water purifiers had been sold in Vietnam.

VECTOR MANUFACTURING CORPORATION ("VMC")

VMC is a wholly owned subsidiary of VVC that provides purchasing and manufacturing services relating to VETI's water purification product lines. VMC sells water purification products to distributors as well as its subsidiary companies Alpine Water Purification, Inc. and VVL.

ALPINE WATER PURIFICATION, INC. ("ALPINE")

VETI markets a line of water treatment products under the Alpine name, primarily directed toward personal and household markets, involving water treatment cartridge technologies. These products are designed primarily for the North American market to improve taste.

STOX SYSTEMS, INC. ("STOX")

STOX has historically been involved in the design, engineering and installation of a broad range of hazardous materials storage and transportation systems. STOX has developed a diverse product line which consists primarily of prefabricated relocatable buildings or containers for storage of most classes of hazardous materials. These systems are designed to safely handle or store hazardous raw materials, reagents, explosives, products, and effluents from a broad spectrum of industries. The manufacture of these systems has been subcontracted to various other companies.

There is a growing worldwide concern over the health and safety implications of improper storage and handling of hazardous materials. The market for these products has not developed to the extent anticipated. VETI remains committed to the long term viability of this product line, but has no plans to actively market this product in 1996.

COMPETITION

VETI's marketing strategy for water purification systems is to utilize exclusive agreements with individuals, corporations, or organizations which management believes provide contacts and expertise necessary to penetrate target markets. Initial market focus has been directed primarily to developing nations, where the need for purified drinking water is most critical and where VETI's technology and its commitment to developing the infrastructure necessary to assure long term water quality, has an advantage over competitive systems.

With the exception of large infrastructure projects involving municipal systems for large cities, competition relating to water treatment equipment and services in developing countries is weak and fragmented with most competitors offering only a limited capacity in terms of technology and product diversification. VETI maintains a broad product line using a wide variety of technologies with a strategy of matching the product and technology to the problem or situation. VETI's products are competitively priced in all of its target markets.

PURCHASING AND PRINCIPAL SUPPLIERS

The raw materials used in VETI's products include primarily filters, filter housings, treatment media, treatment chemicals, fiberglass tanks, aluminum sheets and various plumbing supplies. Most of these components are of a standard or commodity nature and widely available.

VETI maintains relationships with several principal suppliers and subcontractors due to quality considerations and in order to avail itself of volume pricing. No supplier is currently considered a sole source. Alternative suppliers with acceptable technology and quality have been identified for all critical components.

PATENTS, COPYRIGHTS AND LICENSES

Alpine holds a patent relating to the design of its countertop water purification cartridge.

Technologies relating to water purification and treatment and hazardous material storage, while proprietary, are based on know-how and trade secrets and are not patented. VETI does not intend to patent these technologies due to the nature of the technologies and the level of public disclosure involved in the patent process.

GOVERNMENT APPROVAL/REGULATIONS

The operations of VETI are not subject to specific governmental approval or regulation. The products of VETI are, however, significantly impacted by environmental, health and import/export related government regulations and programs. In many instances these regulations and programs provide strength to the VETI's marketing efforts. The Diamond RainTM water purification systems help rural communities in developing countries, as well as others, meet World Health Organization and governmental standards for drinking water quality. Anticipated costs relating to government approval regulation, other than those encountered in the normal course of business, are considered minimal.

RESEARCH AND DEVELOPMENT

VETI is committed to ongoing research and development. The nature of environmental issues provides a constant supply of challenges and opportunities for technology based solutions. VETI estimates that it spent $185,053, $410,754 and $186,805 on research and development activities during fiscal years ended September 30, 1995 and June 30, 1994 and the three months ended September 30, 1994, respectively (these amounts are before elimination of intercompany amounts). During the past year VETI devoted substantially all of its research and development efforts toward the review and development of water purification systems and technologies. While a broad line of water purification systems has been developed, continued research and development in this area is ongoing. This research is expected to produce additional product offerings, address new problem areas, reduce the capital cost and maintenance of equipment and improve efficiency. Research and development is conducted or coordinated primarily through contracts with the Company.

The Company employs qualified scientists, technologists and engineers experienced in the fields of environmental protection, water purification, treatment of effluents from mineral processing operations, and pollution control of water. The Company established its United States operations in 1991; it occupies a 6,500 square foot building that is fully equipped with offices, laboratories, pilot testing and storage areas. The Company provides research and development services to VETI to develop commercial applications for water purification technologies. In addition, the Company provides technical staff to VETI as required. The Company bills VETI for these at rates approximating cost recovery.

FACILITIES

The Company is located in Sparks, Nevada in office space which is currently occupied under a month-to- month lease at a cost of approximately $4,100 per month. These operations occupy a portion of a 6,500 square foot unit which includes office and laboratory facilities which are shared with certain related companies. Those companies reimburse the Company for a portion of the monthly rent. These facilities are adequate for the current level of operations and sufficient office and laboratory space is conveniently located to support future growth.

Casmyn Mining Corporation, South Africa is located in Pretoria, South Africa in office space which is currently occupied on a month-to-month basis at a cost of approximately $1,700 per month. Casmyn Zimbabwe [Private] Ltd., is located near Bulawayo Zimbabwe in office space and facilities owned by Casmyn Zimbabwe [Private] Ltd.

Effective December 1995, VVL occupies office space in Ho Chi Minh City and Hanoi under 36 month leases at an approximate cost of $5,000 per month. These facilities include offices, temporary living quarters and product show rooms. VVL also operates two retail water stores, one in Ho Chi Minh City and one in Hanoi. VVL has constructed a water bottling plant in the Nam Ha Province of Vietnam which began operations in June 1996.

EMPLOYEES

VETI and the Company currently have in excess of three-hundred-fifty (350) employees. These employees include management and professional staff and mine workers in Zimbabwe and are not subject to any collective bargaining agreements or union affiliations. Relations between management and employees are considered excellent.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Effective December 12, 1994, the Company dismissed its prior certifying accountants, Albright, Persing & Associates, Ltd. ("Albright") and retained as its new certifying accountants, Deloitte & Touche LLP. Albright's report on the Company's financial statements during the two most recent fiscal years preceding the date hereof (periods ended September 30, 1993 and September 30, 1992) contained no adverse opinion or a disclaimer of opinion, and was not qualified as to uncertainty, audit scope or accounting principles. The decision to change accountants was approved by the Company's Board of Directors.

During the last two fiscal years and the subsequent interim period to the date of this Prospectus, there were no disagreements between the Company and Albright on any matters of accounting principles or practices, financials statement disclosures, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Albright, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

                                   MANAGEMENT

The following is a list of the directors and officers of the Company:

     NAME AND ADDRESS                    POSITION(S) HELD
     Amyn Dahya                          Chairman of the Board,
     1335 Greg Street #104               Chief Executive Officer and
     Sparks, NV  89431                   President

     Hanif Dahya                         Vice Chairman of the Board of
     1335 Greg Street #104               Directors
     Sparks, NV  89431

     Vijay J. Fozdar                     Director, Managing Director
     1335 Greg Street #104               Finance & Corporate Development
     Sparks, NV  89431

     Sandro Kunzle                       Director
     Tenuta Aia Vecchia
     58029 Sassafortino (GR)
     Italy

     Mehdi Nimjee                        Director, Vice President Metallurgy
     Unit #1 - 6645 Tomken Rd.
     Mississauga, Ontario
     Canada  L5T 2C3

     Douglas C. Washburn                 Vice-President, Treasurer and
     1335 Greg Street #104               Secretary
     Sparks, NV  89431

     Dr. Gregory J. Gosson               Vice President Geology and Mining
     Suite 201, United Bank Bldg.
     Heuwel Ave / Heuwelstraat
     Verwoerdburg, R.S.A.

     Dennis E. Welling                   Controller
     1335 Greg Street #104
     Sparks, NV  89431

BACKGROUND OF OFFICERS AND DIRECTORS OF THE COMPANY

AMYN S. DAHYA. Mr. Dahya has extensive international experience in project development, engineering, joint ventures, and finance. Prior to joining the Company in 1993, he has held senior positions with Davy McKee, an international engineering firm and in 1987 he founded Casmyn Group of Companies specializing in mineral and environmental engineering, which he has developed for the last seven (7) years. Mr. Dahya serves on the Board of Directors of several companies, including Diamond Fontein International, Vector Venture Corp., and VETI where he also holds executive management positions.

HANIF DAHYA. Mr. Dahya is a graduate from Harvard Business School (MBA) with an undergraduate degree in (BSc) in Production Engineering from Loughborough University, UK. He has built a distinguished career on the Wall Street and has held senior positions with high profile investment banks including E F Hutton, L F Rothschild Mortgage Corp. (CEO) and Union Bank of Switzerland (managing Director -- UBS Securities). He is currently a partner at Sandler,

O'Neil, a Wall Street investment bank. His experience includes multi-million dollar financings and bond issues. As an advisor to the Board of Vector, he provides strategic direction with respect to the Company's financial planning and growth, which is primarily focused on expansion of operations and acquisitions of other cash flow generating companies in the environmental industry.

VIJAY J. FOZDAR. Prior to joining VETI as President, Mr. Fozdar was a founder and Managing Director of Bristol International, Ltd., a Dallas-based merchant banking firm, and the Managing Director of Bristol WorldSource, Inc. Before Bristol, he founded and was General Manager for First RepublicBank Trade. Prior to returning to the U.S. in 1978, Mr. Fozdar spent over fifteen years working with several major trading companies operating in the Far East where he helped to establish distribution systems for a number of U.S. consumer and industrial products companies. Mr. Fozdar was formerly a member of the Export Trading Company Committee of Bankers Association for Foreign Trade (BAFT) and served on the Dallas Mayor's Trade and Investment Task Force. He is currently a member of the Advisory Board for the Center for International Business Studies at Texas
A & M University. In addition, Mr. Fozdar is a frequent guest lecturer on international trade issues and has addressed market intelligence, structured trade finance, international marketing, and specific country seminars and their related issues. Mr. Fozdar has served on various international trade committees in the U.S.

SANDRO KUNZLE. Mr. Kunzle has over 23 years of international banking and finance experience. During his career, Mr. Kunzle has held senior positions with several Swiss banks and financial institutions. He currently holds the position of Managing Director of Witra Inc., an investment firm based in Switzerland. His expertise in international finance and venture capital adds significant experience to the Company's international business development efforts.

MEHDI C. NIMJEE. Mr. Nimjee brings to the Company twenty years of project management experience in the field of analytical chemistry and its applications to exploration, mining, agriculture, hazardous materials handling and the environment. He has also had experience in designing and setting up project specific laboratories internationally. Mr. Nimjee currently holds executive and board positions with the Casmyn Canadian organization.

DOUGLAS C. WASHBURN. Mr. Washburn holds a MBA/CPA and brings twenty-four (24) years of financial management experience to the Company. Prior to joining the Company in 1993 he was a principal at Washburn Partners, a financial consulting firm, from 1990 to 1993. Between 1980 and 1990, he was Vice President and Controller of Armco Financial Corporation, a $1 billion multinational merchant bank and its successor Glenfed Financial Corporation. Through his background he brings to the Company expertise in areas of international finance, planning, taxation, accounting and management information systems.


DR. GREGORY G. GOSSON. Dr. Gosson is the Chief Geologist for Casmyn Mining Corporation and is overseeing the Company's exploration activities from the Pretoria, South Africa office. Dr. Gosson has been involved in the mining industry since 1977 and has managed projects in Canada, the U.S.A., the Caribbean, South East Asia, New Zealand, and most recently in South Africa. Prior to joining Casmyn, Dr. Gosson was Chief Geologist for Plexus Resources in the U.S.A. He is a graduate of Queen's University, Canada and obtained his Ph. D. in Geology from Victoria University, New Zealand. Dr. Gosson has been managing Casmyn's property acquisitions and exploration efforts in South Africa for the past three and one-half years. His experience in base and precious metal deposits, precious stones, coal, and the oil and gas industry will be instrumental in identifying and developing mining opportunities for Casmyn worldwide.


DENNIS E. WELLING. Mr. Welling, a CPA, currently serves as Controller. He has twenty-four (24) years internal and external audit and controlling experience, including positions with Deloitte & Touche, Armco Steel Corporation and Glenfed Financial Corporation. He has significant management information systems experience in the mining, manufacturing and financial services sectors.

EXECUTIVE COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

In 1994, upon Mr. Dahya's acquisition of a controlling interest in the Company, the organizational structure of the Company was reconstituted to implement the development of mineral resources and environmental technologies. Prior to 1995 there was no compensation paid to any of the officers or directors. On April 14, 1995, the Company hired an entirely new management team, all of whom had previously maintained consulting relationships with the Company and/or are officers of the Company's subsidiary Vector Environmental Technologies, Inc.

Since the Company has no compensation committee, or other board committee performing equivalent functions, the Company's full Board of Directors participates in and approves all deliberations concerning executive officer compensation.

On December 31, 1993, the Company's subsidiary, Vector Environmental Technologies, Inc., entered into a ten-year employment contract with Amyn Dahya, Chairman of the Board, President and Chief Executive Officer. Pursuant to the terms of the contract, Mr. Dahya will earn an annual base salary of $150,000, which increases by no less than 10% per year if such an increase is approved by the Board of Directors. Under this contract, Mr. Dahya also receives reimbursement for business expenses and normal group benefits available to other executives of the VETI This contract also provides Mr. Dahya with 5-year, non-qualified, stock options to purchase shares of Common Stock of the VETI at an exercise price of $1.00 per share, The issuance of these shares is not intended or anticipated to significantly dilute the equity of the Company. (See "CERTAIN TRANSACTIONS.")

Under the terms of the employment contract, Mr. Dahya has been granted options to purchase shares of VETI's Common Stock pursuant to the schedule and LTIP table:

NO. OF SHARES    TIME OF VESTING
- -------------    ---------------
250,000          Immediately upon execution of the Employment Agreement
250,000          When gross sales of VETI reach $2,500,000
250,000          When gross sales of VETI reach $5,000,000
250,000          When gross sales of VETI reach $7,500,000

The following is a Summary Compensation Table disclosing annual compensation over $100,000 paid to the executive officers of Registration and/or Option/SAR Grants during the last fiscal year:

                           SUMMARY COMPENSATION TABLE
              (INCLUDES COMPENSATION PAID BY THE COMPANY AND VETI)

                                  ANNUAL COMPENSATION                          LONG-TERM COMPENSATION
                                ----------------------------------------------------------------------------
                                                                      AWARDS                 PAYOUTS
- ------------------------------------------------------------------------------------------------------------
                                                                                                     ALL
                       FISCAL                      OTHER      RESTRICTED                             OTHER
NAME AND                YEAR                       ANNUAL       STOCK      OPTIONS/     LTIP        COMPEN-
PRINCIPAL POSITION     ENDING    SALARY     BONUS   COMP.      AWARD(S)     SAR'S      PAYOUTS      SATION
- ------------------------------------------------------------------------------------------------------------
 Amyn Dahya,            1995    $150,000    None    None             0            0
 President              1994    $150,000    None    None             0            0
 and CEO                1993    $100,000    None    None      $718,750   250,000(2)     None        None
                                                                   (1)
- ------------------------------------------------------------------------------------------------------------
 Vijay Fozdar,          1995    $60,000*    None  $60,000          (4)          (4)     None        None
 Managing Director                                  (3)
 Finance & Corporate
 Development
- ------------------------------------------------------------------------------------------------------------
 Mehdi Nimjee,          1995    $60,000     None    None           (4)          (4)     None        None
 Director and VP        1994    $60,000     None    None
                        1993    $60,000     None    None
- ------------------------------------------------------------------------------------------------------------
 Douglas Washburn,      1995    $60,000*    None    None           (4)          (4)     None        None
 VP, Treasurer and      1994    $60,000*    None    None
 Secretary              1993    $60,000*    None    None
 -----------------------------------------------------------------------------------------------------------
 Dennis Welling,        1995    $60,000*    None    None           (4)          (4)     None        None
 Controller             1994    $54,162*    None    None
                        1993    $50,000*    None    None
- ------------------------------------------------------------------------------------------------------------
 Duane Dunk,            1995    $75,600*    None    None           (4)          (4)     None        None
 EVP of VETI            1994    $73,000*    None    None
                        1993    $60,000     None    None
- ------------------------------------------------------------------------------------------------------------
 David Chase,           1995    $72,000*    None    None           (4)          (4)     None        None
 VP of VETI             1994    $72,000*    None    None
                        1993    $72,000*    None    None      $431,250      150,000
                                                                   (1)
- ------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------

* Paid by VETI.

(1) Calculations are based on $3.875 per share, the market value of stock on December 31, 1993 the date the Options were granted, less the option price of $1.00 per share.

(2) Immediately upon execution of his employment contract, on December 31, 1993, Mr. Dahya was granted an option to purchase 250,000 shares of VETI's Common Stock at an exercise price of $1.00 per share for a period of 5 years, expiring on December 31, 1998. As of the date of this Prospectus, none of these Options have been exercised. (See "CERTAIN TRANSACTIONS.")

 (3) Paid to Bristol World Source ("Bristol") for international marketing and management consulting services, Mr. Fozdar is a princpal with Bristol.

 (4) During 1995, the Company and VETI adopted stock option plans for key officers and employees. All options granted by the Company during 1995 were granted on June 28, 1995; options to purchase 660,000 Common Shares were granted with an option price equal to the then market price of $5.00 per share and options to purchase 246,000 shares were granted at $.04 per share. All options granted during 1995 by VETI were granted on June 20, 1995 with an option price equal to the market price of $1.00 per share on the grant date. See EMPLOYEE STOCK OPTION PLANS for additional information on plans. The following tables summarize the number and value of options to purchase stock granted under these plans:

THE COMPANY

           ----------------------------------------------------------------------------------------------
                                                                               Securities underlying
                                            Restricted Stock Award (s)             Options / SARs
           Name                                       ($)                                 (#)
                                            Exercisable/Unexercisable          Exercisable/Unexercisable
           ----------------------------------------------------------------------------------------------
           Amyn S. Dahya                              $0 / $0                                  0/0
           Vijay Fozdar                            $248,000 / $0                          50,000/150,000
           Douglas C. Washburn                   $62,000 / $62,000                        12,500/62,500
           Dennis E. Welling                     $24,800 / $24,800                         5,000/35,000
           Duane Dunk                            $24,800 / $24,800                         5,000/35,000
           David Chase                          $124,000 / $124,000                       25,000/75,000
           ----------------------------------------------------------------------------------------------

              * Options are subject to vesting period of up to four years.
VETI


           ----------------------------------------------------------------------------------------------
                                                                               Securities underlying
                                            Restricted Stock Award (s)             Options / SARs
           Name                                       ($)                                 (#)
                                            Exercisable/Unexercisable          Exercisable/Unexercisable
           ----------------------------------------------------------------------------------------------
           Vijay Fozdar                          $49,500 / $0                             99,500/100,500
           Douglas C. Washburn                        $0 / $0                             13,200/26,800
           Dennis E. Welling                          $0 / $0                             13,200/26,800
           Duane Dunk                                 $0 / $0                             16,500/33,500
           David Chase                                $0 / $0                             16,500/33,500
           ----------------------------------------------------------------------------------------------


              * Options are subject to vesting period of up to four years.

No compensation is currently paid to non-employee directors.

All other executive officers of the Company listed above received a combined annual cash compensation of $156,000 for the fiscal year ended September 30, 1995. In addition, the Company pays a portion of each employee's health insurance premium.

There are no employment contracts, other than with Mr. Amyn Dahya outlined below, proposed termination of employment or change-in-control arrangements between the Company and any of its directors or executive officers.

The following table lists the Options granted to employees of the Company, excluding those granted to Mr. Dahya in his employment contract, during the last fiscal year:

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

THE COMPANY

- ----------------------------------------------------------------------------------------------------------------------------------
                                                                                                             POTENTIAL REALIZABLE
                                                                                                               VALUE AT ASSUMED
                                                                                                               ANNUAL RATES OF
                                            INDIVIDUAL GRANTS                                                    STOCK PRICE
                                                                                                               APPRECIATION FOR
                                                                                                                 OPTION TERM
- -----------------------------------------------------------------------------------------------------------------------------------
                                       NO. OF SECURITIES     % OF TOTAL
                                          UNDERLYING       OPTIONS/SAR'S
                                         OPTION/SAR'S        GRANTED TO      EXERCISE OF
           NAME AND POSITION                GRANTED          EMPLOYEES       BASE PRICE     EXPIRATION
                                                           IN FISCAL YEAR     ($/SHARE)        DATE          5% ($)       10% ($)
- -----------------------------------------------------------------------------------------------------------------------------------
 Vijay Fozdar,                              50,000               6%                  $.04         6/2000      $316,518     $399,406
 Director                                  150,000              18%                 $5.00        12/2003
- -----------------------------------------------------------------------------------------------------------------------------------
 Mehdi Nimjee,                              50,000               6%                  $.04         6/2001      $324,431     $419,377
 Director and VP
- -----------------------------------------------------------------------------------------------------------------------------------
 Douglas Washburn,                          25,000               3%                  $.04         6/2001      $162,215     $209,689
 VP, Treasurer and Secretary                50,000               6%                 $5.00        12/2003       $20,500      $48,000
- -----------------------------------------------------------------------------------------------------------------------------------
 Dennis Welling,                            10,000               1%                  $.04         6/2001       $64,900      $83,900
 Controller                                 30,000               4%                 $5.00        12/2003       $12,300      $28,800
- -----------------------------------------------------------------------------------------------------------------------------------
 Duane Dunk,                                10,000               1%                  $.04         6/2001       $64,900      $83,900
 EVP of VETI                                30,000               4%                 $5.00        12/2003       $12,300      $28,800
- -----------------------------------------------------------------------------------------------------------------------------------
 David Chase,                               50,000               6%                  $.04         6/2001      $324,431     $419,377
 VP of VETI                                 50,000               6%                 $5.00        12/2003       $20,500      $48,000
- -----------------------------------------------------------------------------------------------------------------------------------

VETI


- ----------------------------------------------------------------------------------------------------------------------------------
                                                                                                             POTENTIAL REALIZABLE
                                                                                                               VALUE AT ASSUMED
                                                                                                               ANNUAL RATES OF
                                            INDIVIDUAL GRANTS                                                    STOCK PRICE
                                                                                                               APPRECIATION FOR
                                                                                                                 OPTION TERM
- -----------------------------------------------------------------------------------------------------------------------------------
                                       NO. OF SECURITIES     % OF TOTAL
                                          UNDERLYING       OPTIONS/SAR'S
                                         OPTION/SAR'S        GRANTED TO      EXERCISE OF
           NAME AND POSITION                GRANTED          EMPLOYEES       BASE PRICE     EXPIRATION
                                                           IN FISCAL YEAR     ($/SHARE)        DATE          5% ($)       10% ($)
- -----------------------------------------------------------------------------------------------------------------------------------
 Vijay Fozdar,                               50,000              7%              $.01         6/2000        $63,176       $79,720
 Managing Director                          150,000              22%            $1.00         6/2001        $47,850      $108,150
 Finance & Corporate
 Development of VETI
- -----------------------------------------------------------------------------------------------------------------------------------
 Mehdi Nimjee,                               50,000              7%             $1.00         6/2001        $15,950       $36,050
 Director and VP
- -----------------------------------------------------------------------------------------------------------------------------------
 Douglas Washburn,                           40,000              6%             $1.00         6/2001        $12,760       $28,840
 VP, Treasurer and
 Secretary
- -----------------------------------------------------------------------------------------------------------------------------------
 Dennis Welling,                             40,000              6%             $1.00         6/2001        $12,760       $28,840
 Controller
- -----------------------------------------------------------------------------------------------------------------------------------
 Duane Dunk,                                 50,000              7%             $1.00         6/2001        $15,950       $36,050
 EVP of VETI
- -----------------------------------------------------------------------------------------------------------------------------------
 David Chase,                                50,000              7%             $1.00         6/2001        $15,950       $36,050
 VP of VETI
- -----------------------------------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------------------------------


      No other benefits, salaries, bonuses, stock options, grants, SAR's or compensation have been paid or given to executive officers during the last fiscal year and it is not anticipated that any will be in the foreseeable future.

The following table lists the aggregated Option/SAR exercises during the last fiscal year by directors and officers of the Company and the fiscal year end Option/SAR values of both the exercised and unexercised Option/SAR Grants:


             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                        FISCAL YEAR END OPTION/SAR VALUES


THE COMPANY


- ---------------------------------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------------------------------
                                                                Number of Securities Underlying       Value of Unexercised In-
                                                                  Unexercised options at Sept.           the-Money options
                                                                     30, 1995 Exercisable /              at Sept. 30, 1995
                                   Shares           Value                Unexercisable              Exercisable / Unexercisable
             Name                 Acquired         Realized
- ---------------------------------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------------------------------
 Amyn S. Dahya                        0               0                       0/0                              $0/$0
 Vijay Fozdar                         0               0                  50,000/150,000                  $448,000/$600,000
 Douglas C. Washburn                  0               0                  12,500/62,500                   $112,000/$312,000
 Dennis E. Welling                    0               0                   5,000/35,000                    $44,800/$164,800
 Duane Dunk                           0               0                   5,000/35,000                    $44,800/$164,800
 David Chase                          0               0                  25,000/75,000                   $224,000/$424,000
- ---------------------------------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------------------------------


VETI


- ---------------------------------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------------------------------
                                                                Number of Securities Underlying       Value of Unexercised In
                                                                  Unexercised options at Sept.         the-Money options at
                                   Shares           Value            30, 1995 Exercisable /               Sept. 30, 1995
             Name                 Acquired         Realized              Unexercisable              Exercisable / Unexercisable
- ---------------------------------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------------------------------
 Amyn S. Dahya                       0                0                 250,000/750,000                 $437,500/$1,312,500
 Vijay Fozdar                        0                0                  99,500/100,500                 $223,625/$175,875
 Douglas C. Washburn                 0                0                  13,200/26,800                   $23,100/$46,900
 Dennis E. Welling                   0                0                  13,200/26,800                   $23,100/$46,900
 Duane Dunk                          0                0                  16,500/33,500                   $28,875/$58,625
 David Chase                         0                0                  16,500/33,500                   $28,875/$58,625
- ---------------------------------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------------------------------


             LONG TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR

To date, none of the foregoing options have been exercised.

None of the other directors or executive officers of the Company hold options to purchase shares of the Company's Common Stock.

EMPLOYEE STOCK OPTION PLAN

During 1995, the Company adopted an Incentive Stock Option Plan (ISOP) which provides that a maximum of 800,000 options to purchase the Company's common stock may be granted to officers and employees of the Company. Options granted under the ISOP are intended to qualify as incentive stock options under the Economic Recovery Tax Act of 1981 (the "1981 Act") as amended by the Tax Reform Act of 1986.

The ISOP is administered by the Board of Directors through a committee presently consisting of two members of the Board (Committee). The Committee determines which persons receive options, the number of shares that may be purchased under each option, vesting provisions, option terms and exercise price. Options granted under the ISOP are require to have an exercise price equal to or greater than the market price of the Company's Common Shares at the grant date. In the event an optionee voluntarily terminates his relationship with the Company, he has the right to exercise his accrued options within 3 months of such termination. However, the Company may redeem any accrued options held by an optionee by paying the difference between the option price and the then fair market value. If an optionee's relationship is involuntarily terminated, other than because of death, he also has the right to exercise the accrued options within thirty (30) days of such termination. Upon death, his estate or heirs have one year to exercise his accrued options.

Options granted under the ISOP are not transferable other than by will or by the laws of descent and distribution. The ISOP provides that the number of shares and the option price will be adjusted on a pro-rata basis for stock splits and stock dividends.

Options must be granted within five (5) years from the effective date of the ISOP. As of September 30, 1995, options to purchase up to 660,000 shares of common stock were granted under the ISOP. All options granted under the ISOP are valid for a term of five (5) years from the date of vesting and vest 25% per year over a period of four years. All options granted to date under the ISOP have a exercise price of $5.00 per share which represents the market price per share on the date of grant

The Company also adopted a non-qualified Stock Option Plan (SOP), which grants five year options to purchase a maximum of 250,000 shares of the Company's common stock at a price of $0.04 per share to officers and key employees of the Company. Options granted under the Plan are not-intended to qualify as incentive stock options under the Economic Recovery Tax Act of 1981 (the "1981 Act") as amended by the Tax Reform Act of 1986.

The Plan is administered by the Board of Directors through a committee presently consisting of all three members of the Board which determines which persons receive options under the SOP, the number of shares that may be purchased under each option and the vesting period. The term of all options is five (5) years and all options must be granted within five (5) years from the effective date of the Plan.

Options granted under the Plan are not transferable other than by will or by the laws of descent and distribution. The Option Plan provides that the number of shares and the option price will be adjusted on a pro-rata basis for stock splits and stock dividends.

As of September 30, 1995, options to purchase up to 246,000 shares of common stock were granted under the SOP. With the exception of Mr. Vijay Fozdar, who's options vest 100% on the grant date, the options vest to the optionee over a one (1) year period with 50% vesting at the grant date and 50% on the first anniversary of the grant date. Options granted under the SOP are compensatory in nature and result in total compensation expense of approximately $1,220,160, of which $855,600 was recorded as compensation expense during 1995 and $364,560 will be recorded as expense for the year ended September 30, 1996.

During 1995 VETI adopted a qualified Incentive Stock Option Plan (V-ISOP) which provides that a maximum of 700,000 options to purchase the VETI's common stock may be granted to officers and employees and advisors of VETI. Options granted under the V-ISOP are intended to qualify as incentive stock options under the 1981 Act. As of September 30, 1995, options to purchase up to 606,000 shares of common stock were granted under the V-ISOP. All options granted to date under the V-ISOP have a exercise price of $1.00 per share which represents the market price per share on the date of grant.

The only other benefit plan offered at the present or during 1995 involves a major medical plan which is made available to all employees on a non-discriminatory basis, the Company currently maintains no other stock option plans, no plan which would termed a "Long-Term Incentive Plan" as explained in Item 402 (a)(6)(iii) of the U.S. Securities and

Exchange Act, nor any benefit plan which would give rise to "Long Term Compensation" as defined in Item 402(b)(iv) of the U.S. Securities and Exchange Act, except as described above.

INDEMNIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS

Pursuant to the By-Laws of the corporation, the Company has agreed to indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his/her position, if he/she acted in good faith and in a manner he/she reasonably believed to be in the best interest of the corporation and, in certain cases, may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, the Company must indemnify him/her against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by Colorado law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to officers, directors or persons controlling the Company, pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in said Act and is, therefore, unenforceable.

                             PRINCIPAL SHAREHOLDERS


The following table lists the shares of Common Stock of the Company owned, directly or indirectly, by each director of the Company, and each executive officer of the Company named in the Summary Compensation Table, affiliates of the directors and executive officers, the directors and executive officers as a group, and shareholders who hold 5% or more of the Company's Common Stock at June 30, 1996:



- ---------------------------------------------------------------------------------------------------------------
                                NAME AND ADDRESS OF              AMOUNT AND NATURE OF
 TITLE OF CLASS                 BENEFICIAL OWNER                 BENEFICIAL OWNERSHIP   PERCENT OF CLASS (1)
- ---------------------------------------------------------------------------------------------------------------
 COMMON STOCK                   AMYN DAHYA
                                1335 GREG ST. #104                       (2)                 --
                                SPARKS, NV. 89431
- ---------------------------------------------------------------------------------------------------------------
                                HANIF DAHYA                              NIL                 --
                                5 BEECHWOOD ROAD
                                ALLENDALE, NEW JERSEY 07401
- ---------------------------------------------------------------------------------------------------------------
                                SANDRO KUNZLE                            NIL                 --
                                TENUTA AIA VECCHIA
                                58029 SASSOFORTINO (GR)
                                ITALY
- ---------------------------------------------------------------------------------------------------------------
                                                                         NIL                 --

                                VIJAY J. FOZDAR
                                1335 GREG STREET #104
                                SPARKS, NV  89431
- ---------------------------------------------------------------------------------------------------------------
                                                                     1,807,750 (3)           19%
                                BISMILLAH CHILDREN'S
                                FOUNDATION LTD.
                                1335 GREG ST. #104
                                SPARKS, NV. 89431
- ---------------------------------------------------------------------------------------------------------------
                                                                       877,580              8.8%
                                SOCIETE GENERALE
                                17 COURS VALNEY
                                LA DEFENSE
                                CEDEX
                                PARIS, FRANCE 89431
- ---------------------------------------------------------------------------------------------------------------
                                                                       606,061              6.1%
                                WESTAMERICA CORP.
                                4141 N. SCOTTSDALE RD.
                                SUITE #100
                                SCOTTSDALE, AZ 85251
- ---------------------------------------------------------------------------------------------------------------
 ALL OFFICERS AND
 DIRECTORS OF THE                                                         --                 --
 COMPANY AS A GROUP
- ---------------------------------------------------------------------------------------------------------------


(1) These percentages and totals are calculated based upon the total number of shares of common stock issued and outstanding as of the date of this Prospectus plus, in the case of persons holding presently exercisable options, the number of shares subject to such options.

(2) At September 30, 1995, Mr. Amyn Dahya held 1,982,000 common shares of the Company, in addition 725,000 common shares of the Company were owned or controlled by Dahya Holdings, Inc., a Bahamiam corporation, of which Mr. Amyn Dahya is an officer and director. Mr. Mansoor Dahya, an uncle to Mr. Amyn Dahya, is the majority shareholder of Dahya Holdings, Inc. and holds 91% of the outstanding voting stock of Dahya Holdings, Inc. As indirect shareholders, Messrs. Amyn Dahya and Mansoor Dahya have shared voting and investment power in and to these shares. On October 3, 1995, these shares were converted into 2,707,000 Series A preferred shares and are entitled to vote with common shares with the further provision that each preferred share will be entitled to the equivalent of five (5) common share votes.

(3) Bismillah Children's Foundation Ltd. is a nop-profit/charitable Nevada Corporation of which Mr. Amyn Dahya is a Trustee and Director. Bismillah is managed by a five (5) member Board of Trustees. Mr. Dahya and his wife are two of the five Trustees. A majority vote is required for the Board to take any actions on behalf of the Foundation.

                               LEGAL PROCEEDINGS

STOX has commenced an action in Ontario, Canada against Orillia Steel Works, Inc. ("OSW") entitled STOX Systems, Inc. v. Orillia Steel Works, Inc. for $550,000 Cdn ($414,094 U.S.) for breach of contract or, in the alternative, for conversion of intellectual property. OSW has defended the action and launched a counterclaim for $450,000 Cdn. ($339,623 U.S.) for breach of contract. There is also a claim for recovery of related interest and costs. STOX entered into a contract with OSW pursuant to which OSW was to fabricate a hazardous material storage facility (the "Facility"), designed by STOX. The contract included an express term regarding confidentiality (the "Confidentiality Clause"). STOX claims that OSW violated the Confidentiality Clause with respect to the intellectual property used to fabricate the facility and, as a result, STOX suffered damages. OSW claims that it did not violate the Confidentiality Clause because it actually owns the intellectual property used to fabricate the Facility. Rather, OSW alleges that STOX breached a verbal understanding that OSW would have the exclusive right to fabricate the facilities marketed and sold by STOX. AS a result of STOX's alleged breach of the verbal understanding, OSW claims that it suffered damages. STOX denies that there was any verbal understanding with OSW and, if there was, that OSW itself breached a fundamental term of that understanding and, therefore, STOX cannot be held liable.

While the Company cannot yet determine the full impact of these actions, it believes that they will not have a material adverse effect on the financial condition or results of operations of the Company.

The Company is not aware of any other material litigation, whether pending or threatened, to which it is or may become a party.

CERTAIN TRANSACTIONS

On December 31, 1993, VETI entered into a ten-year employment contract with Amyn Dahya, Chairman of the Board, President and Chief Executive Officer of Casmyn and now Chairman of the Board and CEO of VETI. Pursuant to the terms of the contract, Mr. Dahya will earn an annual base salary of $150,000, which increases by no less than 10% per year of such an increase is approved by the Board of Directors. Under this contract, Mr. Dahya also receives reimbursement for business expenses and normal group benefits available to other executives of VETI. This contract also provides Mr. Dahya with 5-year, non-qualified, stock options to purchase shares of Common Stock of VETI at an exercise price of $1 .00 per share. The issuance of these shares is not intended or anticipated to significantly dilute the equity off VETI.

Under the terms of the employment contract, Mr. Dahya has been granted options to purchase shares of VETI Common Stock pursuant to the following schedule:
- --------------------------------------------------------------------------------
NO. OF SHARES         TIME OF VESTING
- -------------         ---------------
250,000               Immediately upon execution of the Employment Agreement
250,000               When gross sales of VETI reach $2,500,000
250,000               When gross sales of VETI reach $5,000,000
250,000               When gross sales of VETI reach $7,500,000
- --------------------------------------------------------------------------------
As of the date of this Prospectus, none of the options have been exercised
(See Executive Compensation of Directors and Executive Officers of the
Company").

On January 31, 1994, Ace Capital Inc., a privately-held Nevada corporation of which David Chase, an executive officer of VETI, is an officer, director and shareholder, entered into a Promissory Note with VETI for the purchase of 25,000 shares of Common Stock, in the amount of $75,000, payable to VETI on demand, at 6% interest. (See "VECTOR ENVIRONMENTAL TECHNOLOGIES, Shares of Common Stock of VETI Held by Directors, Executive Officers, Affiliates and/or 5% shareholders.")

On January 31, 1994, Taj Mohamed, a director of Auromar, entered into a Promissory Note with VETI for the purchase of 25,000 shares of Common Stock, in the amount of $75,000, payable to VETI on demand, at 6% interest. (See "CASMYN CORP. Shares of Common Stock of VETI Held by Directors, Executive Officers, Affiliates and/or 5% shareholders.")


Amyn Dahya, an officer, director, promoter and principal shareholder of the Company was also a director of Auromar from June 29, 1993 to March 13, 1995. In connection with the acquisition of Casmyn Desalco, Ltd. from Dahya Holdings, Ltd., the Company will pay Dahya Holdings a six percent royalty on gross sales recognized from the commercial application of certain water desalination technology. In addition, the Company will issue 250,000 shares of restricted common stock upon the successful completion of a prototype desalination system. In addition, 250,000 restricted Common Shares will be issued upon the Company's achieving each of $5,000,000, $25,000,000 and $50,000,000 in gross sales from the desalination system or related technology. As of June 30, 1996, the Company had advances outstanding to Amyn Dahya of approximately $500,000 primarily relating to relocation expenses.

                     DESCRIPTION OF THE COMPANY'S SECURITIES

COMMON STOCK

The Company is authorized to issue 320,000,000 shares, of which 20,000,000 are Preferred Shares, par value $.10 per share and 300,000,000 are Common Stock, par value $.04 per share. Each share of Common Stock is entitled to one vote at all meetings of shareholders. The Articles of Incorporation of the Company prohibit cumulative voting in the election of directors. All shares of Common stock are equal to each other with respect to liquidation rights and dividend rights. In the event of liquidation, dissolution or winding up of the Company, holders of the Common Stock will be entitled to receive, on a pro rata basis, all assets of the Company remaining after satisfaction of all liabilities and all liquidation preferences, if any, granted to holders of the preferred shares of the Company. There are no preemptive rights to purchase additional shares of Common Stock.

Holders of shares of Common Stock are entitled to receive dividends if, as and when declared by the Board of Directors out of funds legally available therefor, subject to the dividend and liquidation rights of any preferred shares that may be issued.

PREFERRED SHARES

The Certificate of Incorporation of the Company authorizes issuance of a maximum of 20,000,000 preferred shares, par value $.10 per share. The Articles of Incorporation vest the Board of Directors of the Company with authority to divide the class of preferred shares into series and to fix and determine the relative rights and preferences of the shares of any such series so established to the full extent permitted by the laws of the State of Colorado and the Certificate of Incorporation with respect to, among other things: (a) the number of preferred shares to constitute such series and the distinctive designations thereof; (b) the rate and preference of dividends, if any, the time of payment of dividends, whether dividends are cumulative and the date from which any dividend shall accrue; (c) whether preferred shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption; (d) the liquidation preferences payable on preferred shares in the event of involuntary of voluntary liquidation; (e) sinking fund or other provisions, if any, for redemption or purchase of preferred shares; (f) the terms and conditions by which preferred shares may be converted, if the preferred shares of any series are issued with the privilege of conversion; and (g) voting rights, if any.

There are 2,707,000 Series A preferred shares issued and outstanding. Series A preferred shares have no preference with respect to dividends or liquidation and vote with Common Shares with each Series A Preferred share having a voting right equal to five Common Shares.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for the common stock is American Securities Transfer Corporation, 938 Quail Street, Suite 101, Lakewood, CO 80215-5513.

                              PLAN OF DISTRIBUTION

This Prospectus relates to 4,371,267 shares of Common Stock that may be offered and sold from time to time by certain shareholders of the Company, all of whom have been accorded certain registration rights by the Company that permit such holders to include such shares in this Prospectus. Such shares consist of (i) 2,805,791 shares of common stock that were issued in private placements, (ii) 833,333 shares of common stock issuable in connection with the conversion of a $5,000,000 convertible debenture, and
(iii) 732,143 shares of common stock issuable upon the exercise of warrants.

Set forth below is information, as of May 29, 1996, regarding the beneficial ownership of the Company's Common Stock by each Selling Shareholder.

                                              SHARES BENEFICIALLY OWNED                               SHARES BENEFICIALLY OWNED
                                                PRIOR TO OFFERING (1)            NUMBER OF                AFTER OFFERING (2)
                                            ------------------------------        SHARES            ----------------------------
                                             NUMBER               PERCENT         OFFERED            NUMBER             PERCENT
- ----------------------------------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------------------------------
 SOCIETE GENERALE - ORVALOR (3)             2,144,762              22.0%          2,144,762         2,144,762             22.0%
- ----------------------------------------------------------------------------------------------------------------------------------
 REG "S" OFFERING (4)
- ----------------------------------------------------------------------------------------------------------------------------------
    CNCA/SCT BRUNDY                            33,000                  *             33,000            33,000                 *
- ----------------------------------------------------------------------------------------------------------------------------------
    S.E. BANKEN  LUXEMBOURGE S.A.              12,000                  *             12,000            12,000                 *
- ----------------------------------------------------------------------------------------------------------------------------------
    LA COMPAGNIE FINANCIERE                    15,000                  *             15,000            15,000                 *
       (ROTHSCHILD BANQUE)
- ----------------------------------------------------------------------------------------------------------------------------------
    EQUITABLE LIFE ASSURANCE                  450,000               3.2%            450,000           450,000              3.2%
- ----------------------------------------------------------------------------------------------------------------------------------
    CEDEF FINANCE                              15,000                  *             15,000            15,000                 *
    TORBAY COMPANY                             45,000                  *             45,000            45,000                 *
- ----------------------------------------------------------------------------------------------------------------------------------
    GFM INTERNATIONAL INVESTORS                60,000                  *             60,000            60,000                 *
- ----------------------------------------------------------------------------------------------------------------------------------
    THE PRUDENTIAL  INSURANCE CO.              45,000                  *             45,000            45,000                 *
- ----------------------------------------------------------------------------------------------------------------------------------
    EXECUTRONICS LTD.                          15,000                  *             15,000            15,000                 *
- ----------------------------------------------------------------------------------------------------------------------------------
    CM INVESTMENT NOMINEES LTD.                30,000                  *             30,000            30,000                 *
- ----------------------------------------------------------------------------------------------------------------------------------
    NUTRACO NOMINEES LTD.                     150,000               1.1%            150,000           150,000              1.1%
- ----------------------------------------------------------------------------------------------------------------------------------
    WOODBRIDGE CAPITAL CORPORATION             15,000                  *             15,000            15,000                 *
- ----------------------------------------------------------------------------------------------------------------------------------
 MARTINDALE INC.                              378,055               4.0%            378,055           378,055              4.0%
- ----------------------------------------------------------------------------------------------------------------------------------
 DIAMOND FONTEIN INTERNATIONAL, LTD.          300,000               3.2%            300,000           300,000              3.2%
- ----------------------------------------------------------------------------------------------------------------------------------
 COVENTRY SECURITIES, LTD.                    115,000               1.2%            115,000           115,000              1.2%
- ----------------------------------------------------------------------------------------------------------------------------------
 NORDIC RESOURCES, CORP.                       25,000                  *             25,000            25,000                 *
- ----------------------------------------------------------------------------------------------------------------------------------
 ROTH INVESTOR RELATIONS, INC.                 10,000                  *             10,000            10,000                 *
- ----------------------------------------------------------------------------------------------------------------------------------
 MARSHALL AUERBACK                            126,200               1.3%            126,200           126,200              1.3%
- ----------------------------------------------------------------------------------------------------------------------------------
 T/A PACIFIC SELECT INVESTMENTS LTD.           48,800                  *             48,800            48,800                 *
- ----------------------------------------------------------------------------------------------------------------------------------
 NABAT RAJAN                                  338,450               3.6%            338,450           338,450              3.6%
- ----------------------------------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------------------------------

(*)  Represents less than 1% of outstanding Common Stock.
     (1) Unless otherwise indicated, the persons named in the table have sole voting and sole investment power with respect to all shares beneficially owned subject to community property laws where applicable.
     (2)  Assumes that all of the shares offered hereby are actually sold.
     (3) Consists of shares, warrants and conversion of shares under a convertible debenture.
     (4)  Consists of shares and warrants.

The Company has been advised by the Selling Shareholders that they intend to sell all or a portion of the shares of Common Stock offered by this Prospectus from time to time (I) in the over-the-counter market at prices reasonably related to the prices of the Common Stock prevailing at the time of such sales, (ii) otherwise than in the over-the-counter market in negotiated transactions (which may include the pledge or hypothecation of some of all the shares), at fixed prices which may be changed, at market prices prevailing at the time of sale or at prices reasonably related thereto or at negotiated prices, or (iii) by a combination of the foregoing methods of sale. The Selling Shareholders may effect such transactions by selling the shares of Common Stock to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the shares of Common Stock for which such broker-dealers may act as agent or to whom they may sell as principal, or both. The Selling Shareholders and any broker, dealer or other agent executing sell orders on behalf of the Selling Shareholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "1933 Act") in which event commissions received by any such broker, dealer or agent and profit on any resale of shares of Common Stock of principal may be deemed to be underwriting commissions under the 1933 Act. Such commissions received by a broker, dealer or agent may be in excess of customary compensation. Such shares of Common Stock may also be sold in accordance with Rule 144 and Rule 145 under the 1933 Act.

The Company will pay all the costs, expenses and fees incident to the offering and sale of the shares to the public, other than commissions and discounts of underwriters, brokers, dealers or agents not paid by the purchasers of the shares. In addition, the Company has agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities arising under the 1933 Act.


                                     EXPERTS

The consolidated financial statements of the Company at September 30, 1995 and 1994 and for each of the three years in the period ended September 30, 1995, appearing in this Prospectus and Registration Statement, have been audited by Deloitte & Touche LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of WestAmerica Corporation at March 31, 1995 and 1996 and for each of the three years in the period ended March 31, 1996, appearing in this Prospectus and Registration Statement, have been audited by Tullius Taylor Sartain & Sartain, independent auditors, as set forth in their report thereon appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

The financial statements of WestAmerica Investment Company at March 31, 1996, and December 31, 1994 and for the fifteen month period ended March 31, 1996 and each of the two years in the period ended December 31, 1994 (not separately appearing in this Prospectus and Registration Statement), included in the consolidated financial statements of WestAmerica Corporation have been audited by George Brenner, C.P.A., independent auditor, as set forth in his report thereon appearing elsewhere herein and in the Registration Statement, and are included in the consolidated financial statements of WestAmerica Corporation in reliance upon such report given upon the authority of such firm as an expert in accounting and auditing.

The financial statements of Auromar Development Corporation as of and for the years ended March 31, 1996 and 1995, appearing in this Prospectus and Registration Statement, have been audited by Deloitte & Touche, Chartered Accountants, independent auditors, as set forth in their report thereon appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

The financial statements of Auromar Development Corporation as of and for the year ended March 31, 1994, appearing in this Prospectus and Registration Statement, have been audited by Dennis N. Wong, Inc. Chartered Accountant, independent auditor, as set forth in his report thereon appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of such firm as an expert in accounting and auditing.

None of the named experts listed herein have any security interest in the Company

                                  LEGAL MATTERS

The validity of the Common Stock offered hereby will be passed upon for the Selling Shareholders by Jenkens & Gilchrist, a Professional Corporation.

                          INDEX TO FINANCIAL STATEMENTS


                                                                            Page
                                                                            ----
I.   Consolidated Financial Statements of Casmyn Corp.
        Independent Auditors' Report . . . . . . . . . . . . . . . . . . .  F-3
        Consolidated Balance Sheets - September 30, 1994 and 1995 and
          June 30, 1996 (unaudited). . . . . . . . . . . . . . . . . . . .  F-4
        Consolidated Statements of Operations for the Years Ended
          September 30, 1993, 1994 and 1995 and the Nine Months
          Ended June 30, 1995 and 1996 (unaudited).. . . . . . . . . . . .  F-5
        Consolidated Statements of Stockholders' Equity (Deficiency) for the
          Years Ended September 30, 1993, 1994 and 1995 and the Nine Months
          Ended June 30, 1996 (unaudited). . . . . . . . . . . . . . . . .  F-6
        Consolidated Statements of Cash Flows for the Years Ended
          September 30, 1993, 1994 and 1995 and the Nine Months Ended
          June 30, 1995 and 1996 (unaudited) . . . . . . . . . . . . . . .  F-7
        Notes to the Consolidated Financial Statements . . . . . . . . . .  F-9

II.  Pro Forma Consolidated Financial Statements of Casmyn Corp.
        Introduction . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
        Pro Forma Consolidated Balance Sheet - June 30, 1996
             (unaudited) . . . . . . . . . . . . . . . . . . . . . . . . .   16
        Pro Forma Consolidated Statement of Operations for the Year Ended
          September 30, 1995 (unaudited) . . . . . . . . . . . . . . . . .   17
        Pro Forma Consolidated Statement of Operations for the Nine Months
          Ended June 30, 1996  (unaudited) . . . . . . . . . . . . . . . .   18

        Notes to Pro Forma Consolidated Financial Statements . . . . . . .   19

III. Consolidated Financial Statements of WestAmerica Corporation
        Independent Auditor's Report . . . . . . . . . . . . . . . . . . . F-22
        Consolidated Balance Sheets - March 31, 1995 and 1996 and June 30,
        1996 (unaudited). . . . . . . . . . . . . . . . . . .  . . . . . . F-24
        Consolidated Statements of Operations for the Years Ended
          March 31, 1994, 1995 and 1996 and the Three Months Ended June 30,
          1995 and 1996 (unaudited)  . . . . . . . . . . . . . . . . . . . F-26
        Consolidated Statements of Stockholders' Equity for the
        Years Ended March 31, 1994, 1995 and 1996 and the Three Months
        Ended June 30, 1995 and 1996 (unaudited) . . . . . . . . . . . . . F-27
        Consolidated Statements of Cash Flows for the Years Ended
        March 31, 1994, 1995 and 1996 and the Three Months Ended June 30,
           1995 and 1996 (unaudited) . . . . . . . . . . . . . . . . . . . F-28
        Notes to the Consolidated Financial Statements . . . . . . . . . . F-29

IV.  Financial Statements of Auromar Development Corporation
        Independent Auditor's Report . . . . . . . . . . . . . . . . . . . F-40
        Balance Sheets - March 31, 1995 and 1996 and June 30, 1996
        (unaudited). . . . . . . . . . . . . . . . . . . . . . . . . . . . F-42
        Statements of Operations and Deficit for the Years Ended
          March 31, 1994, 1995 and 1996 and cumulative from inception to March 31, 1996 and the Three Months Ended June 30, 1995 and
          1996 (unaudited) . . . . . . . . . . . . . . . . . . . . . . . . F-43
        Statements of Cash Flows for the Years Ended
          March 31, 1994, 1995 and 1996 and cumulative from
          inception to March 31, 1996 and the Three Months Ended June 30,
          1995 and 1996 (unaudited). . . . . . . . . . . . . . . . . . . . F-44
        Notes to the Financial Statements. . . . . . . . . . . . . . . . . F-45

V.   Financial Statements of Auromar Development Corporation
     Independent Auditor's Report. . . . . . . . . . . . . . . . . . . . . F-52

        Balance Sheet - March 31, 1994 . . . . . . . . . . . . . . . . . . F-53
        Statement of Operations and Deficit for the Year Ended
          March 31, 1994 . . . . . . . . . . . . . . . . . . . . . . . . . F-54
        Statements of Changes in Financial Position for the Year Ended
          March 31, 1994 . . . . . . . . . . . . . . . . . . . . . . . . . F-55
        Notes to the Financial Statements. . . . . . . . . . . . . . . . . F-56

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Casmyn Corp.

We have audited the accompanying consolidated balance sheets of Casmyn Corp. and subsidiaries as of September 30, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity (deficiency), and cash flows for each of the three years in the period ended September 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Casmyn Corp. and subsidiaries as of September 30, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended September 30, 1995 in conformity with generally accepted accounting principles.


Deloitte & Touche LLP

Reno, Nevada
June 28, 1996

     CASMYN CORP.
     CONSOLIDATED BALANCE SHEETS

- ---------------------------------------------------------------------------------------------------------------------
                                                             SEPTEMBER 30,           SEPTEMBER 30,     JUNE 30, 1996
                                                               1994                     1995             (UNAUDITED)
- ---------------------------------------------------------------------------------------------------------------------

ASSETS
- ------
CURRENT ASSETS:
  Cash and cash equivalents                             $    1,075,876              $ 4,938,945        $  5,473,211
  Common stock subscriptions receivable                        808,000                7,125,002                   -
  Accounts receivable, net of allowance
    of $ 0, $80,614 and $106,819 respectively                  136,706                  593,658             225,702
  Inventories                                                  452,529                  312,069           1,749,845
  Prepaid expenses and other assets                             14,253                   93,732             135,090
                                                        ------------------------------------------------------------
     Total current assets                                    2,487,364               13,063,406           7,583,848
                                                        ------------------------------------------------------------
INVESTMENT IN RELATED PARTY                                    275,352                  204,227             204,227
INVESTMENT IN AFFILIATES                                             -                        -           8,367,702
MINERAL PROPERTIES                                             197,227                  197,227           6,712,458
EQUIPMENT AND IMPROVEMENTS, NET                                311,682                  313,694           2,945,392
DUE FROM RELATED PARTIES, NET                                        -                   58,451              67,066
OTHER ASSETS                                                    97,030                  478,656           1,622,807
                                                        ------------------------------------------------------------
TOTAL ASSETS                                               $ 3,368,655             $ 14,315,661        $ 27,503,500
                                                        ------------------------------------------------------------
                                                        ------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY
- ------------------------------------
CURRENT LIABILITIES:
  Accounts payable and accrued liabilities                  $  591,737               $  574,642         $ 2,931,895
  Current portion of long-term debt                             58,335                   27,462                   -
  Due to Related Parties, net                                  394,870                        -                   -
                                                        ------------------------------------------------------------
     Total current liabilities                               1,044,942                  602,104           2,931,895
                                                        ------------------------------------------------------------

LONG-TERM DEBT                                                 109,766                   71,298                   -
                                                        ------------------------------------------------------------

CONVERTIBLE DEBT                                                     -                5,000,000           5,000,000
                                                        ------------------------------------------------------------

     Total Liabilities                                       1,154,708                5,673,402           7,931,895
                                                        ------------------------------------------------------------

MINORITY INTEREST                                                    -                  498,663                   -
                                                        ------------------------------------------------------------
STOCKHOLDERS' EQUITY:
  Preferred stock, $.10 par value; 20,000,000 shares
     authorized; 0, 0, and 2,707,000 shares outstanding              -                        -             270,700
  Common stock, $.04 par value; 300,000,000 shares
     authorized; 7,447,351, 8,604,637 and 7,285,492 shares
     issued and outstanding                                    297,887                  344,185             291,480

  Additional paid-in capital                                 2,941,415               11,859,844          27,854,536
  Accumulated deficit                                       (1,025,355)              (4,067,783)         (8,501,094)
  Foreign currency translation adjustment                            -                    7,350            (319,017)
  Treasury stock, 1500 shares at cost                                -                        -             (25,000)
                                                        ------------------------------------------------------------
       Total stockholders' equity                            2,213,947                8,143,596          19,571,605
                                                        ------------------------------------------------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                 $ 3,368,655             $ 14,315,661        $ 27,503,500
                                                        ------------------------------------------------------------
                                                        ------------------------------------------------------------


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS

                                  CASMYN CORP.
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                                    NINE MONTHS ENDED
                                                           YEAR ENDED SEPTEMBER 30,                      JUNE 30,
                                                                                                        (UNAUDITED)
                                                  -----------------------------------------------------------------------
                                                      1993          1994          1995            1995            1996
                                                  -----------------------------------------------------------------------
SALES                                               $ 75,421      $ 600,714      $ 382,158      $ 375,270     $ 1,065,538

COST OF GOODS SOLD                                       661        602,678        489,589        270,195        756,732
                                                  -----------------------------------------------------------------------
GROSS PROFIT (LOSS)                                   74,760         (1,964)      (107,431)       105,075        308,806
                                                  -----------------------------------------------------------------------
COSTS AND EXPENSES:
Selling, general and administrative expense        1,076,518      3,224,625      4,997,948      3,296,155      4,695,678
Depreciation, depletion and amortization              79,958         38,563         98,805        167,174        100,778
Mineral exploration expense                                -              -      1,010,334        769,473        447,647
Research and development                              85,000         15,294        185,053        150,768        204,113
Abandonment of mineral properties                    190,470        150,000              -              -              -
Write down of assets                                 209,000        758,059              -              -              -
                                                  -----------------------------------------------------------------------
          Total costs and expenses                 1,640,946      4,186,541      6,292,140      4,383,570      5,448,216
                                                  -----------------------------------------------------------------------

LOSS FROM OPERATIONS                              (1,566,186)    (4,188,505)    (6,399,571)    (4,278,495)    (5,139,410)
                                                  -----------------------------------------------------------------------
OTHER INCOME (EXPENSE):
Minority interest in net loss of consolidated
 subsidiary                                        1,301,804      4,580,694      3,502,401      1,991,189        498,663
Gain (loss) on sale of investments in related
 parties
                                                          -         253,218       (150,000)             -              -
Other                                                (29,843)        45,420        (27,687)        76,091        207,436
                                                  -----------------------------------------------------------------------
     Other income, net                             1,271,961      4,879,332      3,324,714      2,067,280        706,099
                                                  -----------------------------------------------------------------------

INCOME (LOSS) FROM CONTINUING OPERATIONS            (294,225)       690,827     (3,074,857)    (2,211,251)    (4,433,311)
                                                  -----------------------------------------------------------------------
DISCONTINUED OPERATIONS:
Loss from discontinued operations                   (291,812)      (643,767)       (77,354)       (77,354)             -
Gain on disposal of discontinued operations                -              -        109,783        109,783              -
                                                  -----------------------------------------------------------------------
GAIN (LOSS) FROM DISCONTINUED OPERATIONS            (291,812)      (643,767)        32,429         32,429              -
                                                  -----------------------------------------------------------------------
NET INCOME (LOSS)                                 $ (586,037)      $ 47,060   $ (3,042,428)  $ (2,178,786)  $ (4,433,311)
                                                  -----------------------------------------------------------------------
                                                  -----------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------------------------------
INCOME (LOSS) PER COMMON SHARE:
Income (Loss) from Continuing Operations            $  (0.09)        $ 0.14       $  (0.40)      $  (0.29)      $  (0.71)
Income (Loss) from Discontinued Operations             (0.09)         (0.13)             -              -              -
                                                  -----------------------------------------------------------------------
NET INCOME (LOSS)                                   $  (0.18)        $ 0.01       $  (0.40)      $  (0.29)      $  (0.71)
                                                  -----------------------------------------------------------------------
                                                  -----------------------------------------------------------------------
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING         3,244,296      4,946,454      7,651,336      7,574,827      6,270,719
- -------------------------------------------------------------------------------------------------------------------------


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS

                                  CASMYN CORP.
          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)
 FOR THE YEARS ENDED SEPTEMBER 30, 1993, 1994 AND 1995 AND THE NINE MONTHS ENDED
                           JUNE 30, 1996 (UNAUDITED)



                                                                                                            ADDITIONAL
                                                  NUMBER                 COMMON              PREFERRED        PAID-IN
                                                 OF COMMON               STOCK                 STOCK          CAPITAL
                                                  SHARES
- ------------------------------------------------------------------------------------------------------------------------
BALANCES AT SEPTEMBER 30, 1992                     3,244,296          $  129,765             $     -         $   435,876
Net loss                                                   -                   -                   -                   -
                                               ---------------------------------------------------------------------------
BALANCES AT SEPTEMBER 30, 1993                     3,244,296             129,765                   -             435,876
                                               ---------------------------------------------------------------------------
Adjustment to reflect acquisition
   of Casmyn USA, Inc., under
   accounting for companies
   under common control                                    -                   -                   -            (149,990)
Issuance of shares in exchange
   for investment in related party                 3,500,000             140,000                   -              10,000
Issuance of shares in exchange
   for options to purchase
   mineral rights                                    325,000              13,000                   -             184,227
Private placement                                    378,055              15,122                   -           1,892,878
Gain on sale of investment in
   related party                                           -                   -                   -             568,424
Net Income                                                 -                   -                   -                   -
                                               --------------------------------------------------------------------------
BALANCES AT SEPTEMBER 30, 1994                     7,447,351             297,887                   -           2,941,415
                                               --------------------------------------------------------------------------
Issuance of shares for consulting
   services                                           38,000               1,520                   -             188,480
Private placements                                   405,000              16,200                   -           2,236,650
Private placement of units                           714,286              28,578                   -           4,721,431
Gain on sale of investment in
   related party                                           -                   -                   -             916,268
Issuance of compensatory stock
   options                                                 -                   -                   -           1,220,160
   Less: deferred compensation                             -                   -                   -            (364,560)
Foreign currency translation
   adjustment                                              -                   -                   -                   -
Net loss                                                   -                   -                   -                   -
                                               --------------------------------------------------------------------------
BALANCES AT SEPTEMBER 30, 1995                     8,604,637             344,185                   -          11,859,844
                                               --------------------------------------------------------------------------
NINE MONTHS ENDED JUNE 30, 1996
(UNAUDITED):
Conversion to preferred                           (2,707,000)          (108,280)            270,700            (162,420)
Private placement                                    750,000             30,000                   -           8,779,862
Shares issued in lieu of interest                      3,294                132                   -              58,431
Deferred compensation                                      -                  -                   -             364,560
Exercise of stock options                             30,000              1,200                   -             198,800
Shares issued for acquisition of affiliate           606,061             24,243                   -           6,755,459
Purchase of treasury stock                            (1,500)                 -                   -                   -
Foreign currency translation adjustment                    -                  -                   -                   -
Net loss                                                   -                  -                   -                   -
                                               --------------------------------------------------------------------------
BALANCES AT JUNE 30, 1996
 (UNAUDITED)                                       7,285,492         $   291,480         $   270,700        $ 27,854,536
                                               --------------------------------------------------------------------------
                                               --------------------------------------------------------------------------
                                                                      FOREIGN                              TOTAL
                                                                     CURRENCY                              STOCKHOLDERS'
                                                ACCUMULATED         TRANSLATION         TREASURY             EQUITY
                                                  DEFICIT            ADJUSTMENT         STOCK               (DEFICIENCY)
- ------------------------------------------------------------------------------------------------------------------------
BALANCES AT SEPTEMBER 30, 1992                $     (486,378)        $         -               -                 79,263
Net loss                                            (586,037)                  -               -               (586,037)
                                              --------------------------------------------------------------------------
BALANCES AT SEPTEMBER 30, 1993                    (1,072,415)                  -               -               (506,774)
                                              --------------------------------------------------------------------------
Adjustment to reflect acquisition
   of Casmyn USA, Inc., under
   accounting for companies
   under common control                                    -                   -               -               (149,990)
Issuance of shares in exchange
   for investment in related party                         -                   -               -                150,000
Issuance of shares in exchange
   for options to purchase
   mineral rights                                          -                   -               -               197,227
Private placement                                          -                   -               -             1,908,000
Gain on sale of investment in
   related party                                           -                   -               -               568,424
Net Income                                            47,060                   -               -                47,060
                                                -----------------------------------------------------------------------
BALANCES AT SEPTEMBER 30, 1994                    (1,025,355)                  -               -             2,213,947
                                                -----------------------------------------------------------------------
Issuance of shares for consulting
   services                                                -                   -               -               190,000
Private placements                                         -                   -               -             2,252,850
Private placement of units                                 -                   -               -             4,750,009
Gain on sale of investment in
   related party                                           -                   -               -               916,268
Issuance of compensatory stock
   options                                                 -                   -               -             1,220,160
   Less: deferred compensation                             -                   -               -              (364,560)
Foreign currency translation
   adjustment                                              -               7,350               -                 7,350
Net loss                                          (3,042,428)                  -               -            (3,042,428)
- -----------------------------------------------------------------------------------------------------------------------
BALANCES AT SEPTEMBER 30, 1995                    (4,067,783)              7,350               -             8,143,596
                                              -------------------------------------------------------------------------

NINE MONTHS ENDED JUNE 30, 1996
(UNAUDITED):
Conversion to preferred                                    -                   -               -                     -
Private placement                                          -                   -               -             8,809,862
Shares issued in lieu of interest                          -                   -               -                58,563
Deferred compensation                                      -                   -               -               364,560
Exercise of stock options                                  -                   -               -               200,000
Shares issued for acquisition of affiliate                 -                   -               -             6,779,702
Purchase of treasury stock                                 -                   -        (25,000)               (25,000)
Foreign currency translation adjustment                    -            (326,367)              -              (326,367)
Net loss                                          (4,433,311))                  -              -            (4,433,311)
                                           ----------------------------------------------------------------------------
BALANCES AT JUNE 30, 1996
 (UNAUDITED)                                    $ (8,501,094)       $   (319,017)      $(25,000)           $19,571,605
                                           ----------------------------------------------------------------------------
                                           ----------------------------------------------------------------------------

            THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE
                      CONSOLIDATED FINANCIAL STATEMENTS

                                  CASMYN CORP.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                                             YEAR ENDED SEPTEMBER 30,
                                                                ----------------------------------------------------------
                                                                          1993                 1994               1995
                                                                  --------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
NET INCOME (LOSS)                                                   $   (586,037)        $    47,060        $ (3,042,428)
ADJUSTMENTS TO RECONCILE NET INCOME (LOSS) TO
     NET CASH USED IN OPERATING ACTIVITIES:
       Depreciation, depletion and amortization                           79,958              71,290             101,555
       Minority interest in net loss of consolidated subsidiary       (1,301,804)         (4,580,694)         (3,502,401)
       (Gain) loss on sale of investments in related parties                   -            (253,218)            150,000
       (Gain) loss on sale of assets                                      14,053                   -            (109,783)
       Loss on abandonment of mineral properties                         190,470             150,000                   -
       Loss on write-down of assets                                      209,000             758,059                   -
       Compensation expense from stock options                                 -                   -             955,100
       Amortization of debt issue costs                                        -                   -              10,000
       Other non-cash expense                                                  -               2,617             390,000
       (Increase) decrease in accounts receivable                       (409,510)            (54,309)           (456,952)
       (Increase) decrease in inventories                               (510,878)             58,349             140,460
       (Increase) decrease in prepaid expenses and other asset          (139,242)           (273,941)           (171,105)
       Increase (decrease) in accounts payable and
         accrued liabilities                                             243,926             162,273             (17,095)
       Increase (decrease) in amounts due to related parties              13,498            (564,071)           (443,412)
                                                                ----------------------------------------------------------
         Net cash used in operating activities                        (2,196,566)         (4,476,585)         (5,996,061)
                                                                ----------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchases of investments in related parties                        (251,302)           (212,897)           (650,000)
     Investment in mining properties                                           -                   -                   -
     Proceeds from sale of investments in related parties                346,904           1,366,220           1,487,538
     Proceeds from sale of assets                                              -               2,000             209,324
     Investment in and advances to related party                               -            (413,223)                  -
     Purchase of equipment and improvements                             (147,262)           (142,530)           (239,749)
     Investment in affiliate                                                   -                   -                   -
                                                                ----------------------------------------------------------
         Net cash provided by (used in) investing activities             (51,660)            599,570             807,113
                                                                ----------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Issuance of Company common stock                                          -           1,100,000           3,060,712
     Issuance of VETI and VVC common stock                             3,269,577           3,080,820           1,326,564
     Proceeds from convertible debt                                            -                   -           5,000,000
     Repayments of long-term debt                                       (178,661)           (107,003)            (42,609)
     Payment of debt issue costs                                               -                   -            (300,000)
     Purchase of treasury shares                                               -                   -                   -
                                                                ----------------------------------------------------------
        Net cash provided by financing activities                      3,090,916           4,073,817           9,044,667
                                                                ----------------------------------------------------------
Foreign currency translation adjustment                                        -                   -               7,350
                                                                ----------------------------------------------------------
NET INCREASE IN CASH AND CASH EQUIVALENTS                          $     842,690           $ 196,802         $ 3,863,069
                                                                ----------------------------------------------------------
                                                                ----------------------------------------------------------

                                                                ----------------------------------------------------------
CASH AND EQUIVALENTS, BEGINNING OF PERIOD                                 36,384             879,074           1,075,876
                                                                ----------------------------------------------------------
CASH AND EQUIVALENTS, END OF PERIOD                                $     879,074        $  1,075,876         $ 4,938,945
                                                                ----------------------------------------------------------
                                                                ----------------------------------------------------------
                                                                            NINE MONTHS ENDED
                                                                                 JUNE 30
                                                                               (UNAUDITED)
                                                               ----------------------------------------
                                                                          1995              1996
                                                               ----------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
NET INCOME (LOSS)                                                  $  (2,178,786)       $ (4,433,311)
ADJUSTMENTS TO RECONCILE NET INCOME (LOSS) TO
     NET CASH USED IN OPERATING ACTIVITIES:
       Depreciation, depletion and amortization                          167,174             100,778
       Minority interest in net loss of consolidated subsidiary       (1,991,189)           (498,663)
       (Gain) loss on sale of investments in related parties                   -                   -
       (Gain) loss on sale of assets                                           -                   -
       Loss on abandonment of mineral properties                               -                   -
       Loss on write-down of assets                                            -                   -
       Compensation expense from stock options                           620,000             364,560
       Amortization of debt issue costs                                        -              45,000
       Other non-cash expense                                            190,000              58,563
       (Increase) decrease in accounts receivable                         (9,668)            367,956
       (Increase) decrease in inventories                                (59,038)         (1,437,775)
       Increase in prepaid expenses and other asset                     (247,066)         (1,077,425)
       Increase (decrease) in accounts payable and
         accrued liabilities                                              87,560           2,357,253
       Increase (decrease) in amounts due to related parties          (1,126,776)             (8,615)
                                                               ---------------------------------------
         Net cash used in operating activities                        (4,547,789)         (4,161,707)
                                                               ---------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchases of investments in related parties                               -                   -
     Investment in mining properties                                           -          (6,515,231)
     Proceeds from sale of investments in related parties                557,196                   -
     Proceeds from sale of assets                                        209,324                   -
     Investment in and advances to related party                               -                   -
     Purchase of equipment and improvements                             (161,502)         (2,732,476)
     Investment in affiliate                                                   -          (1,398,000)
                                                               ----------------------------------------
     Net cash provided by (used in) investing activities                 605,018         (10,645,707)
                                                               ----------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Issuance of Company common stock                                  2,571,852          15,791,780
     Issuance of VETI and VVC common stock                               325,660                   -
     Proceeds from convertible debt                                            -                   -
     Repayments of long-term debt                                        (33,114)             (8,760)
     Payment of debt issue costs                                               -                   -
     Purchase of treasury shares                                               -             (25,000)
                                                               ---------------------------------------
         Net cash provided by financing activities                     2,864,398          15,668,020
                                                               ---------------------------------------
Foreign currency translation adjustment                                    9,972            (326,367)
                                                               ---------------------------------------
NET INCREASE IN CASH AND CASH EQUIVALENTS                            $(1,068,401)           $534,266


CASH AND EQUIVALENTS, BEGINNING OF PERIOD                              1,075,876           4,938,945
                                                               ---------------------------------------
CASH AND EQUIVALENTS, END OF PERIOD                                       $7,475           $5,473,211
                                                               ---------------------------------------
                                                               ---------------------------------------



               THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE
                        CONSOLIDATED FINANCIAL STATEMENTS

                                  CASMYN CORP.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (CONTINUED)


                                                                                                         NINE MONTHS ENDED
                                                                                                              JUNE 30
                                                              YEAR ENDED SEPTEMBER 30,                      (UNAUDITED)
                                                       -----------------------------------------------------------------------
                                                           1993            1994          1995            1995          1996
                                                       -----------------------------------------------------------------------
CASH PAID FOR INTEREST                                  $  24,521      $  22,521      $  12,605       $  6,101       $  3,155
                                                        ----------------------------------------------------------------------
                                                        ----------------------------------------------------------------------
NONCASH INVESTING AND FINANCING ACTIVITIES:

  Issuance of common stock for subscriptions receivable         -     $  808,000     $7,125,002              -              -
  Transfer of equipment to related parties                      -              -        (36,641)             -              -
  Issuance of common stock for services                         -              -        390,000        190,000              -
  Issuance of common stock for payment of interest              -              -              -              -         58,563
  Issuance of common stock for mineral properties               -        197,227              -              -              -
  Increase in due to related parties and decrease in
     additional paid-in capital for acquisition of
      Casmyn USA, Inc.                                         -         149,990              -              -              -
  Investment in related party received for repayment
      of debt                                             188,386        173,046              -              -              -
  Issuance of common stock for investment in
     related party                                              -        150,000              -              -              -
  Acquisition of equipment with notes payable                   -         24,302              -              -              -
  Issuance of common stock for investment
    in affiliate                                                -              -              -              -      6,779,702

- -------------------------------------------------------------------------------------------------------------------------------

                                  CASMYN CORP.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


1.   SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

Casmyn Corp. (formerly Summa Metals Corporation) ("Casmyn") was incorporated in Colorado on December 4, 1984. Casmyn was in the development stage from its inception through August 1994 when it purchased for approximately $150,000 all of the common stock of Casmyn USA Inc. ("Casmyn USA") from Dahya Holdings, Inc., a related party. Casmyn USA's principal business is performing contract research and development services, primarily for related parties.

The acquisition of Casmyn USA has been accounted for as a combination of entities under common control, which is a method similar to a pooling of interests. Therefore, the accompanying consolidated financial statements include assets and liabilities of Casmyn USA at their historical cost and operations of Casmyn USA for all years presented.

Casmyn also has the following wholly owned subsidiaries which are incorporated in Nevada: Casmyn Mining Corporation which serves as a holding company for the Company's mining operations; Casmyn Mining Corporation, South Africa which is actively exploring for mineral resources in South Africa; Casmyn Zimbabwe (Private) Ltd. to acquire and conduct mining operations in Zimbabwe; Casmyn Technologies to conduct research and development of water purification technology; Casmyn Desalco to conduct research and development on desalinization projects; and Vector South Africa which is licensed in South Africa to sell water purification systems.

On June 29, 1995, the Company acquired a voting controlling interest in Vector Environmental Technologies, Inc. and subsidiaries ("VETI") through the acquisition of 3,000,000 5%, cumulative, convertible, voting preferred shares of VETI ("Preferred Shares"), in exchange for approximately $2,300,000 in debts owing to the Company. On September 29,1995, Casmyn purchased an additional 1,000,000 preferred shares of VETI at $2.00 per share. Each preferred share is convertible, at Casmyn's option, into one share of VETI common stock. Preferred shares are entitled to vote with common shares with the further provision that each preferred share will be entitled to the equivalent of four (4) common share votes with the result that Casmyn has effective voting control of VETI with a 56.25% voting majority. VETI is also related to Casmyn through the existence of certain common officers, directors and significant stockholders. Therefore, the investment in VETI has been accounted for as a combination of entities under common control, which is a method similar to a pooling of interests. Therefore, the accompanying consolidated financial statements include assets and liabilities of VETI at their historical cost and operations of VETI for all periods presented. The common stockholders' interest in VETI has been recorded as minority interest.

VETI operates through its 95% owned subsidiary, Vector Venture Corp. ("VVC"), and various wholly owned subsidiaries: Vector Venture Corp. which holds certain technologies and licenses; Vector Manufacturing Corp. ("VMC") which provides purchasing and manufacturing services; Vector Vietnam, Ltd., which holds and manages Vietnamese operations; Alpine Water Purification, Inc., which markets consumer water treatment equipment; STOX Systems, Inc., which markets hazardous materials storage systems; CGL Technologies, Inc., which performs research and development of water purification technologies; and Vector India which was formed to develop business in India

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of Casmyn and its wholly owned and controlled subsidiaries (collectively, the "Company"). All intercompany transactions and balances have been eliminated in consolidation.

DISCONTINUED OPERATIONS

In 1995, VMC discontinued its metal fabrication segment. The results of the metal fabrication segment have been reported separately as discontinued operations in the accompanying consolidated statements of operations for the years ended September 30, 1993, 1994 and 1995. Sales for the metal fabrication segment were $90,543, $519,167 and $12,379 during the years ended September 30, 1993, 1994 and 1995.

CASH AND CASH EQUIVALENTS

For purposes of the consolidated statements of cash flows, the Company considers all short-term investments with a maturity of three months or less at the date of purchase to be cash equivalents. As of September 30, 1994 and 1995, bank balances held in excess of Federally insured limits were $898,353 and $1,085,516 respectively.

INVESTMENT IN RELATED PARTY

Investments consisting of common shares of a related party (see Note 3) are recorded at the lower of cost or market value.

MINERAL PROPERTIES

Exploration and development costs are expensed until the mineral property to which they relate is determined to have proven reserves for which recovery is commercially feasible. Costs are then capitalized until the mineral property to which they relate is placed into production, sold, abandoned or written down where there is an impairment in value. Capitalized costs are to be charged to future operations on a unit-of-production basis following commencement of production using estimated recoverable reserves of the principal property as a base, or written off if the property is sold, abandoned or where there is an impairment in value. Proceeds received on options for mineral properties are credited against exploration and development costs of the related mineral properties.

When the Company enters into agreements for the acquisition of interests in mineral properties that provide for periodic payments such amounts are not recorded as a liability since they are payable entirely at the Company's discretion. Such payments, when made, are recorded as mineral exploration expense. If payments are not made, such non-payment will result in the write-off of the related investment in mineral properties.

EQUIPMENT AND IMPROVEMENTS

Equipment and improvements are recorded at cost and are depreciated or amortized on a straight-line basis over their estimated useful lives of five to seven years.

REVENUE RECOGNITION

Revenues from sale of water purification equipment are recognized when goods are shipped to customers.

INCOME (LOSS) PER SHARE

Income (loss) per common share is computed on the basis of the weighted average number of shares outstanding during the year.

INVENTORIES

Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out method. Cost includes material, labor and manufacturing overhead costs.

FOREIGN CURRENCY TRANSLATION

The financial position and results of operations of the Company's foreign subsidiaries are measured using local currency as the functional currency. Assets and liabilities of these subsidiaries are translated at the exchange rate in effect at each year end. Income statement accounts are translated at the average rate of exchange prevailing during the year. Translation adjustments arising from differences in exchange rates from period to period are included in the accumulated foreign currency translation adjustments account in stockholders' equity.

RECENTLY ISSUED ACCOUNTING STANDARDS

The Financial Accounting Standards Board ("FASB") issued SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" in March 1995. This statement, effective for the Company's fiscal year ending September 30, 1997, requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Management believes that if SFAS No. 121 had been adopted at September 30, 1995, it would not have had a significant effect on the financial position or results of operations of the Company.

The FASB issued in October, 1995 SFAS No. 123 "Accounting for Awards of Stock-Based Compensation to Employees." This statement, effective for the Company's fiscal year ending September 30, 1997, establishes financial accounting and reporting standards for stock-based employee compensation plans and for transactions where equity securities are issued for goods and services. This Statement defines a fair value based method of accounting for an employee stock option or similar equity instrument and encourages all entities to adopt that method of accounting for all of their employee stock compensation plans. However, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees." Management's current intention is to continue to follow APB Opinion No. 25 and therefore believes that if SFAS No. 123 had been adopted at September 30, 1995, it would not have had a significant effect on the financial position or results of operations of the Company.

INTERIM FINANCIAL INFORMATION (UNAUDITED)

The interim consolidated financial statements are unaudited; however, in the opinion of management, such statements include all adjustments (which are of a normal, recurring nature) necessary for a fair statement of the results for the interim periods. The financial statements included herein have been prepared by Casmyn Corp. (the "Company") pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures included herein are adequate to make the information not misleading.

2.   BUSINESS SEGMENTS

After discontinuing its metal fabrication segment, the Company has operated principally in two business segments during the years ended September 30, 1994 and 1995, mineral resource development: ("mining") and development and sale of environmental technologies, principally water purification systems ("water purification"). Prior to 1994, the Company's principal business was conducted in one segment, contract research and development services.
                                             Year Ended          Year Ended
                                            September 30,      September 30,
                                                1994               1995
                                          ----------------    --------------
     SALES
      Water purification                  $     566,331       $     382,158
      Mining                                          -                  -
      Corporate & other                          34,383                  -
                                        ------------------------------------
       Total                              $     600,714       $     382,158
                                        ------------------------------------
                                        ------------------------------------
     LOSS FROM OPERATIONS
      Water purification                  $   3,171,956       $   3,268,388
      Mining                                     67,571           1,314,487
      Corporate & other                         948,978           1,816,696
                                        ------------------------------------
       Total                              $   4,188,505       $   6,399,571
                                        ------------------------------------
                                        ------------------------------------
     IDENTIFIABLE ASSETS
      Water purification                  $   1,242,868       $   5,486,459
      Mining                                    216,348           4,258,756
      Corporate & other                       1,909,439           4,570,446
                                        ------------------------------------
       Total                              $   3,368,655       $  14,315,661
                                        ------------------------------------
                                        ------------------------------------
     CAPITAL EXPENDITURES
      Water purification                  $      96,291       $      90,710
      Mining                                    208,365             137,512
      Corporate & other                          59,403              11,527
                                        ------------------------------------
       Total                              $     364,059       $     239,749
                                        ------------------------------------
                                        ------------------------------------
     DEPRECIATION AND AMORTIZATION
      Water purification                  $       9,244       $      35,022
      Mining                                          -              27,548
      Corporate & other                          29,319              36,235
                                        ------------------------------------
       Total                              $      38,563       $      98,805
                                        ------------------------------------
                                        ------------------------------------
The Company has operations based in North America, Asia and Africa. The table below presents information as to the Company's operations by geographic region. Prior to 1994, the Company operated principally in North America.

                                             Year Ended        Year Ended
                                            September 30,     September 30,
                                               1994                1995
                                        ------------------------------------
     SALES
      North America                       $     600,714       $     236,533
      Asia                                            -             145,625
      Africa                                          -                  -
                                        ------------------------------------
       Total                              $     600,714       $     382,158
                                        ------------------------------------
                                        ------------------------------------
     LOSS FROM OPERATIONS
      North America                        $  4,062,008       $   4,962,800
      Asia                                       58,926             122,284
      Africa                                     67,571           1,314,487
                                        ------------------------------------
       Total                              $   4,188,505        $  6,399,571
                                        ------------------------------------
                                        ------------------------------------
     IDENTIFIABLE ASSETS
      North America                       $   3,141,768       $   9,752,523
      Asia                                       10,539             304,382
      Africa                                    216,348           4,258,756
                                        ------------------------------------
        Total                             $   3,368,655        $ 14,315,661
                                        ------------------------------------
                                        ------------------------------------

3.   INVESTMENT IN RELATED PARTY

On April 25, 1994, the Company purchased from certain individuals 1,000,000 shares of common stock of Auromar Development Corporation ("Auromar"), a related party, in exchange for 3,500,000 restricted common shares of the Company. The investment was valued at $150,000 based upon the Company's approximately 21% share of the historical cost basis of the net assets of Auromar. The Company has announced an agreement in principle to merge with Auromar (see Note 12). From April 25, 1994 through September 30, 1994, the Company purchased in the open market an additional 44,600 shares of Auromar common stock and sold 152,500 shares of Auromar common stock in the open market at a gain of $568,424. During the fiscal year ended September 30, 1995, the Company sold 466,350 shares of Auromar common stock in the open market at a gain of $916,268. Because of the intent to merge with Auromar, the gain on sale of Auromar stock has been recorded as an increase to additional paid-in capital. As of September 30, 1994 and 1995, the Company held 892,100 and 425,750 common shares of Auromar common stock with a current market value of approximately $2,005,200 and $1,490,000, respectively, based on quoted market prices.


4.   MINERAL PROPERTIES

On November 29, 1991, the Company purchased mineral properties in exchange for 2,400,000 of its restricted common shares. The purchase was recorded at $150,000, which represented the estimated predecessor cost of such properties. The Company did not develop these properties, and per the purchase agreement, the mineral properties reverted back to the original owners on April 1, 1994. Accordingly, the Company has written off the $150,000 as loss on abandonment of mineral properties in 1994.

On April 24, 1994, the Company entered into an agreement to acquire a three-year option to purchase certain mineral rights in South Africa from Diamond Fontein International, Ltd., ("DFI"), a related party. Consideration for the option was the issuance of 25,000 common shares at par value ($.04) or $1,000.

On August 4, 1994 and August 8, 1994, the Company entered into agreements with DFI to acquire a 50% interest in certain mineral properties located in the Schweizer-Reneke region of South Africa and a 100% interest in certain properties located in the Schweizer-Reneke and Northern Transvaal regions of South Africa from DFI by the issue of 300,000 common shares valued at $196,227, which is the historical cost incurred by DFI relative to acquisition of the mineral rights. Auromar Development Corporation, a related party (see Note 12), owns the option to acquire the remaining 50% interest in certain of the properties located in the Schweizer-Reneke region. The Company further agreed to pay DFI a $5,000 fee and a three percent royalty on gross revenues derived from the properties. In addition, the Company will issue to DFI 1,000 shares of the Company's restricted common stock for each $1,000,000 of the mineral properties' proven reserves, to a maximum of 2,500,000 shares.

On January 20, 1995, the Company acquired from DFI all of DFI's rights, titles and interests in and to a prospecting and joint venture contract between Rangold & Exploration Company Limited ("Rangold") and DFI. The contract involves the formation of a joint venture to conduct prospecting activities in the Republic of South Africa on certain mineral properties encompassing approximately 16,009 hectares for which Rangold is the registered holder of the mineral rights.
Under the terms of the contract the Company will carry out, manage and fund the exploration program on the mineral properties. Upon completion of a three phase exploration program which must be completed by November 10, 1999, the Company will earn a 50% interest in any mining venture which arises on a mineral property as a result of its work. The total dollar expenditures under this program have not yet been determined.

5.   EQUIPMENT AND IMPROVEMENTS

Equipment and improvements consist of the following at September 30:

                                                   1994                1995
                                               --------------------------------
     Equipment                                   $   287,496       $   257,385
     Leasehold improvements                           67,404            36,207
     Automotive equipment                            101,320           115,604
                                               --------------------------------
       Total                                         456,220           409,196
     Accumulated depreciation and amortization      (144,538)         (147,959)
                                               --------------------------------
     Net equipment and improvements                  311,682           261,237
     Construction in progress                              -            52,457
                                               --------------------------------
     Total Equipment and Improvements            $   311,682       $   313,694
                                               --------------------------------
                                               --------------------------------

6.   RELATED PARTY TRANSACTIONS

The Company conducts business with various companies that are related through the existence of certain common officers, directors and significant stockholders. These related parties include: Diamond Fontein International Limited; Auromar Development Corporation; Dahya Holdings, Inc.; Casmyn Research and Engineering, Ltd. and Consolidated Goldstack International Resources, Inc. ("Goldstack").

As a result of these related party transactions, cash advances from and to the Company and other transactions, the Company had a net amount due from
(to) related parties at September 30, 1994 and 1995 of $(394,870) and $58,451. These amounts are non-interest bearing and contain no formal repayment terms.

In connection with the acquisition of Casmyn Desalco, Ltd. from Dahya Holdings, Ltd., the Company will pay Dahya Holdings a six percent royalty on gross sales recognized from the commercial application of certain water desalination technology. In addition, the Company will issue 250,000 shares of restricted common stock upon the successful completion of a prototype desalination system.
 In addition, 250,000 restricted common shares will be issued upon the Company's achieving each of $5,000,000, $25,000,000 and $50,000,000 in gross sales from the desalination system or related technology.

During 1995, the Company sold 250,000 shares of VETI common stock at a loss of $150,000.

Substantially all of the gains on sales of investments in marketable securities in the year ended September 30, 1994 arose from the sale of securities of related parties to unrelated third parties.

In fiscal 1993, Casmyn U.S.A. received 531,554 common shares of Consolidated Goldstack International Resources, Inc., a related party, as a settlement of $188,386 of debt in lieu of cash. These shares were sold during fiscal 1993.

7.   LONG-TERM AND CONVERTIBLE DEBT

     Long-term debt consists of the following at September 30:

                                                                                          1994              1995
                                                                                ----------------------------------------------
     Three finance contracts payable, secured by automotive equipment,             $       41,080          $          -
      payments totaling $1,427 monthly, due from November 1995 to
      November 1998 at interest rates ranging from 7.5% to 10%

     Small business loan, payable at $3,011 per month, interest at prime                  127,021                 97,695
     plus 2.25% (11.5% at September 30, 1995), secured by equipment, leasehold improvements and a personal guarantee by an officer and director, due May, 1997
      Other                                                                                     -                  1,065
                                                                                  ---------------------------------------
             Total                                                                        168,101                 98,760
             Less current portion                                                          58,335                 27,462
                                                                                  ---------------------------------------
             Long-term portion                                                      $     109,766          $      71,298
                                                                                  ---------------------------------------
                                                                                  ---------------------------------------

      The scheduled maturities of long-term debt are as follows:

              Year ending
              September 30,                             Amount
              --------------                         ----------
              1996                                    $  27,462
              1997                                       29,449
              1998                                       33,018
              1999                                        8,831
                                                     ----------
                                                      $  98,760
                                                     ----------
                                                     ----------

On July 19, 1995 the Company placed a $5,000,000 2.5% unsecured convertible debenture due July 31, 2000 ("Debenture") with Societe Generale, Paris, France ("Holder"). Interest is payable semi-annually commencing January 31, 1996, which, at the election of the Company, may be paid through the issuance of common shares of the Company. The Debenture provides for conversion to common stock of the Company at $6.00 per share for the first two years after issuance, increasing to $6.50 during the third year, $7.00 during the fourth year and $7.50 during the fifth year. If the Company merges with Auromar Development Corp. ("Auromar") on terms described in Note 12, or such other terms pursuant to which the Company issues shares of its common stock in exchange for a controlling interest in Auromar, then the Company is obligated to issue to the Holder, within 30 days after the effective date of such merger, a number of shares of its common stock, at no cost, such that upon conversion, the Holder shall be entitled to receive the number and kind of shares which, together with the shares issued to the Holder following the merger, would be equal to the same percentage of the issued and outstanding common shares the Holder would have held if the then outstanding Debenture had been converted immediately prior to the effective date of the merger. At September 30, 1995, the number of additional shares that the Company would be required to issue in relation to the proposed merger with Auromar would have been approximately 211,000. The net proceeds from this debenture were $4,700,000 after deducting $300,000 in costs relating to the placement.

8.   STOCKHOLDERS' EQUITY

COMMON STOCK

On September 14, 1994, the Company completed a private placement of 378,055 shares of common stock for net proceeds of $1,908,000. During the year ended September 30, 1995, the Company completed private placements for a total of 405,000 shares of common stock for net proceeds of $2,252,850. On September 29, 1995, the

Company completed a private placement of 714,286 units for net proceeds of $4,750,009. Each unit consists of one common share of the Company plus one warrant; two warrants plus $8.50 will entitle the holder to purchase one share of the Company's common stock. All warrants expire on October 1, 1997. VETI completed a private placement of 1,000,000 units in September 1995 for net proceeds of $2,375,000 (see Note 14). At September 30, 1995 these amounts were included in common stock subscriptions receivable. The subscriptions receivable were collected subsequent to September 30, 1995.

PREFERRED STOCK

The Company has authorized 20,000,000 shares of $.10 par value preferred stock. The Board of Directors is vested with the authority to divide the preferred shares into series and determine the relative rights and preferences at the time of issuance of the series.

On October 3, 1995, the Company converted 2,707,000 of its common shares held directly or beneficially by the Company's President, Chief Executive Officer and Chairman of the Board, into 2,707,000 Series A preferred shares. Each Series A preferred share is convertible, at the holder's option, into one share of the Company's common stock and is entitled to receive dividends equal to that of common shares, without preference. Preferred shares are entitled to vote with common shares with the further provision that each preferred share will be entitled to the equivalent of five (5) common share votes.

COMPANY STOCK OPTIONS

During 1995, the Company adopted an Incentive Stock Option Plan (ISOP) which provides that a maximum of 800,000 options to purchase the Company's common stock may be granted to officers, employees and advisors of the Company. Options granted under the ISOP are intended to qualify as incentive stock options under the Economic Recovery Tax Act of 1981 (the "1981 Act") as amended by the Tax Reform Act of 1986.

As of September 30, 1995, options to purchase 660,000 shares of common stock were granted under the ISOP. All options granted under the ISOP through September 30, 1995 have a exercise price of $5.00 per share which was equal to the market price per share on the date of grant. All options granted under the ISOP are exercisable for a term of five (5) years from the date of vesting and vest at the rate of 25% per year over a period of four years.

During 1995, the Company also adopted a non-qualified Stock Option Plan (SOP), which grants options to purchase a maximum of 250,000 shares of the Company's common stock at a price of $0.04 per share to officers, employees and advisors of the Company. Options granted under the Plan are not intended to qualify as incentive stock options under the 1981 Act.

As of September 30, 1995, options to purchase 246,000 shares of common stock were granted under the SOP. All options granted under the SOP in fiscal 1995 were compensatory and resulted in total compensation of $1,220,160, of which $855,600 was recorded as compensation expense during 1995, and $364,560 was deferred and will be recorded as compensation expense for the year ending September 30, 1996. With the exception of 50,000 options that completely vested on the date of grant, the options vest over a one (1) year period with 50% vesting at the grant date and 50% on the first anniversary of the grant date.

A summary of stock option activity under these plans follows:

                                            Number       Option Price
                                          of Shares        Per Share
                                          ---------      ------------
     Granted                               906,000      $0.04 to $5.00
     Canceled                                    0                   0
     Exercised                                   0                   0
                                         ---------      --------------
     Outstanding at September 30, 1995     906,000      $0.04 to $5.00
                                         ---------      --------------
                                         ---------      --------------
     Exercisable at September 30, 1995     148,000               $0.04
                                         ---------      --------------
                                         ---------      --------------

In October 1995, options to purchase 1,000,000 shares of the Company's common stock at $7.00 per share were granted to the Company's president.

VETI STOCK OPTIONS

During 1995, VETI adopted a qualified Incentive Stock Option Plan (V-ISOP) which provides that a maximum of 700,000 options to purchase VETI's common stock may be granted to officers, employees and advisors of VETI. Options granted under the V-ISOP are intended to qualify as incentive stock options under the 1981 Act.

As of September 30, 1995, options to purchase 606,000 shares of common stock were granted under the V-ISOP. All options granted through September 30, 1995 under the V-ISOP have an exercise price of $1.00 per share which represents the market price per share on the date of grant. All options granted are exercisable for a period of ten (10) years and vest 33 1/3% on the date of grant, 33 1/3% on December 31, 1995 and 33 1/3% on December 31, 1996.

VETI also adopted a non-qualified Stock Option Plan (V-SOP), which grants options to purchase a maximum of 500,000 shares of VETI's common stock to officers, key employees and advisors of the Company. Options granted under the Plan are not intended to qualify as incentive stock options under the 1981 Act.

As of September 30, 1995, options to purchase 480,000 shares of common stock at a price of $.01 to $3.00 per share were granted under the V-SOP. Certain of these options are compensatory in nature and resulted in total compensation expense of $99,500 during 1995.

Prior to September 30, 1994, VETI had granted options to purchase up to a total of 1,350,000 shares of its common stock. These options are not intended to qualify as incentive stock options under the 1981 Act. Included in these options are options to purchase up to 1,000,000 shares at $1.00 granted to the Chief Executive Officer of VETI and the Company, under an employment agreement. This agreement provides that 25% of such options were vested immediately with the remaining 75% to vest based on the achievement of defined sales goals.

A summary of stock option activity under VETI plans follows:

                                                    Number    Option Price
                                                   of Shares    Per Share
                                                   ---------  -------------
     Outstanding at September 30, 1992 and 1993            0              0
     Granted                                       1,350,000          $1.00
     Canceled                                              0              0
     Exercised                                             0              0
                                                   ---------  -------------
     Outstanding at September 30, 1994             1,350,000          $1.00
     Granted                                       1,086,000  $.01 to $3.00
     Canceled                                              0              0
     Exercised                                             0              0
                                                   ---------  -------------
     Outstanding at September 30, 1995             2,436,000  $.01 to $3.00
                                                   ---------  -------------
                                                   ---------  -------------

     Exercisable at September 30, 1995             1,099,080  $.01 to $3.00
                                                   ---------  -------------
                                                   ---------  -------------

9.   INCOME TAXES

The Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," ("FAS 109") effective October 1, 1993. The statement requires that deferred income taxes reflect the tax consequences on future years of differences between the tax bases of assets and liabilities and their bases for financial reporting purposes. In addition, FAS 109 requires the recognition of future tax benefits, such as net operating loss carryforwards, to the extent that realization of such benefits are more likely than not. There was no cumulative effect of this accounting change at the time of adoption.

A reconciliation of the income tax benefit (provision) with amounts determined by applying the statutory U.S. Federal income tax rate to the consolidated income (loss) before income taxes is as follows:

                                                     1993          1994            1995
                                                ------------------------------------------
Tax benefit (provision) at U.S. statutory rate  $   199,253   $    (16,471)  $  1,064,850
Effect of graduated rates                                 -          9,412              -
Operating losses with no current tax benefit       (199,253)             -     (1,016,968)
Other                                                     -          7,059        (47,882)
                                                ------------------------------------------
Total                                           $         -   $          -   $          -
                                                ------------------------------------------
                                                ------------------------------------------

The Company's deferred tax items as of September 30 are as follows:

                                                              1994           1995
                                                           ----------     ----------
     DEFERRED TAX ASSETS:
     Difference between book and tax basis of property     $    2,987     $   15,248
     Net operating loss carryforwards                         792,539      2,828,344
     Capitalized organization costs                            38,445         36,311
     Capitalized exploration costs                                  -         74,987
     Other                                                          -          5,787
                                                            ----------    ----------
     Total deferred tax assets                                833,971      2,960,677
     DEFERRED TAX LIABILITIES                                    (619)             -
     VALUATION ALLOWANCE                                     (833,352)    (2,960,677)
                                                            ----------    ----------
     NET DEFERRED TAX ASSETS                               $        -     $        -
                                                            ----------    ----------
                                                            ----------    ----------

The Company and certain of its subsidiaries do not file consolidated tax returns. The various subsidiaries have losses that may be carried forward to reduce future years' taxable income; however, these losses may not qualify for use under the current Internal Revenue Code due to tax rules concerning ownership changes. Such operating loss carryforwards amounted to approximately $8,081,000 at September 30, 1995 and expire in various years through 2010.

10.  WRITE DOWN OF ASSETS

VETI through its subsidiary, Vector Venture Corporation ("VVC"), sought to acquire PERM Pelican, Inc. ("PERM") under an agreement dated March 10, 1993, however VVC's relationship with the seller of PERM deteriorated to the point where the VVC was unable to complete the acquisition. Consequently, on August 25, 1994 VVC commenced legal proceedings against PERM, the seller and certain principals of PERM. Due to the uncertainty regarding the ability of the Company to recover its investment in and advances to PERM, VETI wrote off $758,059 in the fiscal year ended September 30, 1994.

11.  OPERATING LEASES

The Company has obligations under operating leases for offices and facilities. Minimum annual lease payments are as follows:

     1996           $75,478
     1997            73,952
     1998            56,526
     1999            56,526

Related rental expense was $94,999, $85,938 and $93,197 for the years ended September 30, 1993, 1994 and 1995 respectively.

12.  PROPOSED AUROMAR MERGER

On March 29, 1995, the Company announced that it had reached an agreement in principle to effect a merger with Auromar Development Corporation. Under the terms of the agreement, as amended October 11, 1995, shareholders of Auromar would receive one (1) share of Casmyn Corp. common stock for two and six tenths (2.6) shares of Auromar common stock. The merger has been approved by the shareholders of Auromar Development Corp. The agreement is subject to a Plan of Arrangement by the British Columbia (Canada) Supreme Court.


13.  ZIMBABWE OPTION AGREEMENT

In August 1995 the Company concluded a firm purchase agreement with the Muir Group in Bulawayo, Zimbabwe to acquire 100% of the shares of Matabeland Minerals, Private Limited ("MMPL") a Zimbabwe company controlled by the Muir Family. MMPL owns mining claims controlling gold and silver mineral rights on several producing gold mining properties covering an area of approximately 1,200 hectares (approximately 2,965 acres) in the Bubi Greentstone Gold Belt of Zimbabwe. The acquisition price of approximately $4.5 million plus applicable taxes is subject to approval of the Zimbabwe government. The Muir Group properties include infrastructure, mining and milling equipment. The Company is developing its mine plan and has begun a series of drill programs to delineate mineable reserves in order to facilitate efficient mining processing and operating schedules.

14.  MINORITY INTEREST

Activity in the minority interest for the years ended September 30, 1993, 1994 and 1995 is as follows:

     BALANCE SEPTEMBER 30, 1992                      $   308,611
     Minority interest in net loss                    (1,301,804)
     Private placements - VVC                          1,347,967
     Option and warrant exercise - VVC                 1,071,520
     Common shares issued for assets                      73,580
                                                     -----------
     BALANCE SEPTEMBER 30, 1993                        1,499,874
     Minority interest in net loss                    (4,580,694)
     Private placement - VETI                          1,062,443
     Warrant exercise - VVC                              312,250
     Private placement - VVC                           1,706,127
                                                     -----------
     BALANCE SEPTEMBER 30, 1994                                -
     Minority interest in net loss                    (3,502,401)
     Common shares issued for services - VETI            200,000
     Private placements - VETI (Note 8)                3,375,000
     Compensatory stock options (Note 8)                  99,500
     Warrant exercise - VVC                              326,564
                                                     -----------
     BALANCE SEPTEMBER 30, 1995                      $   498,663
                                                     -----------
                                                     -----------

On September 29,1995, VETI completed a private placement of 1,000,000 units with each unit consisting of one common share of VETI plus one warrant; two warrants plus $3.00 will entitle the holder to purchase one share of VETI's common stock. The warrants expire on October 1, 1997.

15.  SUBSEQUENT EVENTS

ZIMBABWE ACQUISITION

Effective January 31, 1996, in accordance with the terms and conditions of a formal Purchase Agreement concluded in August 1995, the Company completed the acquisition of 100% of the shares of a group of five (5) private mining companies controlled by the Muir Family in Zimbabwe through E.W.B. Properties (Private) Limited ("EWB"). The total consideration for this acquisition was $4,071,415 plus applicable taxes which are currently estimated at $1,017,854. The acquisition includes mining claims on several producing gold mining properties covering approximately 1,200 hectares (approximately 2,965 acres) in the Bubi Greenstone Gold Belt of Zimbabwe. These properties include infrastructure, mining and milling equipment. This acquisition was accounted for using the purchase method. The purchase price has been allocated to mineral properties.

DAWN MINE ACQUSIITION

On January 31, 1996, the Company completed the acquisition of a 100% interest in the Dawn Mine property from Olympus Gold Mines Ltd. in Zimbabwe for approximately $455,000. The Dawn Mine is adjacent to the mines acquired in the EWB transaction. The acquisition was accounted for using the purchase method. The purchase price has been allocated to mineral properties.

RELIEF CANYON JOINT VENTURE

On May 7, 1996, the Company entered into a 50:50 joint venture with Newgold Incorporated, a private company based in Reno, Nevada, for the development of the Relief Canyon Mine located in Pershing County, Nevada. The Company will contribute approximately $1,400,000 for its 50% interest in the venture, which will be accounted for using the equity method.

WESTAMERICA TRANSACTION

On May 24, 1996 the Company issued 606,061 common shares in exchange for 5,680,514 common shares of WestAmerica Corporation ("WestAmerica"), approximately a 65% interest. The Company has accounted for the transaction using the equity method since the shares acquired are subject to a repurchase agreement by WestAmerica and have been placed in a voting trust controlled by an officer and director of WestAmerica. As such the Company exercises no effective control over the operations or management of WestAmerica, however, the Company has the power to appoint two out of five board members. The transaction has been valued at approximately $6,970,000, which was calculated based upon an $11.50 per common share value for the Company's common stock. This value reflects a discount from recent similar sized transactions to compensate for the restricted nature of the shares issued in the transaction.

PRIVATE PLACEMENT

On March 29, 1996, the Company completed a private placement of 750,000 units for net proceeds of $8,815,555. Each unit consists of one share of the Company's restricted common stock plus one warrant, two warrants plus $13.00 will entitle the holder to purchase one share of the the Company's common stock.

PROPOSED AUROMAR MERGER

The offer to exchange described in Note 12 above was approved by the shareholders of Auromar at the Extraordinary General Meeting held March 12, 1996 pursuant to Sections 276-279 of the British Columbia Company Act and has been approved by the Supreme Court of British Columbia.

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
WestAmerica Corporation

We have audited the accompanying consolidated balance sheets of WestAmerica Corporation as of March 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended March 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of WestAmerica Investment Company, a subsidiary owned
100% by WestAmerica Corporation.   WestAmerica Investment Company's statements
reflect total assets and revenues constituting 15% and 69%, respectively, of the
related consolidated totals for the year ended March 31, 1996.   WestAmerica
Investment Company's statements were audited by another auditor whose reports have been furnished to us, and our opinion, insofar as it relates to the amounts included for WestAmerica Investment Company, is based solely on the reports of the other auditor.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of the other auditor provide a reasonable basis for our opinion.

In our opinion, based on our audits and the reports of another auditor, the financial statements referred to above present fairly, in all material respects, the financial position of WestAmerica Corporation as of March 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended March 31, 1996 in conformity with generally accepted accounting principles.

As explained in Note 1 to the consolidated financial statements, effective April 1, 1995, WestAmerica Corporation changed its method of accounting for the consolidation of WestAmerica Investment Company.


TULLIUS TAYLOR SARTAIN & SARTAIN

Tulsa, Oklahoma
June 18, 1996

     REPORT OF INDEPENDENT ACCOUNTANT

Board of Directors
WestAmerica Investment Company
Scottsdale, Arizona

I have audited the accompanying statements of financial condition of WestAmerica Investment Company (DBA WestAmerica Investment Group) as of March 31, 1996 and December 31, 1994 and the related statements of income, cash flows, and changes in stockholder's equity for the fifteen months ended March 31, 1996 and the years ended December 31, 1994 and 1993. These financial statements are the responsibility of WestAmerica Investment Company's management. My responsibility is to express an opinion on these financial statements based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, such financial statements referred to above present fairly, in all material respects, the financial condition of WestAmerica Investment Company as of March 31, 1996 and December 31, 1994 and the results of its operations, cash flows, and changes in stockholder's equity for the fifteen months ended March 31, 1996 and the years ended December 31, 1994 and 1993 in conformity with generally accepted accounting principles.



GEORGE BRENNER

Beverly Hills, California
May 3, 1996

                             WESTAMERICA CORPORATION

                           CONSOLIDATED BALANCE SHEETS
                             (Dollars in Thousands)


                                                                                 June 30,
                                                           March 31,               1996
                                                      1995           1996       (Unaudited)
                                                    ----------------------------------------
ASSETS
Current assets:
   Cash and cash equivalents                        $   574        $ 1,025          $  541
   Marketable securities                                 13             70             109
   Accounts receivable:
      Trade                                             214            368             345
      Related party                                      74            151             162
      Other                                              52             11             135
   Notes receivable                                      44             89              89
   Inventories                                          208            230             285
                                                    ----------------------------------------
Total current assets                                  1,179          1,944           1,666
Property and equipment:
   Oil and gas properties, successful
    efforts method                                    3,170          3,831           4,125
   Transportation, drilling and other equipment         580            599             607
   Land and buildings                                   950            950             950
   Less accumulated depreciation, depletion,
      and amortization                               (3,473)        (3,449)         (3,479)
                                                    ----------------------------------------
                                                      1,227          1,931           2,203
Goodwill                                                401            387             383
Investment in Casmyn Corp.                                -              -           6,970
Other assets                                            281            250             245
                                                    ----------------------------------------
Total assets                                        $ 3,088        $ 4,512         $11,467
                                                    ----------------------------------------
                                                    ----------------------------------------


                 See notes to consolidated financial statements.

                             WESTAMERICA CORPORATION

                           CONSOLIDATED BALANCE SHEETS
                             (Dollars in Thousands)



                                                                                                      June 30,
                                                                                March 31,               1996
                                                                           1995           1996       (Unaudited)
                                                                        -----------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Notes payable - banks                                                $    13        $   398         $   426
   Notes payable - stockholder                                                -             45               -
   Accounts payable                                                         170            424             427
   Accrued expenses                                                          86            270             176
   Prepaid drilling and well recompletion contracts                         577            407             399
                                                                        -----------------------------------------
Total current liabilities                                                   846          1,544           1,428

Deferred income                                                              37             29              35
Notes payable - banks                                                       386             88             132
Notes payable - stockholder                                                  99            146             191

Stockholders' equity:
   Preferred stock, $.01 par value, 1,000,000 shares authorized:
      Series A convertible preferred stock, redeemable
         and cumulative, 100,000 shares outstanding
         $1,000,000 liquidation preference                                    1              1               1
      Series B preferred stock, redeemable and cumulative,
         97,700 shares outstanding at March 31, 1996,
         and June 30, 1996, $879,300 liquidation preference                   -              1               1
   Common stock, $.01 par value, 10,000,000 shares authorized;
      issued 3,007,291, outstanding 2,936,490 and 3,005,361 March 31,
      1995 and 1996, issued 8,687,805 outstanding 8,685,875 at June 30,
      1996                                                                   29             30              87
   Additional paid-in capital                                             5,602          6,326          13,192
   Deficit                                                               (3,893)        (3,651)         (3,598)
  Treasury stock, at cost - 19,808 shares in 1995
  and 1,930 shares in 1996                                                  (19)            (2)             (2)
                                                                        -----------------------------------------
Total stockholders' equity                                                1,720          2,705           9,681
                                                                        -----------------------------------------
Total liabilities and stockholders' equity                              $ 3,088        $ 4,512         $11,467
                                                                        -----------------------------------------
                                                                        -----------------------------------------


                 See notes to consolidated financial statements.

                             WESTAMERICA CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                             (Dollars in Thousands)

                                                                                                          Three months ended
                                                                        Year ended March 31,              June 30,(unaudited)
                                                                1994           1995           1996        1995          1996
                                                             ---------------------------------------------------------------------
Revenues:
   Commission income                                            $ 444         $2,173         $3,358        $ 500         $1,074
   Oil and gas sales                                              327            204            192           50             71
   Drilling, recompletion and service income                       69            256          1,258           33            123
   Interest and other                                             111            113             64            5              2
                                                             ---------------------------------------------------------------------
                                                                  951          2,746          4,872          588          1,270
Costs and expenses:
   Brokers commissions and clearing brokers charges               204          1,050          1,950          342            668
   Brokerage operating expenses                                   388          1,162          1,316          252            305
   Oil and gas operations                                         271            381            639           82            132
   Expired and surrendered leases                                   -              -             65            -              -
   Selling, general and administrative                            296            255            338           55             62
   Depreciation, depletion and amortization                       212            153            160           21             33
   Interest                                                        59             51             52           12             17
   Other                                                          (37)            12             16            -              -
                                                             ---------------------------------------------------------------------
                                                                1,393          3,064          4,536          764          1,217
                                                             ---------------------------------------------------------------------
Income (loss) from continuing operations before
   cumulative effect of an accounting change                     (442)          (318)           336         (176)            53
Discontinued operations:
   Loss from operations of discontinued business                 (214)             -              -            -              -
   Loss on disposal of business                                   (68)          (101)             -            -              -
                                                             ---------------------------------------------------------------------
Income (loss) before cumulative effect of an
   accounting change                                             (724)          (419)           336         (176)            53
Cumulative effect of an accounting change                           -              -            (94)           -              -
                                                             ---------------------------------------------------------------------
Net income (loss)                                               $(724)         $(419)       $   242        $(176)           $53
                                                             ---------------------------------------------------------------------
                                                             ---------------------------------------------------------------------
Earnings (loss) per common share:
   Income (loss) from continuing operations
       before cumulative effect of an
       accounting change                                        $(.17)         $(.11)          $.07        $(.06)          $.01
                                                             ---------------------------------------------------------------------
                                                             ---------------------------------------------------------------------
   Income (loss) before cumulative effect of
       an accounting change                                     $(.27)         $(.14)          $.07        $(.06)          $.01
                                                             ---------------------------------------------------------------------
                                                             ---------------------------------------------------------------------
   Net income (loss)                                            $(.27)         $(.14)          $.04        $(.06)          $.01
                                                             ---------------------------------------------------------------------
                                                             ---------------------------------------------------------------------
Weighted average shares outstanding                         2,273,339      2,936,490      2,967,523    2,936,490      5,315,020
                                                             ---------------------------------------------------------------------
                                                             ---------------------------------------------------------------------


                 See notes to consolidated financial statements.

                             WESTAMERICA CORPORATION

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                             (Dollars in Thousands)


                                                           Additional      Retained
                               Preferred       Common        Paid-in       Earnings       Treasury
                                 Stock          Stock        Capital       (Deficit)        Stock          Total
                               --------------------------------------------------------------------------------------
Balance, March 31, 1993               $-            $23        $4,093        $(2,750)          $(45)        $1,321
Issuance of stock                      1              6         1,520               -             -          1,527
Retirement of treasury stock           -              -            (1)              -             1              -
Preferred stock dividends              -              -            (8)              -             -             (8)
Net loss                               -              -             -           (724)             -           (724)
                               --------------------------------------------------------------------------------------
Balance, March 31, 1994                1             29         5,604         (3,474)           (44)         2,116
Issuance of preferred stock            -              -            87               -             -             87
Issuance of treasury stock             -              -            (1)              -            26             25
Repurchase of common stock             -              -             -               -            (1)            (1)
Preferred stock dividend               -              -           (88)              -             -            (88)
Net loss                               -              -             -           (419)             -           (419)
                               --------------------------------------------------------------------------------------
Balance, March 31, 1995                1             29         5,602         (3,893)           (19)         1,720
Issuance of preferred stock            1              -           808               -             -            809
Issuance of common stock               -              1            50               -             -             51
Retirement of treasury stock           -              -           (17)              -            17              -
Preferred stock dividends              -              -          (117)              -             -           (117)
Net income                             -              -             -             242             -            242
                               --------------------------------------------------------------------------------------
Balance, March 31, 1996                2             30         6,326         (3,651)            (2)         2,705
                               --------------------------------------------------------------------------------------

Three Months Ended June 30,
1996  (unaudited)

Issuance of common stock               -             57         6,913              -              -          6,970

Preferred stock dividends              -              -           (47)             -              -            (47)

Net income                                                                        53                            53

                               --------------------------------------------------------------------------------------
Balance June 30, 1996                 $2            $87       $13,192        $(3,598)           $(2)        $9,681
  (unaudited)                  --------------------------------------------------------------------------------------
                               --------------------------------------------------------------------------------------


                 See notes to consolidated financial statements.

                             WESTAMERICA CORPORATION

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Dollars in Thousands)

                                                                                                       Three months ended
                                                                    Year ended March 31,                    June 30,
                                                            1994           1995           1996         1995          1996
                                                        -----------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)                                          $(724)         $(419)       $   242          $(176)        $  53
Adjustments to reconcile net income (loss) to net
   cash provided by (used in) operating activities:
      Depreciation, depletion and amortization               212            153            160             21            33
      (Gain) loss on sales of assets                          21            (23)            59              -          (101)
      Increase in receivables                                (85)          (212)          (235)           (62)         (111)
      Decrease (increase) in other assets                    495            (71)             9             (1)            5
      Increase in accounts payable, drilling and well
         completion advances and accrued expenses             49            546            268              6           (99)
      Other                                                   (3)            13              -             50           (49)
                                                        -----------------------------------------------------------------------
Net cash provided by (used in) operating activities          (35)           (13)           503           (162)         (269)
CASH FLOWS FROM INVESTING ACTIVITIES
WestAmerica Investment Company cash acquired
   through issuance of stock                                 233              -              -              -             -
Purchases of marketable securities                          (174)          (604)           (68)             -           (39)
Proceeds from sales of marketable securities                   -            760             13              -             -
Expenditures for property and equipment                     (106)          (369)          (946)           (50)         (321)
Proceeds from sales of property and equipment                 22             45            119             73           120
Other                                                         (3)             -              -              -             -
                                                        -----------------------------------------------------------------------
Net cash used in investing activities                        (28)          (168)          (882)            23          (240)
CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of bank borrowings                                 (85)            (2)           (21)           (18)          (13)
Proceeds from bank borrowings                                  -              -            108              -            85
Decrease in notes payable to stockholder                     (36)            (4)             -             (5)            -
Proceeds from preferred stock offering                       854             87            860              -             -
Dividends paid                                                (8)           (88)          (117)           (22)          (47)
                                                        -----------------------------------------------------------------------
Net cash provided by (used in) financing activities          725             (7)           830            (45)           25
                                                        -----------------------------------------------------------------------
Net increase (decrease) in cash and cash equivalents         662           (188)           451           (184)         (484)
Cash and cash equivalents, beginning of year                 100            762            574            574         1,025
                                                        -----------------------------------------------------------------------
Cash and cash equivalents, end of year                      $ 762         $ 574         $1,025          $ 390         $ 541
                                                        -----------------------------------------------------------------------
                                                        -----------------------------------------------------------------------


                 See notes to consolidated financial statements.

                             WESTAMERICA CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BASIS OF PRESENTATION AND ACCOUNTING CHANGE

The consolidated financial statements include the accounts of WestAmerica Corporation (the "Company"), its wholly owned subsidiaries and its general partner interests in oil and gas producing partnerships.

The Company owns 100% of WestAmerica Investment Group, Inc., which owns 100% of the outstanding stock of WestAmerica Investment Company ("WIC"), an investment brokerage business headquartered in Scottsdale, Arizona. The consolidated financial statements for the year ended March 31, 1995 include WIC's results of operations and cash flows for its year ended December 31, 1994. Effective April 1, 1995, the Company changed the year end of WIC to March 31, the Company's year end. WIC's net loss for the three months ended March 31, 1995 of $94,279 is included in the statement of operations for the year ended March 31, 1996 as the cumulative effect of an accounting change. If the accounting change had been applied effective April 1, 1994, the consolidated net loss for the fiscal year ended March 31, 1995 would have been $492,000.

All significant intercompany transactions and balances have been eliminated.

     MANAGEMENT ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.

     INVENTORIES

Inventories consist of oil field supplies and are carried at the lower of average cost or market.

     OIL AND GAS PROPERTIES

The Company follows the successful efforts method of accounting for oil and gas producing activities. Under this method, proved property acquisition costs, costs of productive exploratory wells and all development costs (including lease acquisition, tangible and intangible costs) are capitalized. The costs of drilling exploratory wells are initially capitalized as wells in progress and are expensed if the wells are determined to be nonproductive. Upon the sale of property, the cost of the property and accumulated depreciation, depletion and amortization are removed from the accounts and any gain or loss is recognized. Depreciation, depletion and amortization of oil and gas properties is computed on a property-by-property basis using the unit-of-production method based upon estimated proved oil and gas reserve quantities determined by a petroleum engineer. Valuation allowances are provided if the net capitalized costs of oil and gas properties exceed their estimated realizable values based on the undiscounted future net revenues.

     LAND, BUILDINGS AND EQUIPMENT

Land, buildings and equipment are stated at cost. Depreciation of buildings and non-oil and gas producing equipment is determined using the straight-line and accelerated methods over their estimated useful lives.

     INTANGIBLE ASSETS

Intangible assets, consisting primarily of goodwill, are amortized using the straight-line method over 30 years.

     REVENUE RECOGNITION FOR DRILLING AND RECOMPLETION CONTRACTS

Revenues from fixed-price drilling contracts are recognized on the percentage of completion method commencing when progress reaches a point where experience is sufficient to reasonably estimate final results. Percentage-of-completion is measured by the percentage of costs incurred to date to estimated total costs for each contract. The Company sells gas producing properties subject to the obligation to recomplete the wells located thereon. Revenue is recognized when the wells have been successfully recompleted and are ready to produce.

     COMMISSION INCOME

Commission income is reported on a settlement date basis.

     INCOME TAXES

Income taxes are accounted for in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Deferred income taxes are provided for differences between the basis of assets and liabilities for financial statement and income tax purposes. These differences result primarily from the capitalization of intangible drilling costs only for financial statement purposes, and differences between depreciation, depletion and amortization recorded in the financial statements and in the tax return.
The Company will recognize the benefits of net operating loss and investment tax credit carryforwards in the year the tax benefits are realized unless realization is determined to be probable in an earlier year.

     STATEMENT OF CASH FLOWS

For the purposes of the statement of cash flows, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Amounts paid for interest were $52,000, $51,000 and $59,000 for the years ended March 31, 1994, 1995 and 1996, respectively.

During 1996, the Company exchanged a vehicle with a stockholder for a reduction, equal to the cost of the vehicle, in the Company's note payable to the stockholder. In addition, oil and gas property additions of $96,700 were financed through a note payable to the stockholder.

In January 1994, the Company sold oil and gas properties with a book value of $90,000 for $17,750 in cash and a note receivable of $118,816. The Company also accepted a note receivable for $47,000 in exchange for the obligation to provide consulting services to the buyer over the next three years, recorded in deferred income.

     EARNINGS (LOSS) PER COMMON SHARE

Net income (loss) per common share is computed based on the weighted average number of common and common equivalent shares outstanding. Net income (loss) is adjusted by the aggregate amount of dividends paid on the Company's preferred stock. The effects of warrants and convertible preferred stock would be antidilutive and therefore are not considered in the computations.

     ACCOUNTING STANDARDS RECENTLY ISSUED BY THE FINANCIAL ACCOUNTING STANDARDS BOARD

Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," is effective for the Company's fiscal year ending March 31, 1997. It requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.
Management has not determined the effect of SFAS No. 121 had it been adopted at March 31, 1996.

     INTERIM FINANCIAL INFORMATION (UNAUDITED)


The accompanying unaudited interim financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. In the opinion of management, all adjustments (consisting of normal, recurring adjustments) necessary for a fair presentation have been included. Results for interim periods are not necessarily indicative of the results to be expected for a full year.

NOTE 2 - NOTES PAYABLE

Notes payable consist of the following (dollars in thousands):


                                                                            1995           1996
                                                                         -------------------------
Floating rate (10.5% at March 31, 1996) bank note payable in monthly installments of $3,785 including interest, due March 1997, collateralized by the Company's real estate and 341,466 shares
   of the Company's common stock owned by the Company's president           $381           $376
Bank note payable in installments of $2,129, including interest
   at 10%, due April 1, 2000, collateralized by  equipment                     -             83
Other                                                                         18             27
                                                                         -------------------------
                                                                             399            486
Less amount due in one year                                                   13            398
                                                                         -------------------------
Notes payable - noncurrent                                                  $386           $ 88
                                                                         -------------------------
                                                                         -------------------------

Notes payable - stockholder consist of the following (dollars in thousands):


                                                                            1995         1996
                                                                         -------------------------
Note due January 2, 1998 requiring monthly payments of
   $4,465 including interest at 9%, collateralized by
   equipment                                                                $  -           $ 97
Note bearing interest at 10% without stated repayment
   terms, classified as noncurrent                                            99             94
                                                                         -------------------------
                                                                              99            191
Less amount due in one year                                                    -             45
                                                                         -------------------------
Notes payable  to stockholder - noncurrent                                  $ 99           $146
                                                                         -------------------------
                                                                         -------------------------

Annual maturities are (in thousands):  1997 - $443; 1998 - $179; 1999 - $25;
2000 - $30.

NOTE 3 - INCOME TAXES

At March 31, 1996, tax net operating loss carryforwards of approximately $3,000,000 expiring in 2002 through 2011, percentage depletion carryforwards of approximately $670,000 and approximately $83,000 of investment tax credit carryforward are available to reduce income taxes in future years. Approximately $755,000 of the net operating loss carryforward is subject to separate return limitation rules.

For financial reporting purposes, net operating losses not utilized to reverse previously provided deferred taxes are approximately $4,025,000. The percentage depletion and investment tax credit carryforwards available for income tax purposes will also reduce the financial tax provision when they are realized.

Any deferred tax asset resulting form these tax carryforwards would be eliminated by a valuation allowance since realization does not meet the "more probable than not" criteria of Statement of Financial Accounting Standards No. 109.

NOTE 4 - CONCENTRATIONS OF CREDIT RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash equivalents and accounts receivable. Uninsured, interest bearing cash deposits with a brokerage firm are $626,332 at March 31, 1996. Approximately $243,000 of accounts receivable result from WIC customers' securities transactions. WIC closely monitors the credit worthiness of its customers. For the year ended March 31, 1996, WIC's bad debt expenses were less than 2% of brokerage operating expenses.

NOTE 5 - STOCKHOLDERS' EQUITY

During 1996, the Company issued 97.7 Stock Units and 93.7 Partnership Units in a private placement. Each stock unit consists of 1,000 shares of $.90 cumulative non-convertible Series B Preferred Stock and 1,000 Series A Conditional Common Stock Purchase Warrants. Each Partnership Unit is comprised of a general partner interest in WestAmerica Production Partnership. Proceeds of the Stock Units were $824,882, net of commissions and offering expenses. Proceeds of the Partnership Units were $87,141, net of expenses.

The Series B preferred shares have a liquidation preference of $9 per share and are redeemable at the option of the Company, commencing December 1, 1996, in whole or in part, initially at a redemption price of $10 per share and thereafter at prices declining to $9 per share, on or after December 1, 2006.

The Common Stock Purchase Warrants entitle the holder, conditioned upon compliance with applicable securities laws at the time of exercise, to purchase common shares for $3 per share, subject to adjustment in certain circumstances, through December 31, 1998.

The Series A convertible preferred shares have a liquidation preference of $10 per share and are convertible at any time, unless previously redeemed, into common shares of the Company at the rate of 5.6 common shares for each convertible preferred share. The Series A preferred shares are redeemable at the option of the Company, at any time, in whole or in part, initially at a redemption price of $11 per share and thereafter at prices declining to $10 per share, on or after January 1, 2004.

Dividends on the shares of Series A and Series B preferred stock are cumulative and payable quarterly at an annual rate of $.90 per share.

NOTE 6 - NET CAPITAL REQUIREMENT

Pursuant to the net capital provisions of Rule 15c3-1 of the Securities and Exchange Act of 1934, WIC is required to maintain a minimum net capital as defined under such provisions, in the amount of $100,000 at March 31, 1996. WIC was in compliance with such requirements at March 31, 1996.

NOTE 7 - OIL AND GAS PARTNERSHIPS

During 1995, Oklahoma Resources General Partnership (the Partnership) was formed with Oklahoma Resources Corporation (ORC), a wholly owned subsidiary of WestAmerica, as the Managing General Partner. Under the Partnership agreement, the Managing General Partner bears the cost of all leasehold and equipment while the Additional General Partners bear the intangible development costs. ORC contributed leasehold and equipment costing approximately $180,000 to the Partnership in exchange for its 50% Partnership interest. Additional General Partners contributed $407,500 for their 50% Partnership interests and loaned the Partnership $407,500. The notes bear interest at 10.25% per annum, are repayable in quarterly installments over three years, and are guaranteed by the Managing General Partner. ORC will be reimbursed for administrative costs and overhead expenses directly related to management and operations of the Partnership, up to 3% of total gross revenue of the Partnership.

The Partnership has entered into a drilling contract with WestAmerica to drill 26 wells for the Partnership for $769,000. In 1995 and 1996, WestAmerica recorded drilling contract revenue of $192,000 and $509,000 and drilling costs of $118,000 and $298,000 respectively, exclusive of indirect costs.

During 1996, most of the Partnership's gas wells were shut-in awaiting pipeline connection, and the Partnership had insufficient cash flow to make the additional General Partner loan payments. The Company advanced the Partnership approximately $121,000, included in accounts receivable - related parties, to meet the additional General Partner loan obligations. The advances are recoupable from future Partnership cash flow.

The objective of the WestAmerica Production Partnership (see Note 5) is to invest in producing natural gas properties, production from which qualifies for federal income tax credits for the production of coal seam gas pursuant to
Section 29.

NOTE 8 - SECTION 29 INCOME TAX CREDIT PROGRAM

During 1996, the Company began a program of leasing properties upon which existing non-producing wells are located, the gas production from which is "coal seam gas" qualifying for tax credits under Section 29 of the Internal Revenue Code. The Company sells the working interests in these properties for cash and the right to retain a portion of the proceeds from the gas produced from the property. The Company is obligated to recomplete the wells into the coal seam. After recompletion and testing to determine the production capability of the well, the Company records the revenue on the property sale, net of well recompletion costs. In 1996, the Company recorded $754,000 of revenue from the sales of Section 29 tax credit properties. In addition, the current liability for prepaid drilling and well completion contracts includes $242,000 of proceeds from such sales for which the recompletion obligations had not been met as of March 31, 1996.

NOTE 9 - BUSINESS COMBINATION

On April 1, 1993, the Company owned 25.8% of the outstanding common stock of WestAmerica Investment Group, Inc. (WIG). In June and September 1993, the Company entered into separate stock exchange agreements with certain shareholders of WIG. The Company issued 598,763 shares of its stock in exchange for common shares of WIG, thereby increasing the Company's ownership of WIG to 96%. The Company accounted for this transaction using the purchase method. The purchases were recorded based on the trading price of Company stock during the time of the transactions, $1.125 per share, an aggregate of $673,608. The excess of the purchase price over the value of the net assets acquired was approximately $420,000 and is being amortized over 30 years using the straight-line method. The Company purchased the remaining 4% interest for $10,000 in April 1994.

WIC's operations for the three months ended December 31, 1993 and the year ended December 31, 1994 have been included in the accompanying consolidated financial statements. The Company's equity in WIC's net loss for WIC's year ended December 31, 1993 is $105,000, as compared to WIC's actual net loss of $46,000, due to accounting for the acquisition on a step-by-step basis.

Results of operations for the year ended March 31, 1994 as though the acquisition had taken place at the beginning of the year are as follows (in thousands, except per share amounts):


                                                                       Pro           Pro
                                          As                          forma         forma
                                       Reported        WIC          Adjustments    Balance
                                   ----------------------------------------------------------
 Revenue                                $ 951         $1,660          $   -        $2,611
 Income (loss) from continuing
   operations                            (442)            97            (46)         (391)
 Net loss                                (724)            97            (46)         (673)
 Net loss per share                      (.27)           .03           (.01)         (.25)


The pro forma adjustments relate to eliminating the equity method of accounting and recording amortization of goodwill related to the acquisition.

NOTE 10 - DISCONTINUED OPERATIONS

In December, 1993, the Company assigned all trademarks, trade names, copyrights and inventories of Impulse Gifts and Accessories, Inc. a wholly owned subsidiary, (Impulse), to an unrelated party. The Company received $108,000 cash proceeds and a royalty of 3.5% of sales revenue derived from the sale of Impulse products for a five year period. In fiscal 1995, the carrying value of Impulse's remaining net assets was further reduced by $101,000 to estimated realizable value.

Loss per share information is as follows:
                                             1994                 1995
                                        ----------------------------------
     Loss from operations of Impulse        $(.08)               $   -
     Loss from disposal of Impulse          $(.03)               $(.03)

NOTE 11 - COMMITMENTS

At March 31, 1996 the Company was committed for office leases requiring minimum annual rentals as follows:

Years ending March 31,
- ----------------------

       1997                                              $199,000
       1998                                               192,000
       1999                                                80,000
                                                  -----------------
                                                         $471,000
                                                  -----------------
                                                  -----------------

NOTE 12 - BUSINESS SEGMENT INFORMATION

The Company operates primarily in the oil and gas producing and investment brokerage businesses in the United States. The oil and gas producing segment information below includes drilling, recompletion and service income and expenses, related general and administrative expenses, and identifiable assets not included in Note 13 - Oil and Gas Information. As discussed in Note 9, the Company increased its ownership of WIC from 25.8% to 96% in two separate transactions during the year ended March 31, 1994. Prior to acquiring control, the Company accounted for its investment in WIC using the equity method of accounting. The Business Segment Information for the investment brokerage segment for 1994 includes only the three months ended December 31, 1993. Revenue, operating income, identifiable assets, capital expenditures, and depreciation and amortization pertaining to the Company's two business segments are presented below (dollars in thousands):

                                                   Year ended March 31,
                                            1994           1995          1996
                                         ---------------------------------------
 Revenue:
    Investment brokerage segment           $   449        $ 2,208       $ 3,358
    Oil and gas producing segment              502            538         1,514
                                         ---------------------------------------

                                           $   951        $ 2,746       $ 4,872
                                         ---------------------------------------
 Operating income (loss):
    Investment brokerage segment           $  (105)       $   (34)      $   (45)
    Oil and gas producing segment             (337)          (284)          381
                                         ---------------------------------------
                                           $  (442)       $  (318)      $   336
                                         ---------------------------------------
                                         ---------------------------------------

 Capital expenditures:
    Investment brokerage segment           $     -        $    17       $    11
    Oil and gas producing segment              106            352           935
                                         ---------------------------------------

                                           $   106        $   369       $   946
                                         ---------------------------------------
                                         ---------------------------------------

 Depreciation and amortization:
    Investment brokerage segment           $     7        $    14       $    14
    Oil and gas producing segment              204            139           146
                                         ---------------------------------------
                                           $   211        $   153       $   160
                                         ---------------------------------------
                                         ---------------------------------------
 Identifiable assets:
    Investment brokerage segment                          $   865       $ 1,039
    Oil and gas producing segment                           2,223         3,473
                                                         -----------------------
                                                          $ 3,088       $ 4,512
                                                         -----------------------
                                                         -----------------------

NOTE 13 - OIL AND GAS INFORMATION

Capitalized costs relating to oil and gas producing activities are as follows (dollars in thousands):

                                                         March 31,
                                            1994          1995         1996
                                           -------------------------------------

 Proved oil and gas properties              $2,927         $3,146        $3,821
 Less accumulated depreciation,
   depletion and amortization                2,282          2,276         2,189
                                           -------------------------------------
 Net capitalized costs                      $  645         $  870        $1,632
                                           -------------------------------------
                                           -------------------------------------

Costs incurred in oil and gas producing activities are as follows (dollars in thousands):

                                                    Year ended March 31,
                                            1994          1995         1996
                                           -------------------------------------

 Exploration and development costs            $105           $188          $935
 Property acquisition costs                    $ -           $150           $ -

Results of operations for oil and gas producing activities are as follows (dollars in thousands):


                                                    Year ended March 31,
                                            1994          1995         1996
                                           -------------------------------------

 Oil and gas sales                            $ 327          $ 204        $ 192

 Lease operating costs                         (116)          (127)        (212)

 Production taxes                               (18)           (13)          (9)

 Depreciation, depletion, and
    amortization                               (154)           (73)         (80)
                                           -------------------------------------

 Results of operations for oil and
    gas producing activities
    (excluding overhead and
    financing costs)                          $  39            $(9)       $(109)
                                           -------------------------------------
                                           -------------------------------------

NOTE 14 - OIL AND GAS RESERVES INFORMATION (UNAUDITED)

Following are the Company's estimates of proved oil and gas reserves. All reserves are located in the United States and were estimated in accordance with guidelines established by the Securities and Exchange Commission which requires that reserve estimates be prepared under existing economic and operating conditions with no provision for price and cost escalations except by contractual arrangements.

Company management emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of producing oil and gas properties. Accordingly, the estimates are expected to change as additional information becomes available in the future.

The following table sets forth the Company's proved oil and gas reserves at March 31, 1995 and 1996 together with the changes therein:


                                    Changes in Proved Reserves (Unaudited)


                                               1994                  1995                  1996
                                      ----------------------------------------------------------------
                                         Oil        Gas        Oil        Gas        Oil        Gas
                                        (Bbl)      (Mcf)      (Bbl)      (Mcf)      (Bbl)      (Mcf)
                                      ----------------------------------------------------------------
                                                               (In Thousands)

 Proved reserves, beginning of year       105        537         96        274         93      1,594
 Revisions of previous estimates            3         20          5        (29)       (24)       (48)
 Extensions and discoveries                 -          -          -      1,044          -      5,100
 Purchases of minerals in place             -          -          -        378          -          -
 Production                               (12)       (55)        (8)       (73)        (7)       (75)
 Sales of minerals in place                 -       (228)         -          -          -        (20)
                                      ----------------------------------------------------------------

 Proved reserves, end of year              96        274         93      1,594         62      6,551
                                      ----------------------------------------------------------------
                                      ----------------------------------------------------------------

 Proved developed reserves:
   Beginning of year                      105        537         96        274         93        617
   End of year                             96        274         93        617         62      6,551



             Standardized Measure of Discounted Future Net Cash Flows
                     Relating to Proved Reserves (Unaudited)

                                                  1994            1995            1996
                                              ---------------------------------------------
                                                              (In Thousands)

 Future cash inflows                                $ 1,719        $ 3,420        $11,229
 Future production and development costs             (1,050)        (1,962)        (3,858)
 Future income tax expense                                -              -              -
                                              ---------------------------------------------

 Future net cash flows                                  669          1,458          7,371
 Annual discount (10%) for
   estimated timing of cash flows                      (217)          (530)        (3,139)
                                              ---------------------------------------------

 Standardized measure of discounted
   future net cash flows                            $  (452)       $   928        $ 4,232
                                              ---------------------------------------------
                                              ---------------------------------------------


            Changes in Standardized Measure of Discounted Future Net Cash
                       Flows from Proved Reserves (Unaudited)


                                                           Year ended March 31,
                                                  1994            1995            1996
                                              ---------------------------------------------
                                                              (In Thousands)
 Sales of oil and gas produced,
    net of production costs                           $(152)         $ (51)       $   (55)
 Net changes in price and
    production costs                                   (111)            57            297
 Revisions of quantity estimates                         25              4            (84)
 Extensions and discoveries                               -            413          3,163
 Net changes from purchases and
    sales of minerals in place                         (123)            39             (2)
 Accretion of discount                                   75             45             93
 Other                                                  (11)           (31)          (108)
                                              ---------------------------------------------

 Changes in standardized measure                       (297)           476          3,304
 Standardized measure, beginning
    of period                                           749            452            928
                                              ---------------------------------------------

 Standardized measure, end of
    period                                            $ 452           $928         $4,232
                                              ---------------------------------------------
                                              ---------------------------------------------


The standardized measure of discounted future net cash flows from proved reserves is computed by applying year-end prices of oil and gas (with consideration of price changes only to the extent provided by contractual arrangements) to the estimated future production of proved oil and gas reserves. Estimated future expenditures to be incurred in producing the reserves are based on year-end costs. Estimated future income tax expenses to be incurred on pretax net cash flows less tax basis of the properties and available carryforwards and credits are based on end of period statutory tax rates. The estimated future net cash flows are discounted at ten percent a year to reflect estimated timing of future cash flows.

NOTE 15 - SUBSEQUENT EVENTS

On May 24, 1996, the Company issued 5,680,514 common shares (approximately 65% of the outstanding common shares) in exchange for 606,061 common shares of Casmyn Corp. ("Casmyn"). The shares issued are restricted from trading and are subject to a repurchase agreement whereby the Company may, until May 24, 1997, repurchase the common shares it issued by returning the Casmyn shares. The Company and Casmyn have also executed a proxy agreement whereby the Company's president may vote the shares owned by Casmyn.

The Company's investment in Casmyn, representing approximately seven percent of Casmyn's outstanding common stock, is valued at approximately $6,970,000, representing $1.23 per share of the Company's common stock. This value reflects a discount from the recent average trading price of the Company's common stock due to the restricted nature of the shares issued in the transaction.

In 1996, the Company invested an immaterial amount for a 51% interest in a newly formed corporation which is the general partner in a limited partnership it formed to construct restaurant facilities. The Company has invested $77,000 as a limited partner in the partnership. On May 26, 1996, the Company guaranteed $1,268,000 of limited partnership indebtedness, which is also secured by partnership property appraised at $1,800,000.

                                   AUDITORS' REPORT



To the Directors of
Auromar Development Corporation
(A development stage company)



We have audited the balance sheets of Auromar Development Corporation (a development stage company) as at March 31, 1996 and 1995, and the statements of operations and deficit and cash flow for the years then ended and cumulative from inception to March 31, 1996. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Corporation as at March 31, 1996 and 1995 and the results of its operations and its cash flow for the years then ended and cumulative from inception to March 31, 1996 in accordance with generally accepted accounting principles applied on a consistent basis.

The financial statements for the year ended March 31, 1994 were audited by another auditor who expressed an opinion without reservation on those statements in his report dated July 27, 1994.



DELOITTE & TOUCHE
Chartered Accountants


Vancouver, British Columbia
June 28, 1996

                       COMMENTS BY AUDITORS FOR U.S. READERS ON
                            CANADA-U.S. REPORTING CONFLICT




To the Directors of
Auromar Development Corporation
(A development stage company)


In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when the auditor concludes that there is substantial doubt about the entity's ability to continue as a going concern, such as described in Note 1 of the financial statements. Our report to the directors dated June 28, 1996 is expressed in accordance with Canadian reporting standards, which do not permit a reference to such an uncertainty in the auditors' report when the uncertainty is adequately disclosed in the financial statements.



DELOITTE & TOUCHE
Chartered Accountants


Vancouver, British Columbia
June 28, 1996

                            AUROMAR DEVELOPMENT CORPORATION
                             (A development stage company)
                                    BALANCE SHEETS
                                    as at March 31

                                                                                                JUNE 30, 1996
                                                      NOTES    MARCH 31, 1995   MARCH 31, 1996   (UNAUDITED)
- --------------------------------------------------------------------------------------------------------------
CURRENT ASSETS
  Cash                                                         $    89,654     $     8,163      $     27,968
  Accounts receivable                                                3,204           2,623             2,524
  Prepaid expenses                                                   1,055               -                 -
- --------------------------------------------------------------------------------------------------------------
                                                                    93,913          10,786            30,492
- --------------------------------------------------------------------------------------------------------------
Mineral properties (Schedule)                           3        3,543,977       5,814,535         5,814,535
Petroleum and natural gas properties                    4                1               1                 1
- --------------------------------------------------------------------------------------------------------------
                                                                 3,543,978       5,814,536         5,814,536
- --------------------------------------------------------------------------------------------------------------
Equipment                                               5            3,245           2,203             1,989
- --------------------------------------------------------------------------------------------------------------

                                                               $ 3,641,136     $ 5,827,525      $  5,847,017
- --------------------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------------------
CURRENT LIABILITIES
  Accounts payable                                                $219,259        $239,145      $    195,647
- --------------------------------------------------------------------------------------------------------------
SHAREHOLDERS' EQUITY
  Share capital                                         6
   Authorized
    100,000,000 common shares without par value
   Issued and fully paid
    6,441,104 common shares
     (March 31, 1996-6,419,104
      March 31, 1995-5,694,104)                                  5,281,364       7,556,114         7,631,216
Deficit accumulated during the development stage                (1,859,487)     (1,967,734)       (1,979,846)
- --------------------------------------------------------------------------------------------------------------
                                                                 3,421,877       5,588,380         5,651,370
- --------------------------------------------------------------------------------------------------------------
                                                               $ 3,641,136     $ 5,827,525      $  5,847,017
- --------------------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------------------
Continuing operations                                   1
Subsequent events                                       9

                           AUROMAR DEVELOPMENT CORPORATION
                            (A development stage company)
                         STATEMENTS OF OPERATIONS AND DEFICIT


                                                                                         INCORPORATION  THREE MONTHS ENDED JUNE 30,
                                                                                         TO MARCH 31,            (UNAUDITED)
                                                 1994        1995            1996             1996        1995               1996
- -----------------------------------------------------------------------------------------------------------------------------------


Revenue
 Interest and other income                   $    3,365  $    5,448      $    1,540     $   27,272        $      871    $        93
- -----------------------------------------------------------------------------------------------------------------------------------


Expenses
 Accounting and legal                            30,343      29,713          41,205        230,090             8,257            556
 Administrative and office                       29,808      48,667          46,507        175,732            13,299          2,038
 Depreciation                                       185         855           1,042          2,678               185            214
 Exchange (gains) losses                        (10,079)      9,451          (8,260)         1,625                23            740
 Financial costs                                 22,413           -           5,443         68,563                 -              -
 Management and consulting                       31,743      32,000          30,000        387,905            10,443          7,500
 Oil and gas expenses                                 -           -               -         12,437                 -              -
 Transfer agency and filing fees                 15,411       6,767           4,572         77,387               841            320
 Travel and promotion                           242,621      70,388         (10,722)       335,270             5,551            837
 Write-down of receivables                        1,019           -               -         38,402                 -              -
 Write-down of mineral property interests        24,867      21,408               -        664,917                 -              -
- -----------------------------------------------------------------------------------------------------------------------------------

                                                388,331     219,249         109,787      1,995,006            38,599         12,205
- -----------------------------------------------------------------------------------------------------------------------------------

NET LOSS FOR THE PERIOD                        (384,966)   (213,801)       (108,247)    (1,967,734)          (37,728)       (12,112)

DEFICIT ACCUMULATED DURING THE
 DEVELOPMENT STAGE,
 BEGINNING OF PERIOD                         (1,260,720) (1,645,686)     (1,859,487)             -        (1,859,487)    (1,967,734)
- ------------------------------------------------------------------------------------------------------------------------------------


DEFICIT ACCUMULATED DURING THE
 DEVELOPMENT STAGE,
 END OF PERIOD                             $ (1,645,686) $(1,859,487)  $ (1,967,734)  $ (1,967,734)      $(1,897,215)   $(1,979,846)
- ------------------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------------------

Loss per share                             $      (0.11) $    (0.04)   $      (0.02)                      $    (0.01)   $          -


- ------------------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------------------

Weighted average number of shares             3,538,717   5,656,812       6,025,354                        5,802,437       6,426,437
- ------------------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------------------



                           AUROMAR DEVELOPMENT CORPORATION
                            (A development stage company)
                               STATEMENTS OF CASH FLOW



                                                                                       INCORPORATION    THREE MONTHS ENDED JUNE 30,
                                                                                       TO MARCH 31,             (UNAUDITED)
- -----------------------------------------------------------------------------------------------------------------------------------
                                                  1994          1995          1996           1996             1995            1996
- -----------------------------------------------------------------------------------------------------------------------------------
NET INFLOW (OUTFLOW) OF CASH RELATED
 TO THE  FOLLOWING ACVITITIES:

OPERATING
 Net loss for the period                       $ (384,966)  $ (213,801)   $ (108,247)   (1,967,734)     $   (37,728)   $   (12,112)
 Items not involving cash
 Mineral property interests written-down           24,867       21,408             -       664,917                -              -
 Depreciation                                         185          855         1,042         2,678              185            214
 Gain on sale of investments                            -            -             -        (1,384)               -              -
- -----------------------------------------------------------------------------------------------------------------------------------

                                                 (359,914)    (191,538)     (107,205)   (1,301,523)         (37,543)       (11,898)
 Changes in non-cash operating
  working capital
   Accounts receivable                           (163,246)     168,270           581        (2,623)          (2,406)            99
   Prepaid expenses                                     -       (1,055)        1,055             -              301              -
   Accounts payable                              (175,499)     196,042        19,886       239,145           20,730        (43,498)
   Loans Payable                                 (227,225)           -             -             -                -              -
- -----------------------------------------------------------------------------------------------------------------------------------

                                                 (925,884)     171,719       (85,683)   (1,065,001)         (18,918)       (55,297)
- -----------------------------------------------------------------------------------------------------------------------------------


FINANCING
 Issuance of shares for mineral property        2,400,000            -     2,200,000     4,932,010                -              -
   acquisitions
 Issuance of shares for cash                    1,436,027      109,097        74,750     2,104,232           74,750         75,102
 Sales of mineral property interests                    -            -             -       197,220                -              -
 Issuance of shares for other non-cash items      446,545            -             -       519,872                -              -
- -----------------------------------------------------------------------------------------------------------------------------------

                                                4,282,572      109,097     2,274,750     7,753,334           74,750         75,102
- -----------------------------------------------------------------------------------------------------------------------------------


INVESTING
 Mineral property acquisitions                 (2,513,638)     (72,522)   (2,188,536)   (4,935,565)               -              -
 Equipment purchases                               (3,708)        (577)            -        (4,881)               -              -
 Investment in shares                                   -            -             -      (173,130)               -              -
 Deferred exploration costs                      (543,452)    (414,365)      (82,022)   (1,566,594)        (107,199)             -
- -----------------------------------------------------------------------------------------------------------------------------------

                                               (3,060,798)    (487,464)   (2,270,558)   (6,680,170)        (107,199)             -
- -----------------------------------------------------------------------------------------------------------------------------------

INCREASE (DECREASE) IN CASH                       295,890     (206,648)      (81,491)        8,163          (51,367)        19,805

CASH AT BEGINNING OF PERIOD                           412      296,302        89,654             -           89,654          8,163
- -----------------------------------------------------------------------------------------------------------------------------------

CASH AT END OF PERIOD                          $  296,302   $   89,654    $    8,163   $     8,163      $    38,287    $    27,968
- -----------------------------------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------------------------------

                           AUROMAR DEVELOPMENT CORPORATION
                            (A development stage company)
                          NOTES TO THE FINANCIAL STATEMENTS
                             for the years ended March 31


1.  GOING CONCERN

    The Corporation is a development stage company at March 31, 1996 since it is in the exploration stage on all of its mineral properties and has not, as yet, achieved commercial production on any of its properties.

    These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern which assume that the Corporation will realize its assets and discharge its liabilities in the normal course of business. Realization values may be substantially different from the carrying values as shown in these financial statements should the Corporation be unable to continue as a going concern.

    The Corporation's ability to meet its obligations and maintain its operations is contingent upon successful completion of additional financing arrangements currently being considered, the continuing support of its creditors and or the completion of a business combination with a company which would assist in obtaining necessary financing.

    The Corporation's emergence from the development stage and the recoverability of the amounts shown for mineral and petroleum and natural gas properties and deferred exploration costs is dependent upon the quantity of economically recoverable reserves, on the ability of the Corporation to obtain financing to complete exploration and development of the properties, on the timing of legislative or regulatory developments relating to environmental protection, and on future profitable operations or proceeds from the disposition thereof.


2.  SIGNIFICANT ACCOUNTING POLICIES

    a)  Mineral properties and deferred exploration costs

        The Corporation is in the process of exploring and developing its mineral properties. Accordingly, property acquisition costs and exploration and development costs are deferred until the property to which they relate is placed into production, sold or abandoned. These deferred costs will be amortized on the unit of production method following commencement of production or written off if the property is sold, abandoned or there is an impairment in value. Proceeds received on options for mining properties are credited against the exploration and development costs of the related mining properties.

        Exploration costs incurred during the search for new ore bodies are deferred and will be charged to future operations on a unit-of-production basis following commencement of production. If the property is abandoned or there is an impairment in value, the exploration costs will be charged to the current year's operations.

    b)  Petroleum and natural gas properties

        The Corporation follows the full-cost method of accounting which provides that all costs incurred in connection with the exploration for and the acquisition and development of petroleum and natural gas properties, including non-productive costs, be capitalized.

        Such costs are accumulated in centres established on a country-by-country basis and depleted using the unit of production method based upon the estimated proven oil and gas reserves in each cost centre as determined by independent engineers, or charged to income if exploration in any

                           AUROMAR DEVELOPMENT CORPORATION
                            (A development stage company)
                          NOTES TO THE FINANCIAL STATEMENTS
                             for the years ended March 31



2.  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

        cost centre is determined to be unsuccessful. Proceeds on disposal of petroleum and gas properties are ordinarily deducted from costs with no recognition of gains or losses.

    c)  Capital assets

        Capital assets are recorded at cost and are depreciated using the straight-line method, at an annual rate of 20%.

    d)  Translation of foreign currencies

        Amounts stated in foreign currencies are translated into Canadian dollars as follows:

        i) monetary assets and liabilities are translated at the exchange rate in effect at the balance sheet date; and,

        ii) non-monetary items, revenue and expenses at the rate in effect on the date of the transaction.

        The net effect of the foreign currency translation is included in the statement of operations and deficit.

    e)  Interim financial information

        The accompanying unaudited interim financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. In the opinion of management, all adjustments (consisting of normal, recurring adjustments) necessary for a fair presentation have been included. Results for interim periods are not necessarily indicative of the results to be expected for a full year.


3.  MINERAL PROPERTIES AND DEFERRED EXPLORATION COSTS



                                     1995                                           1996
                   ---------------------------------------------------------------------------------------------

                     Land and lease       Deferred                  Land and lease     Deferred
                        payments        exploration      Total         payments      exploration       Total
                   ---------------------------------------------- ----------------------------------------------
Schweizer-Reneke,
South Africa        $   2,586,160      $  957,817    $ 3,543,977  $   4,774,696       $ 1,039,839   $ 5,814,535
                   ---------------------------------------------- ----------------------------------------------
                   ---------------------------------------------- ----------------------------------------------




    In an agreement between the Corporation and Diamond Fontein International Limited ("DFI"), the Corporation acquired an option to purchase a 50% working interest in the mineral rights of eight exploration properties, totalling approximately 150 square kilometres in the Schweizer-Reneke area of South Africa. DFI currently holds the option on these mineral rights.

    To acquire the 50% interest in any of the eight properties from DFI, the Corporation, after an initial payment of U.S.$35,000 which was paid, must:

    a)  allot and issue 150,000 shares per property, as follows:

        i) 50,000 shares on the date of approval of the agreement by the Vancouver Stock Exchange and subject to completion of airborne geophysical survey work, which were issued:

                           AUROMAR DEVELOPMENT CORPORATION
                            (A development stage company)
                          NOTES TO THE FINANCIAL STATEMENTS
                             for the years ended March 31



3.  MINERAL PROPERTIES AND DEFERRED EXPLORATION COSTS (CONTINUED)

         i) 50,000 shares on completion of a drilling program of not less than an additional U.S.$75,000 per property, the results of which indicate further work is warranted, which were issued; and

         ii) 50,000 shares per property on acceptance of a qualified feasibility report from a qualified South African mining engineer recommending that the property be placed into commercial production.


    b) To effect exploration work of U.S.$100,000 per property to be undertaken by June 1996; and

    c) pay one-half of the underlying property owner option fees for each property which are approximately U.S.$50,000 per year.

    Upon completion of the above, the parties shall form a 50-50 joint venture with Casmyn Corp. Casmyn Corp. will be the operator of the joint venture.


4.  PETROLEUM AND NATURAL GAS PROPERTIES


                                                            1995           1996
                                                       -------------------------
    Petroleum and natural gas properties                 $     1        $     1
                                                       -------------------------
                                                       -------------------------


    The Corporation has interests in two petroleum properties. At this time, it is not known if or when production will occur on these properties. Accordingly, the properties have been written down to a nominal carrying value.


5.  EQUIPMENT



                                                     1995                                  1996
                               --------------------------------------------------------------------------------
                                                Accumulated      Net book              Accumulated     Net book
                                     Cost       depreciation      value       Cost     depreciation     value
                               --------------------------------------------------------------------------------

    Furniture, fixtures and
     office equipment             $   4,285     $    1,040       $ 3,245  $   4,285    $   2,082      $   2,203
                               --------------------------------------------------------------------------------
                               --------------------------------------------------------------------------------



                           AUROMAR DEVELOPMENT CORPORATION
                            (A development stage company)
                          NOTES TO THE FINANCIAL STATEMENTS
                             for the years ended March 31

6.  SHARE CAPITAL

    Details of capital stock transactions from inception, August 20, 1987 to March 31, 1996 are as follows:

                                                   Number of
                                                   shares              Amount
                                                --------------    --------------

    Issued on incorporation                       1,150,001      $    107,501
                                                --------------    --------------

    Balance, March 31, 1987 and 1988              1,150,001           107,501
                                                --------------    --------------
    Issued for
      Public offering for cash                      555,000           166,500
      Property purchase (Butler Gulch)               50,000            30,000
      Exercise of stock options                     180,000            63,000
                                                --------------    --------------
    Balance, March 31, 1989                       1,935,001           367,001
    Issued for
      Property purchase                             449,200           269,520
                                                --------------    --------------
    Balance, March 31, 1990                       2,384,201           636,521
    Issued for
      Cash                                          552,000           102,800
      Debt                                          140,526            36,160
      Petroleum and natural gas property            100,000            15,000
    Shares returned to treasury                     (99,200)          (59,520)
                                                --------------    --------------
    Balance, March 31, 1991                       3,077,527           730,961
    Issued for
      Cash                                          362,500            64,290
      Debt                                          348,242            52,235
      Petroleum and natural gas properties          230,000            77,800
    Shares returned to treasury                    (198,500)          (60,310)
                                                --------------    --------------
    Balance, March 31, 1992 Pre-Consolidation     3,819,769           864,976
    Balance, March 31, 1992 Post-Consolidation
       (3.5:1)                                    1,091,363
    Issued for
      Bonuses on loans                               98,874            24,719
                                                --------------    --------------
    Balance, March 31, 1993                       1,190,237           889,695
    Issued for
      Debt settlement                             1,016,897           406,758
      Private placements, net of costs of
         $61,400                                  1,771,978           935,629
      Options for cash                               25,000           125,000
      Warrants for cash                           1,178,250           375,398
      Mineral property options                      400,000         2,400,000
      Finders fee on private placements              12,992            39,787
                                                --------------    --------------
    Balance, March 31, 1994                       5,595,354         5,172,267
      Warrants for cash                              98,750           109,097
                                                --------------    --------------

    Balance, March 31, 1995                       5,694,104         5,281,364
      Warrants for cash                             325,000            74,750
      Mineral property options                      400,000         2,200,000
                                                --------------    --------------
    Balance, March 31, 1996                       6,419,104      $  7,556,114
                                                --------------    --------------
                                                --------------    --------------

                         AUROMAR DEVELOPMENT CORPORATION
                          (A development stage company)
                        NOTES TO THE FINANCIAL STATEMENTS
                          for the years ended March 31



6.   SHARE CAPITAL (CONTINUED)

     At March 31, 1995, incentive share purchase options were outstanding to certain of the Corporation's employees and directors to purchase 345,000 common shares at a price of $5.00 per share, expiring on November 26, 1995. These incentive share purchase options were cancelled subsequent to March 31, 1995 and on April 4, 1995, incentive share purchase options were granted to certain of the Corporation's employees and directors to purchase 605,000 common shares at a price of U.S.$2.50 per share for a two year period terminating April 4, 1997.


7.   OTHER INFORMATION

     On March 12, 1996, the Corporation held an extraordinary general meeting pursuant to a Plan of Arrangement under the Company Act of British Columbia. The proposed merger with Casmyn Corp. ("Casmyn"), a Colorado corporation, calls for the allotment and issue of one Casmyn share in exchange for 2.6 shares of the Corporation. The merger was approved by the shareholders of the Corporation at the extraordinary general meeting. The merged company will consolidate 100% of the property interest of the Corporation located in the Schweizer-Reneke region of South Africa with that of Casmyn. At year end, the Merger was pending approval of the Supreme Court of British Columbia.

8.   RELATED PARTY TRANSACTIONS

     The Corporation paid $11,393 (1995 - $89,997; 1994 - $232,423) to DFI for project management, geologic, geophysical and vehicle lease fees. DFI is a private company. A director and officer of Casmyn Corp. Indirectly holds 25% of the shares of DFI. At March 31, 1996, the Corporation had a payable of $146,353 (1995 - $155,539; 1994 - receivable of $170,729) to DFI.

     The Corporation has a payable of $2,258 (1995 - $2,324; 1994 - $8,516) to
     Casmyn USA, Inc., a subsidiary of Casmyn Corp.


9.   SUBSEQUENT EVENTS

     On June 19, 1996, 22,000 incentives share purchase options were exercised at U.S.$2.50 each to acquire 22,000 common shares of the Corporation.

                         AUROMAR DEVELOPMENT CORPORATION
                          (A development stage company)
                        NOTES TO THE FINANCIAL STATEMENTS
                          for the years ended March 31


10. THE EFFECT OF APPLYING ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES

     These financial statements have been prepared in accordance with accounting principles in Canada which, except as set out below, conform, in respect of these statements, in all material respects with those in the United States.

     (a) US GAAP requires non-cash investing and financing activities to be excluded from the Statements of Cash Flow, whereas Canadian GAAP requires these activities to be included. The effect on the Corporation's Statements of Cash Flow is that "Mineral property acquisitions" and "Issue of shares for mineral property acquisitions" would be reduced by $2,200,000 in 1996, $Nil in 1995, and $2,400,000 in 1994 representing the valuation of mineral properties acquired by the issuance of Common Shares. In addition, "Investment in shares" and "Sales of mineral property interests" would be reduced by $173,130 representing shares acquired by the sale of mineral property interests. The revised amounts under US GAAP are as follows:



                                                                                                    INCORPORATION
                                                                                                     TO MARCH 31,
                                                   1994               1995               1996             1996
                                        ---------------------------------------------------------------------------
Mineral property acquisitions                  $  (113,638)        $ (72,522)          $11,464      $  (335,565)
                                        ---------------------------------------------------------------------------
                                        ---------------------------------------------------------------------------
Issue of shares for mineral
property acquisitions                          $       -           $     -             $     -      $   332,010
                                        ---------------------------------------------------------------------------
                                        ---------------------------------------------------------------------------
Sales of mineral property interests            $       -           $     -             $     -      $    24,090
                                        ---------------------------------------------------------------------------
                                        ---------------------------------------------------------------------------
Investment in shares                           $       -           $     -             $     -      $         -
                                        ---------------------------------------------------------------------------
                                        ---------------------------------------------------------------------------




     (b) The Corporation has formulated a policy to adopt the recommendations of Statement of Accounting Standards No. 121, Accounting for the Impairment of Long Lived Assets and Long Lived Assets to be Disposed of. The Corporation reviews the appropriateness of the carrying value of assets on a periodical basis.

                                AUDITOR'S REPORT



To the Shareholders
Auromar Development Corporation

I have audited the balance sheet of Auromar Development Corporation as at March 31, 1994 and the statements of operations and deficit and changes in financial position for the year then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In my opinion, these financial statements present fairly, in all material respects, the financial position of the company as at March 31, 1994 and the results of its operations and the changes in its financial position for the year then ended in accordance with generally accepted accounting principles. As required by the British Columbia Company Act, I report that, in my opinion, these principles have been applied, on a basis consistent with that of the preceding year.





                                        /S/ DENNIS N. WONG
VANCOUVER,  B.C.                        CHARTERED ACCOUNTANT
July 27, 1994

                         AUROMAR DEVELOPMENT CORPORATION
                                  BALANCE SHEET
                                 MARCH 31, 1994

                                     Assets
                                     ------


                                      Note

Current
  Cash                                                            $     296,302
  Accounts receivable                   7                               171,474
                                                                  -------------
                                                                        467,776
Interest in and Expenditures on
  Resource Properties, at cost     2, 3, 4 & 6
Mineral properties                                                    2,513,638
Deferred exploration costs                                              543,452
Petroleum and natural gas properties                                     21,409
                                                                  -------------
                                                                      3,078,499
                                                                  -------------
Capital                               2 & 5                               3,523
                                                                  -------------
                                                                  $   3,549,798
                                                                  -------------
                                   Liabilities
                                   -----------


Current
  Accounts payable                      7                         $      23,217
                                                                  -------------

                              Shareholders' Equity
                              --------------------

Share Capital                       2, 6 & 7
  Authorized:
    100,000,000 common shares
    without par value
  Issued and fully paid:
  5,595,354 common shares                                             5,172,267

Deficit                                                              (1,645,686)
                                                                  -------------
                                                                      3,526,581
                                                                  -------------
                                                                  $   3,549,798
                                                                  -------------
                                                                  -------------
Continuing operations (Note 1)

Approved on behalf of the Board:



_________________________ DIRECTOR


_________________________ DIRECTOR

                         AUROMAR DEVELOPMENT CORPORATION
                      STATEMENTS OF OPERATIONS AND DEFICIT
                        FOR THE YEAR ENDED MARCH 31, 1994




REVENUE
   Interest                                                       $       3,365
                                                                  -------------
EXPENSES
   Travel and entertainment                                             172,995
   Promotion                                                             69,626
   Management fees and administration                                    31,743
   Professional fees                                                     30,343
   Mineral properties and deferred exploration costs written-off         24,867
   Financing costs                                                       22,413
   Office and miscellaneous                                              16,400
   Filing and transfer agency fees                                       15,411
   Telephone                                                             13,408
   Depreciation                                                             185
   Exchange loss (gain)                                                 (10,079)
                                                                  -------------
                                                                        387,312
                                                                  -------------

LOSS BEFORE OTHER ITEM                                                 (383,947)

OTHER ITEM
   Write-down of receivable                                              (1,019)
                                                                  -------------
NET LOSS FOR THE YEAR                                                  (384,966)

DEFICIT, BEGINNING OF YEAR                                           (1,260,720)
                                                                  -------------
DEFICIT, END OF YEAR                                              $  (1,645,686)
                                                                  -------------
                                                                  -------------

                         AUROMAR DEVELOPMENT CORPORATION
                   STATEMENTS OF CHANGES IN FINANCIAL POSITION
                        FOR THE YEAR ENDED MARCH 31, 1994




OPERATING ACTIVITIES
   Net loss for the year                                          $    (384,966)
   Add:  Items not involving cash
      Mineral properties and deferred exploration costs
       written-off                                                       24,867
      Amortization                                                          185
                                                                  -------------
                                                                       (359,914)

   Changes in non-cash operating working capital
      Accounts receivable                                              (163,246)
      Accounts payable                                                 (175,499)
      Loans payable                                                    (227,225)
                                                                  -------------
                                                                       (925,884)

FINANCING ACTIVITIES
   Issuance of shares                                                 4,282,572
                                                                  -------------
INVESTING ACTIVITIES
   Mineral exploration and development costs                         (3,057,090)
   Purchase of capital assets                                            (3,708)
                                                                  -------------
                                                                     (3,060,798)
                                                                  -------------

INCREASE (DECREASE) IN CASH                                             295,890

CASH AT BEGINNING OF YEAR                                                   412
                                                                  -------------
CASH AT END OF YEAR                                               $     296,302
                                                                  -------------
                                                                  -------------

                         AUROMAR DEVELOPMENT CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED MARCH 31, 1994 AND 1993

1.   CONTINUING OPERATIONS

     The Company is in the exploration stage on all of its mineral and petroleum and natural gas properties and has not, as yet, achieved commercial production on any of its properties.

     The recoverability of the amounts shown for mineral and petroleum and natural gas properties and deferred exploration costs is dependent upon the quantity of economically recoverable reserves, on the ability of the Company to obtain financing to complete exploration and development of the properties, on the timing of legislative or regulatory developments relating to environmental protection, and on future profitable operations or proceeds from the disposition thereof.


2.   SIGNIFICANT ACCOUNTING POLICIES

     (a)  Mineral properties and deferred exploration costs:

          The Company is in the process of exploring and developing its mineral properties. Accordingly, property acquisition costs and exploration and development costs are deferred until the property to which they relate is placed into production, sold or abandoned. These deferred costs will be amortized on the unit of production method following commencement of production or written off if the property is sold, abandoned or there is an impairment in value. Proceeds received on options for mining properties are credited against the exploration and development costs of the related mining properties.

          Exploration costs incurred during the search for new ore bodies are deferred and will be charged to future operations on a unit-of-production basis following commencement of production. If the property is abandoned or there is an impairment in value, the exploration costs will be charged to the current year's operations.

     (b)  Petroleum and natural gas properties:

          The company follows the full-cost method of accounting which provides that all costs incurred in connection with the exploration for and the acquisition and development of petroleum and natural gas properties, including non-productive costs, be capitalized.

          Such costs are accumulated in centres established on a country-by-country basis and depleted using the unit of production method based upon the estimated proven oil and gas reserves in each cost centre as determined by independent engineers, or charged to income if exploration in any costs centre is determined to be unsuccessful. Proceeds on disposal of petroleum and gas properties are ordinarily deducted from costs with no recognition of gains or losses.

     (c)  Capital assets:

          Capital assets are recorded at cost and are depreciated using the straight line method, at the following annual rate:

               Furniture, fixtures and office equipment      20%.

     (d)  Translation of foreign currencies:

          Amounts stated in United States dollars are translated into Canadian dollars as follows: - monetary assets and liabilities are translated at the exchange rate in effect at the balance sheet date and non-monetary items, revenue and expenses at the rate in effect on the date of the transaction. The net effect of the foreign currency translation is included in the statement of operations and deficit.

     (e)  Share capital:

     Shares issued for other than cash consideration are valued at the quoted price on the Vancouver Stock Exchange on the date the shares were issued. Debt settlement values are reached with the approval of the Vancouver Stock Exchange.


3.   MINERAL PROPERTIES AND DEFERRED EXPLORATION COSTS

                                          Land and Lease   Deferred
                                             Payments     Exploration   Total
                                          --------------------------------------
          Schweizer-Reneke, South Africa    $2,513,638     $543,452   $3,057,090
                                            ----------     --------   ----------

     During the year the company abandoned the Adam Claim. The claim cost and related deferred exploration costs have been written off.

     On November 29, 1993 an Amended Interim Agreement amending an agreement dated June 2, 1993 between the Company and Diamond Fontein International Limited ("DFI") whereby the Company acquired a sub-option to purchase a 50% working interest in the mineral rights of eight diamond exploration properties, totalling approximately 150 square kilometers in the Schweizer-Reneke area of South Africa. DFI currently holds the option on 100% of the mineral rights. A director of the Company indirectly holds 25% of the shares of DFI. He was appointed as a director subsequent to the signing of the June 2, 1993 agreement.

     To acquire the 50% interest in any of the eight properties from DFI, the Company, after an initial payment of $25,000 US., which was paid, must:

     (a)  allot and issue 150,000 shares per property, as follows:

          i) 50,000 shares on the date of approval of the agreement by the Vancouver Stock Exchange and subject to completion of airborne geophysical survey work, which were issued;

          ii) 50,000 shares on completion of a drilling program of not less than an additional U.S. $75,000 per property, the results of which indicate further work is warranted and subject to the Vancouver Stock Exchange acceptance of a qualified engineering report respecting the same; and

          iii) 50,000 shares per property on acceptance by the Vancouver Stock Exchange of a qualified feasibility report from a qualified South African mining engineer recommending that the property be placed into commercial production.

     (b) to effect exploration work of $100,000 U.S. per property to be undertaken within 30 months of the date of the Amended Interim Agreement, and

     (c) pay one-half of the underlying property owner option fees for each property.

          Upon completion of a, b, and c, the parties shall form a 50-50 joint venture. The Company will not be the operator of the joint venture.

     Deferred exploration costs incurred during the year were comprised of:

          Engineering and geology                  $ 238,444
          Aeromagnetic surveys                       110,467
          Travel and accommodation                    63,463
          Drilling                                    57,319
          Field costs and other                       33,344
          Land and title work                         30,245
          Administration - DFI                        10,107
                                                   ---------
                                                   $ 543,452
                                                   ---------


4.   PETROLEUM AND NATURAL GAS PROPERTIES


(a)  Rimby Project

     By an agreement dated March 14, 1990 the company purchased a 37.5% working interest, until payout of completing, equipping and tie in costs and 32.5% working interest thereafter in an oil and gas property located in Alberta for consideration of
     100,000 shares                                                   $  50,000

     By an agreement dated February 18, 1991 the company sold
     50% of its interest in the Rimby Project for 100,000 shares
     of the purchaser at a deemed value of $0.45 per share              (45,000)
                                                                      ---------

                                                                          5,000

     Deferred costs                                                         765
                                                                      ---------
                                                                          5,765

     Less sale of Rimby project, December 23, 1991                      (38,000)
                                                                     ----------
                                                                        (32,235)
                                                                     ----------

(b)  Garrington Project

     By an agreement dated March 1, 1990 the company purchase a
     95% portion of the available 10% working interest until
     payout of drilling, completing and equipping costs and 80%
     of the available 10% working interest thereafter in an oil and gas property located in Alberta for the consideration
     of 50,000 shares                                                    40,000

     The company incurred expenditures relating to cost overruns
     and operating expenses                                               4,644
                                                                     ----------
                                                                         44,644
                                                                     ----------

(c)  Wood Daly Field

     By an agreement dated September 24, 1991 the company
     purchased a 10% working interest before pay out of drilling, completing and equipping costs and a 6% working interest
     thereafter in an oil and gas property located in Manitoba for the consideration of 100,000 shares at a deemed price of
     $0.24 per share                                                     24,000

     By an agreement dated November 15, 1991 the company sold
     a 5% working interest in the Wood Daly Field for 30,000
     shares of the purchaser at a deemed price of $0.50 per share       (15,000)
                                                                     ----------

                                                                          9,000
                                                                     ----------
                                                                       $ 21,409
                                                                     ----------

5.   CAPITAL ASSETS

                                                       Accumulated     Net Book
                                           Cost       Depreciation       Value
                                          -------------------------------------
          Furniture, fixtures and
           office equipment               $3,708           $185         $3,523


6.   SHARE CAPITAL

     Share capital is summarized as follows:

                                                                       Number of           Number of
                                                                        Shares              Shares
                                                                        ------              ------
                                                                         Pre-                Post-
                                                                     Consolidation       Consolidation          Amount
                                                                                            (3.5:1)
                                                                     -------------       -------------       ------------
     ISSUED IN PRIOR YEARS
          For cash                                                     2,700,301             771,515            $444,571
          For mineral claims                                             499,200             142,628             299,520
          For debt                                                       488,768             139,648              88,395
          For petroleum and natural gas properties                       131,500              37,572              32,490
          For bonuses on loans                                                 -              98,874              24,719
                                                                       ---------          ----------         -----------
     Balance, March 31, 1993                                           3,819,769           1,190,237             889,695
     ISSUED IN CURRENT YEAR                                            ---------
          Debt settlement                                                                  1,016,897             406,758
          Private placements, net of costs of $61,400                                      1,771,978             935,629
          Options for cash                                                                    25,000             125,000
          Warrants for cash                                                                1,178,250             375,398
          Issued, for mineral property options                                               400,000           2,400,000
          Finders fee on private placements                                                   12,992              39,787
                                                                                          ----------         -----------
     Balance March 31, 1994                                                                5,595,354         $ 5,172,267
                                                                                          ----------         -----------


As at March 31, 1994 214,286 shares are being held in escrow subject to the direction and determination of the Vancouver Stock Exchange.

By Special Resolution passed April 29, 1992, the company consolidated its share capital on a 3.5 to 1 share consolidation resulting in 28,571,428 post-consolidated commons shares authorized and 1,091,363 common shares issued and outstanding. The company then increased its authorized share capital from 28,571,428 to 100,000,000 common shares without par value.

The issued and outstanding shares have been restated where necessary to reflect the share consolidation.

At March 31, 1994 warrants were outstanding enabling the holder to acquire the following number of shares:

                              Price
            Number of         -----
             Shares             $                        Expiry Date
             ------                                      -----------

             375,000          0.20                     June 14, 1994
                              0.23                     June 14, 1995

              48,750          2.00                     July 28, 1994

             108,228          2.30 U.S.                 May 15, 1994
                              3.05 U.S.            November 15, 1994

Subsequent to the year end 31,250 warrants were exercised at $2 each for proceeds to the Company of $62,500.

At March 31, 1994 there were stock options outstanding to certain of the Company's employees and directors to purchase 345,000 common shares at a price of $5.00 per common share, expiring on November 26, 1995.


7.   RELATED PARTY TRANSACTIONS

     (a) The Company paid $232,423 to Diamond Fontein International Limited for project management, geologic, geophysical and vehicle lease fees. The Company also paid $44,940 towards the eight sub-options on the Schweizer-Reneke property. The Company also issued 400,000 common shares to DFI relating to the Schweizer-Reneke diamond exploration property. DFI is a private company. A director of the Company indirectly holds 25% of the shares of DFI. At March 31, 1994 the Company had a receivable of $170,729.

     (b) The Company paid $4,500 to Norshah Enterprises ("Norshah"), a private company controlled by an officer and director, in return for administrative services. At year end, there was no liability to Norshah, but the previous year end liability of $10,700 was paid in a debt settlement of 22,500 common shares at $0.40 each during the year.

     (c) The Company paid $9,000 (1993 - $3,000) to Bristol Management Ltd. ("Bristol"), a private company controlled by a former officer and director, in return for administrative services rendered while an officer and director. At year end, there was no liability to Bristol, but the previous year end liability of $15,127 was paid in a debt settlement of 34,067 common shares at $0.40 each during the year.

     (d) The Company had a payable of $8,516 to Casmyn USA, Inc., a private company controlled by a former officer and director of the Company, for travel expenses incurred on behalf of the Company.

                                       PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    Securities and Exchange Commission Registration Fee. . . $ 11,000
    Accounting Fees and Expenses . . . . . . . . . . . . . . . 55,000
    Legal Fees and Expenses. . . . . . . . . . . . . . . . . . 35,000
    Printing and Engraving Fees and Expenses . . . . . . . . . .5,000
    Fees of Transfer Agent and Registrar . . . . . . . . . . . 10,000
    Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . .9,000

             Total. . . . . . . . . . . . . . . . . . . . . . $125,000*


- ----------------
*Estimated

The Company has agreed to pay all of such fees and expenses on behalf of the Selling Shareholders.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The only statute, charter provision, by law, contract, or other arrangement under which any controlling person, director or officer of the Company is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

(1) Article XIII of the Articles of Incorporation of the Company, filed as
    Exhibit 3(I) to the Registration Statement.

(2) Section 145 of the Delaware General Corporation Law.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the Company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

MAY 24, 1996. On May 24, 1996 the Company acquired 5,680,514 shares of restricted common stock of WestAmerica Corporation ("WestAmerica") for 606,061 shares of its restricted common stock. The transaction results in the Company holding approximately 65% of the outstanding common stock of WestAmerica. The Company has delivered an irrevocable proxy to a director of WestAmerica to vote these restricted shares and, as a result the Company has not obtained voting control of WestAmerica and will account for the transaction as an investment.

APRIL 3, 1996.   On March 29, 1996 the Company, through an offshore securities subscription agreement executed in reliance upon the "safe harbor" afforded by Regulation S as promulgated by the Securities and Exchange Commission, under the Securities Act of 1933, as amended, completed the sale of 750,000 units for net proceeds of $8,809,862 to twelve (12) accredited foreign investors. Each unit consists of one share of the Company's restricted common stock plus one warrant, two warrants plus $13.00 will entitle the holder to purchase one share of the Company's common stock.


SEPTEMBER 29, 1995. On September 29, 1995, the Company, in an exempt private transaction, pursuant to Section 4(2) of the Securities Act of 1933, as amended, sold 714,286 of its restricted Common Stock to Societe Generale for $7.00 per share, or $4,750,000 (net of an investment banking fee of $250,000). The terms of the Agreement also provide for warrants to purchase an additional 357,143 shares of Common Stock at $8.50 per share.

MAY 15, 1995. On March 12, 1995, in an exempt transaction, pursuant to Section 4(2) of the Securities Act of 1933, as amended, the Company sold 190,000 shares of its restricted common stock through Stires O'Donnell & Co., an unrelated third party, in exchange for the total consideration of $1,050,000 U.S.

MAY 12, 1995. On May 1, 1995, the Company, in an exempt private transaction, pursuant to Section 4(2) of the Securities Act of 1933, as amended, issued 25,000 shares of its unregistered restricted Common Stock to Nordic Resources Corp., an unrelated third party, in exchange for investment banking and financial consulting services on behalf of the Company.

MARCH 14, 1995. On January 12, 1995, the Company, in an exempt private transaction, pursuant to Section 4(2) of the Securities Act of 1933, as amended, issued 10,000 shares of its restricted Common Stock to Roth Investor Relations, Inc., an unrelated third party, in exchange for financial and investor relations services.

MARCH 14, 1995. On January 30, 1995, the Company, in an exempt private transaction, pursuant to Section 4(2) of the Securities Act of 1933, as amended, sold 115,000 shares of its restricted Common Stock to Coventry Securities, Ltd., an unrelated third party, in exchange for the total consideration of $575,000 U.S.

DECEMBER 12, 1994.  In an exempt private placement transaction, pursuant to
Section 4(2) of the Securities Act of 1933, as amended, sold 378,055 shares of its restricted Common Stock to Martindale, Inc., and unrelated third party, in exchange for the total consideration of $1,908,000 U.S.


ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(A)   EXHIBITS

3.1 Articles of Incorporation of the Company, as amended (included as an exhibit to the Company's Annual Report on Form 10-K for the year ended September 30, 1994 and incorporated herein by reference)

3.2 Amended and Related By Laws of the Company (included as an exhibit to the Company's Annual Report on Form 10-K for the year ended September 30, 1994 and incorporated herein by reference)

4.1   Specimen stock certificate evidencing the Common Stock



5.1   Opinion and Consent of Jenkens & Gilchrist, P.C.


10.1 Casmyn Corp. 1995 Incentive Stock Option Plan (included as an exhibit to the Company's Annual Report on Form 10-KSB for the year ended September 30, 1995 and incorporated herein by reference)

10.2 Casmyn Corp. 1995 Non-Qualified Stock Option Plan*** (included as an exhibit to the Company's Annual Report on Form 10-KSB for the year ended September 30, 1995 and incorporated herein by reference)

21.1  Subsidiaries of Registrant (see Casmyn Corp. - "Business of the Company")

23.1 Consent of Jenkens & Gilchrist, P.C. (included in their opinion filed as Exhibit 5.1)


23.2  Consent of Deloitte & Touche LLP

23.3 Consent of Deloitte & Touche, Chartered Accountants - Auromar Development Corporation

23.4  Consent of Tullius Taylor Sartain & Sartain - WestAmerica Corporation

23.5 Consent of George Brenner, Certified Public Accountant - WestAmerica Investment Company

23.6 Consent of Dennis N. Wong, Chartered Accountant - Auromar Development Corporation

- -----------------------
*     Filed Herewith
**    To be filed by amendment.
***   Compensatory plan, agreement or arrangement

(b)   FINANCIAL STATEMENT SCHEDULES:

None


ITEM 17.  UNDERTAKINGS

The undersigned the Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

    (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(3) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                      SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on the 3rd day of September, 1996.


                                  CASMYN CORP.

                                  By:     /s/ Amyn S. Dahya
                                      -----------------------------------------
                                          Amyn S. Dahya
                                          President and Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, this amendment to this Registration Statement has been signed below by the following persons and in the capacities indicated on September 6, 1996.




SIGNATURE                              TITLE                                             DATE

     /s/ Amyn S. Dahya                 President, Chief Executive Officer and             9/6/96
                                       Director (Principal Executive Officer)
- --------------------------------
Amyn S. Dahya

     /s/ Hanif S. Dahya                Director                                           9/6/96
                                       (Vice Chairman of the Board)
- --------------------------------
Hanif S. Dahya

     /s/ Douglas C. Washburn           Vice President , Secretary - Treasurer             9/6/96
                                       (Principal Financial Officer)
- --------------------------------
Douglas C. Washburn

     /s/ Dennis E. Welling             Controller                                         9/6/96
                                       (Principal Accounting Officer)
- -------------------------------
Dennis E. Welling

     /s/ Sandro Kunzle                 Director                                           9/6/96

- -------------------------------
Sandro Kunzle

     /s/ Mehdi C. Nimjee               Director                                           9/6/96

- -------------------------------
Mehdi C. Nimjee


     /s/ Vijay J. Fozdar               Director                                           9/6/96

- ------------------------------
Vijay J. Fozdar
